Filed pursuant to Rule 424(b)(3)
SEC File No. 333-175124

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 26, 2011)

Blueknight Energy Partners, L.P.

Up to 11,846,990 Series A Preferred Units

Representing Limited Partner Interests

Issuable Upon Exercise of Rights to Subscribe for such Units

We are distributing, at no charge, to the holders of our common units representing limited partner interests as of 5:00 p.m., New York City time, on September 27, 2011 (the “Record Date”), transferable subscription rights (the “Rights”) to subscribe for Series A Preferred Units representing limited partner interests in our partnership. Our common unitholders will receive 0.5412 Rights for each common unit held of record as of the Record Date. As of the Record Date, we had 21,890,224 common units issued and outstanding. Accordingly, we are distributing Rights exercisable for up to 11,846,990 Series A Preferred Units. We expect the total purchase price for all of the Series A Preferred Units offered in this rights offering to be approximately $77.0 million, assuming full participation. The Series A Preferred Units are convertible in whole or in part into common units at the holder’s election as set forth in this prospectus supplement. In addition, under certain circumstances, we can convert all of the Series A Preferred Units into common units. See “Questions and Answers Related to the Rights Offering.”

Each whole Right entitles the holder (including holders of Rights acquired during the subscription period) to purchase for $6.50 in cash one Series A Preferred Unit, which we refer to as the Basic Subscription Right. In addition, holders of Rights will be entitled, subject to limitations, to subscribe (the “Over-Subscription Right”) for additional Series A Preferred Units that remain unsubscribed as a result of any unexercised Basic Subscription Rights (which we collectively refer to as the “Excess Preferred Units”) at the subscription price of $6.50 per unit.

The Rights will expire if they are not exercised by 5:00 p.m., New York City time, on October 31, 2011 (the “Expiration Date”), unless we extend the offering period. Any Rights not exercised by the Expiration Date will expire worthless without any payment to the holders of those unexercised Rights. There is no minimum subscription amount required for consummation of this rights offering.

You should carefully consider whether to exercise your Rights before the Expiration Date. All exercises of Rights are irrevocable. Our board of directors is making no recommendation regarding your exercise of the Rights. We have agreed to conduct this rights offering pursuant to the terms of a global transaction agreement, which we entered into with certain affiliates of Vitol Holding B.V. and Charlesbank Capital Partners, LLC.

The Series A Preferred Units and the common units issuable upon conversion of the Series A Preferred Units are being offered directly by us without the services of an underwriter or selling agent.

Our common units are traded on the Nasdaq Global Market (“Nasdaq”) under the symbol “BKEP.” We expect that the common units issuable upon the conversion of the Series A Preferred Units will also be listed on Nasdaq under the same symbol. On September 26, 2011, the closing sales price for our common units was $7.00 per unit. The Rights are transferable and have been approved for listing on Nasdaq under the symbol “BKEPR.” The Series A Preferred Units have been approved for listing on Nasdaq under the symbol “BKEPP.”

The exercise of your Rights and investing in our securities involves risks. You should carefully consider the risks that are described in the “Risk Factors” section beginning on page S-20 of this prospectus supplement before exercising your Rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 27, 2011.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement and the documents incorporated by reference herein, which describes the specific terms of this rights offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this rights offering. If the information relating to this offering varies between the prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. The following information should help you understand some of the conventions used in this prospectus supplement:

•

Throughout this prospectus supplement, when we use the terms “we,” “us,” “our partnership,” “Blueknight” or “Blueknight Energy Partners, L.P.,” we are referring either to Blueknight Energy Partners, L.P., the registrant itself, or to Blueknight Energy Partners, L.P. and our subsidiaries collectively, as the context requires.

•

Throughout this prospectus supplement, when we use the term “Vitol,” we are referring collectively to Vitol Holding B.V. and its affiliates (other than our general partner, us and our affiliates), and when we use the term “Charlesbank”, we are referring collectively to Charlesbank Capital Partners, LLC and its affiliates (other than our general partner, us and our affiliates).

•

We are managed by Blueknight Energy Partners G.P., L.L.C., which is our general partner. Our general partner makes all determinations on behalf of our partnership, including determinations related to the conduct of our partnership’s business and operations. As a result, the executive officers of our general partner, under the direction of the board of directors of our general partner, make all decisions on behalf of our partnership with respect to the conduct of our business. We refer to the board of directors of the general partner of our general partner as the “board of directors.”

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WHERE YOU CAN FIND MORE INFORMATION

We incorporate by reference information into this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission (the “SEC”). The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus or any prospectus supplement, and the information we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding any information furnished pursuant to Items 2.02 or 7.01 on any Current Report on Form 8-K) until this rights offering is completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011;

•

our Current Reports on Form 8-K filed with the SEC on January 18, 2011, April 5, 2011, May 6, 2011, May 13, 2011, June 13, 2011, July 13, 2011, August 18, 2011, August 22, 2011, September 14, 2011 and September 27, 2011; and

•

the description of our common units contained in our Registration Statement on Form 8-A/A, filed on September 14, 2011, and any subsequent amendment or report filed for the purpose of updating such descriptions.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Blueknight Energy Partners, L.P.

Two Warren Place

6120 South Yale Avenue, Suite 500

Tulsa, Oklahoma 74136

(918) 237-4000

Additionally, you may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s web site at http://www.sec.gov.

We also make available free of charge on our website at http://www.bkep.com our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement may include “forward-looking statements” as defined by the SEC. All statements, other than statements of historical facts, included in this prospectus supplement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by us based on our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. We do not assume any obligation to update such forward-looking statements following the date of this prospectus. For a complete description of these risks, see our risk factors set forth in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Reports for the quarters ended March 31, 2010 and June 30, 2011, or included in any Annual or Quarterly Report on Form 10-K or Form 10-Q filed after the date of this prospectus supplement, which are incorporated into this prospectus supplement. These factors include but are not limited to:

•	the risks related to this rights offering and related transactions;

•	the negative impact of decreased volumes and revenues on our ability to make distributions to our unitholders;

•	the lawsuits in which we have been named as a party and the fact that we may be named in additional litigation in the future;

•

substantial costs relating to the voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code filed by the predecessor of SemGroup Corporation, which previously controlled our partnership;

•	our ability to obtain funding or obtain funding on acceptable terms due to the deterioration of the credit and capital markets;

•	our debt levels under our credit agreement;

•	our ability to pursue acquisitions and other business opportunities if we borrow funds to make any permitted quarterly distributions;

•	we are not fully insured against all risks incident to our business;

•	our dependence on certain key customers for a portion of our revenues;

•	our dependence on demand for crude oil and/or finished asphalt products in the areas served by our storage facilities and pipelines;

•	our dependence on the production of crude oil from the oil fields served by our pipelines;

•	our dependence on the production of liquid asphalt;

•	some of our pipeline systems are dependent upon their interconnections with other crude oil pipelines to reach end markets;

•	our exposure to costs associated with delays in the construction of new assets;

•	our exposure to the credit risk of our third-party customers in the ordinary course of our gathering activities;

•	our operations are subject to environmental and worker safety laws and regulations that may expose us to significant costs and liabilities; and

•	our business involves many hazards and operational risks, including adverse weather conditions.

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QUESTIONS AND ANSWERS ABOUT THIS RIGHTS OFFERING

The following are examples of what we anticipate may be common questions about this rights offering. The answers are based on selected information from this prospectus supplement and the documents incorporated by reference in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about this rights offering. This prospectus supplement contains more detailed descriptions of the terms and conditions of this rights offering and provides additional information about us and our business, including potential risks related to this rights offering, our Series A Preferred Units and our common units (including the common units issuable upon conversion of the Series A Preferred Units).

Exercising the Rights and investing in our securities involve a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page S-20 of this prospectus supplement and all other information included in, or incorporated by reference into, this prospectus supplement in its entirety before you decide whether to exercise your Rights.

What is the rights offering?

We are distributing to holders of our common units, at no charge, transferable Rights to purchase our Series A Preferred Units. You will receive 0.5412 Rights for each common unit you owned as of 5:00 p.m., New York City time, on September 27, 2011, which is the Record Date for this rights offering.

How much money will we raise as a result of this rights offering?

Assuming all of the Rights are exercised, we estimate that the net proceeds from this rights offering will be approximately $77.0 million, after deducting our expenses related to this offering. We intend to close this rights offering and accept such proceeds of the Basic Subscription Rights and Over-Subscription Rights as we have received as of the Expiration Date, even if such amount is less than the proceeds from the exercise of all of the Rights. See “Risk Factors—The net proceeds we receive from the rights offering may be lower than we currently anticipate.”

What will the proceeds from this rights offering be used for?

The proceeds from this rights offering, after deducting our estimated expenses, will be used as follows: (a) first, to redeem convertible debentures (the “Convertible Debentures”) in the aggregate principal amount of up to $50 million plus accrued interest thereon that we issued to affiliates of Vitol and Charlesbank, (b) second, to repurchase, on a pro rata basis, up to a maximum of $22 million of Series A Preferred Units from Vitol and Charlesbank at a purchase price of $6.50 per unit plus any pro rata distribution for the quarter in which such units are repurchased and (c) thereafter, for general partnership purposes.

What happens if we do not raise sufficient proceeds from the rights offering to redeem the Convertible Debentures?

If not otherwise redeemed, the Convertible Debentures will mature on December 31, 2011 and, on such date, all outstanding principal and any accrued and unpaid interest shall automatically convert into a number of Series A Preferred Units equal to (1) the sum of the outstanding principal and any accrued and unpaid interest being converted, divided by (2) 6.50.

What is the Basic Subscription Right?

Each Basic Subscription Right entitles the holder of a Right the opportunity to purchase one Series A Preferred Unit prior to the expiration of the Right for $6.50 in cash. The Rights are transferable during the course of the subscription period, and we have been advised by Nasdaq that the Rights will be traded on the Nasdaq Global Market under the symbol “BKEPR.”

A holder may exercise any number of his Basic Subscription Rights, or he may choose not to exercise any at all.

For example, if you own 1,000 common units on the Record Date, you will be granted 0.5412 Rights for every common unit you own at that time, representing the Basic Subscription Right to subscribe for up to 541 Series A Preferred Units. Any additional Rights you purchase or sell will increase or decrease your Basic Subscription Rights accordingly. Rights may only be exercised for whole Series A Preferred Units. No fractional Series A Preferred Units will be issued in this offering. If you hold your common units in the name of a broker, dealer, custodian bank, trustee or other nominee who uses the services of The Depository Trust Company (“DTC”), then DTC will distribute 0.5412 Rights to the nominee for every common unit you own at the Record Date.

What is the Over-Subscription Right?

Holders of Rights may also elect, subject to limitations, to subscribe for additional Series A Preferred Units that remain unsubscribed for as a result of any unexercised Basic Subscription Rights. The Over-Subscription Rights will only be fulfilled to the extent that all Basic Subscription Rights are not exercised in full and there are Excess Preferred Units available.

Though there is no limit on the number of Over-Subscription Rights you may exercise, in no event will the total number of Series A Preferred Units issued pursuant to all exercised Over-Subscription Rights exceed the number of Excess Preferred Units. Payments in respect of Over-Subscription Rights are due at the time payment is made for the Basic Subscription Right.

What happens if Rights holders exercise their respective Over-Subscription Rights to purchase additional Series A Preferred Units?

If there are sufficient Excess Preferred Units, all exercises of Over-Subscription Rights will be honored in full. If not, we will allocate any remaining available Series A Preferred Units pro-rata among Rights holders who exercised their respective Over-Subscription Rights, based on the number of Basic Subscription Rights they exercised. American Stock Transfer & Trust Company, LLC, the subscription agent for this rights offering, will make any prorating calculations with respect to each exercise of Over-Subscription Rights in a manner it deems reasonable and, for purposes of each such proration, will not aggregate multiple exercises of Basic Subscription Rights by the same holder. If you exercise your Rights through a broker, dealer, custodian bank or other nominee, that nominee may have different procedures with respect to aggregating exercises of rights; please contact your nominee for more information. The number of Series A Preferred Units allotted to each holder exercising Over-Subscription Rights will be rounded to eliminate fractional units.

Payments for the exercise of Basic Subscription Rights and Over-Subscription Rights will be deposited upon receipt by the subscription agent and held in a segregated account with the subscription agent pending a final determination of the number of Series A Preferred Units to be issued pursuant to the Basic Subscription Rights and Over-Subscription Rights. If the pro-rated number of Series A Preferred Units allocated to you in connection with your Over-Subscription Right is less than your over-subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, promptly after this rights offering has expired and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected. We will deliver certificates representing your Series A Preferred Units or credit your account at your nominee holder with Series A Preferred Units that you purchased pursuant to your Basic Subscription Rights and Over-Subscription Rights promptly after this rights offering has expired and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

What are the Series A Preferred Units?

The Series A Preferred Units are a class of limited partner interest in our partnership. Holders of the Series A Preferred Units are entitled to quarterly distributions of (i) in the case of any quarter or partial quarter during the period ending on October 25, 2011, $0.138125 per unit and (ii) thereafter, $0.17875 per unit, plus any arrearages from prior quarters, before any distributions of operating surplus are paid to the holders of our common units. The Series A Preferred Units have voting rights that are identical to the voting rights of the common units and vote with the common units as a single class, with each Series A Preferred Unit entitled to one vote for each common unit into which such Series A Preferred Unit is convertible. The Series A Preferred Units have class voting rights on any matter, including a merger, consolidation or business combination, that adversely affects, amends or modifies any of the rights, preferences, privileges or terms of the Series A Preferred Units.

The Series A Preferred Units are convertible in whole or in part into common units at the holder’s election. The number of common units into which a Series A Preferred Unit is convertible is equal to (i) $6.50 divided by (ii) the Conversion Price. The Conversion Price is an amount equal to the volume-weighted average trading price per common unit during the 20 consecutive trading days ending on September 28, 2011; provided, that the Conversion Price shall be no greater than $6.50 and no lower than $5.50. In addition, under certain circumstances, we can convert all of the Series A Preferred Units into common units.

For additional information about the Series A Preferred Units, please read “Description of Common Units and Series A Preferred Units,” “Cash Distribution Policy” and “The Partnership Agreement.”

Will the Series A Preferred Units that can be purchased upon exercise of the Rights receive a quarterly distribution relating to the quarter ending September 30, 2011?

No. Vitol and Charlesbank purchased an aggregate of 21,538,462 Sereies A Preferred Units on October 25, 2010. We currently expect that the record date for any distribution on the Series A Preferred Units relating to the quarter ending September 30, 2011 will occur prior to the expiration of this rights offering. Accordingly, if you exercise your Rights, you should not expect to receive a distribution on any Series A Preferred Units purchased by you for the quarter ending September 30, 2011.

Will the Rights and the Series A Preferred Units that I receive upon exercise of my Rights be tradable on the Nasdaq Global Market?

Our common units currently trade on the Nasdaq Global Market under the symbol “BKEP” and we expect that the common units issuable upon conversion of the Series A Preferred Units issued in the rights offering will be eligible for trading on Nasdaq. The Rights are transferable during the course of the subscription period, and we have been advised by Nasdaq that the Rights will be traded on the Nasdaq Global Market under the symbol “BKEPR” beginning on or about October 3, 2011, until 4:00 p.m., New York City time, on October 31, 2011, the scheduled Expiration Date of this rights offering. As a result, you may transfer or sell your Rights if you do not want to purchase any Series A Preferred Units. However, the Rights have no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the Rights. The Series A Preferred Units have been approved for listing on Nasdaq under the symbol “BKEPP.”

May I sell my Series A Preferred Units?

Yes. You may sell your Series A Preferred Units on Nasdaq if the Series A Preferred Units are listed on Nasdaq at the time of sale. You may also be able to sell your Series A Preferred Units in private transactions. We cannot assure you that there will be a market to sell your Series A Preferred Units, or as to the price at which you will be able to sell such units. Since the Series A Preferred Units are perpetual and will not mature, you could be required to hold your Series A Preferred Units indefinitely if your Series A Preferred Units are not converted into common units.

How do I exercise my Basic Subscription Right?

You may exercise your Basic Subscription Rights by properly completing and signing the certificates evidencing your Rights (each a “Rights Certificate”) if you are a record holder of our common units, or by properly completing the subscription documents received from your bank or broker-dealer if your common units are held in street name. Your Rights Certificate, or properly completed subscription documents, as the case may be, together with full payment of the subscription price, must be received by American Stock Transfer & Trust Company, LLC, the subscription agent for this rights offering, by 5:00 p.m., New York City time, on or prior to the expiration of this rights offering, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures described below. In this prospectus supplement, we sometimes refer to American Stock Transfer & Trust Company, LLC as the subscription agent. American Stock Transfer & Trust Company, LLC is also the transfer agent and registrar for our common units and will serve as the transfer agent and register for the Series A Preferred Units.

If you are a record holder and you use the mail, we recommend that you use insured, registered mail, return receipt requested. Whether you are a record holder or hold your common units through a broker, dealer, custodian bank, trustee or other nominee, we will not be obligated to honor your exercise of Rights if the subscription agent receives the documents relating to your exercise after the expiration of this rights offering, regardless of when you transmitted the documents.

How do I exercise my Over-Subscription Right?

In order to properly exercise your Over-Subscription Right, you must: (i) indicate on your Rights Certificate that you submit with respect to the exercise of your Basic Subscription Rights the number of additional Series A Preferred Units you are willing to acquire pursuant to your Over-Subscription Right and (ii) concurrently deliver full payment of the subscription price related to your Over-Subscription Right exercise at the time you make payment for your Basic Subscription Right exercise, or follow the method described below under “The Rights Offering—Guaranteed Delivery Procedures.” All funds received by the subscription agent from the exercise of Over-Subscription Rights that are not fulfilled will be returned to investors, without interest, promptly after this rights offering has expired and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

If you are a record holder and you use the mail, we recommend that you use insured, registered mail, return receipt requested. Whether you are a record holder or hold your common units through a broker, dealer, custodian bank, trustee or other nominee, we will not be obligated to honor your exercise of Rights if the subscription agent receives the documents relating to your exercise after the expiration of this rights offering, regardless of when you transmitted the documents.

Am I required to subscribe in the rights offering?

No. You may exercise or sell any number of your Rights. If you choose not to exercise your Basic Subscription Rights in full, however, the relative percentage of our common units that you own could substantially decrease, and your voting and other rights could be substantially diluted.

How can I transfer or sell my Rights?

If your common units are held of record by a broker, custodian bank or other nominee on your behalf, you may transfer or sell your Rights by contacting your broker, custodian bank or other nominee through which you hold your common units. Please contact your broker, custodian bank or other nominee for specific instructions and deadlines related to the transfer of your Rights.

If you are a record holder of a Rights Certificate, you may transfer or sell your Rights through the subscription agent, in which case you must deliver your properly executed Rights Certificate, with appropriate instructions, to the subscription agent. THE SUBSCRIPTION AGENT WILL ONLY FACILITATE SUBDIVISIONS OR TRANSFERS OF THE PHYSICAL RIGHTS CERTIFICATES UNTIL 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 26, 2011, THREE BUSINESS DAYS PRIOR TO THE SCHEDULED OCTOBER 31, 2011 EXPIRATION DATE. You may also choose to sell your Rights through a broker, custodian bank or other nominee, who may continue to facilitate transfers of the Rights beyond this deadline. If your common units are held of record by a broker, custodian bank or other nominee, please contact your broker, custodian bank, or other nominee for specific instructions and deadlines related to the transfer of your Rights.

When will this rights offering expire?

The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on October 31, 2011 unless the conflicts committee of our board of directors decides to extend the Expiration Date in accordance with the terms of the global transaction agreement or otherwise among us, our general partner and affiliates of Vitol and Charlesbank (the “Global Transaction Agreement”) with the consent of Vitol and Charlesbank. Any Rights not exercised at or before that time will expire without any payment to the holders of those unexercised Rights. See “The Rights Offering—Expiration of the Rights Offering and Extensions and Amendments.” The subscription agent must actually receive all required documents and payments before 5:00 p.m., New York City time, on October 31, 2011 unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures described below.

Will we be requiring a minimum dollar amount of subscriptions to consummate the rights offering?

No. There is no minimum subscription requirement to consummate this rights offering.

Are there risks in exercising my Rights?

Yes. The exercise of your Basic Subscription Rights and Over-Subscription Rights (and the resulting ownership of our Series A Preferred Units) involves a high degree of risk. Exercising your Rights means buying Series A Preferred Units and should be considered as carefully as you would consider any other investment. You should carefully consider the information under the heading “Risk Factors” and all other information included in and incorporated by reference into this prospectus supplement before deciding to exercise your Rights.

Are there risks in not exercising my Rights?

Any Rights that you do not exercise or sell will expire worthless and without payment to you on the Expiration Date. In addition, if you do not fully exercise your Rights, you should expect that you will, at the completion of this offering, own a smaller proportional interest in us than you would have if you fully exercised your Basic Subscription Rights, which could, in certain circumstances, result in gain to you. Please see “Risk Factors—Your interests in us may be diluted as a result of this rights offering” and “Risk Factors—In some circumstances, you may recognize income or gain as a result of the exercise of Rights by other unitholders.”

Can the board of directors extend this rights offering?

Only in certain circumstances. We have agreed to conduct this rights offering pursuant to the terms of the Global Transaction Agreement. Subject to the provisions of the Global Transaction Agreement or otherwise with the consent of Vitol and Charlesbank, the conflicts committee of our board of directors may extend this rights offering at any time prior to the Expiration Date. If the conflicts committee of our board of directors extends this rights offering, we will issue a press release notifying unitholders of the extension of the Expiration Date.

After I exercise my Rights, can I change my mind and cancel my purchase?

No. All exercises of Rights are irrevocable. Once you send in your Rights Certificate (or Notice of Guaranteed Delivery) and payment, you cannot revoke the exercise of either your Basic Subscription Rights or Over-Subscription Rights. You should not exercise your Rights unless you are certain that you wish to purchase Series A Preferred Units at the subscription price.

What should I do if I want to participate in this rights offering but my common units are held in the name of my broker, dealer, custodian bank, trustee or other nominee?

Beneficial owners of our common units whose units are held by a nominee, such as a broker, dealer, custodian bank or trustee, must contact that nominee to exercise their Rights. In that case, the nominee will exercise the Rights on behalf of the beneficial owner and arrange for proper payment.

If you wish to purchase Series A Preferred Units through this rights offering, please promptly contact your broker, dealer, custodian bank, or other nominee that is the record holder of your common units. We will ask your record holder to notify you of this rights offering. You should complete and return to your record holder the appropriate subscription documentation you receive from your record holder.

What should I do if I want to participate in this rights offering, but I am a unitholder with a foreign address?

Rights Certificates will not be mailed to foreign unitholders whose address of record is outside the United States, or is an Army Post Office (APO) address or Fleet Post Office (FPO) address. If you are a foreign unitholder, you will be sent written notice of this offering. The subscription agent will hold your Rights, subject to you making satisfactory arrangements with the subscription agent for the exercise of your Rights, and follow your instructions for the exercise of the Rights if such instructions are received by the subscription agent at or before 11:00 a.m., New York City time, on October 26, 2011, three business days prior to the Expiration Date (or, if this offering is extended, on or before three business days prior to the extended Expiration Date). If no instructions are received by the subscription agent by that time, your Rights will expire worthless without any payment to you in respect of those unexercised Rights.

Will I be charged a fee or a sales commission if I exercise my Rights?

We will not charge any fee or sales commission to Rights holders for exercising their Rights (other than the subscription price). However, if you exercise your Rights and/or sell any underlying Series A Preferred Units through a broker, dealer, custodian bank, trustee or other nominee, you are responsible for any fees charged by your broker, dealer, custodian bank, trustee or other nominee.

Is a recommendation to unitholders regarding this rights offering being made?

No. Neither we, our board of directors, the information agent nor the subscription agent are making any recommendation as to whether or not you should exercise your Rights. Unitholders who exercise Rights risk investment loss on new money invested. We cannot assure you that the market price for our Series A Preferred Units will be above the subscription price or that anyone purchasing Series A Preferred Units at the subscription price will be able to sell those Series A Preferred Units in the future at the same price or a higher price. We urge you to make your decision based on your own assessment of our business and financial condition, our prospects for the future, the terms of this rights offering, and the information in, or incorporated by reference into, this prospectus supplement. Please see Risk Factors” for a discussion of some of the risks involved in investing in our securities, as well as the risks related to dilution of your ownership interest in us if you choose not to exercise your Rights. If you do not exercise or sell your Rights, they will expire worthless and without any payment to you.

What are the material U.S. federal income tax consequences of exercising my Rights?

Tax matters associated with exercising your Rights are complicated. The tax consequences will depend on your own personal tax situation and your subsequent investment decisions and actions. Please read “Risk Factors” for a discussion of certain tax risks related to receiving and exercising your Rights and “Material U.S. Federal Income Tax Considerations” for a discussion of the material U.S. federal income tax consequences of this rights offering. In addition, you are encouraged to consult with your own tax advisors for a full understanding of the federal, state, local and foreign tax consequences of receiving and exercising your Rights.

How many Series A Preferred Units will be outstanding after the completion of this rights offering?

As of September 27, 2011, we had 21,890,224 common units issued and outstanding and 21,538,462 Series A Preferred Units issued and outstanding. The number of Series A Preferred Units that we will issue in this rights offering through the exercise of Rights will depend on the number of such units that are subscribed for in this rights offering but will not exceed approximately 11.8 million. Assuming that the maximum number of Rights are exercised, we anticipate that we will issue approximately 11.8 million Series A Preferred Units in this rights offering, repurchase approximately 3.4 million Series A Preferred Units from Vitol and Charlesbank with a portion of the proceeds from this rights offering and, accordingly have approximately 30.0 million Series A Preferred Units outstanding after consummation of this rights offering and the use of proceeds therefrom.

If I exercise my Rights, how and when will I receive the Series A Preferred Units purchased in this rights offering?

If your common units are held of record by Cede & Co. or by any other depository or nominee through the facilities of DTC on your behalf or on behalf of your broker, dealer, custodian bank, trustee or other nominee, you will have any Series A Preferred Units that you acquire credited to the account of Cede & Co. or the other depository or nominee. With respect to all other unitholders, certificates for all Series A Preferred Units acquired will be mailed to such unitholders. Any such mailing or crediting will occur promptly after this rights offering has expired, payment for the Series A Preferred Units subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

Who is the subscription agent for this rights offering, and to whom should I send my forms and payment?

The subscription agent is American Stock Transfer & Trust Company, LLC. If your common units are held in the name of a broker, dealer, or other nominee, then you should send your applicable subscription documents to your broker, dealer, or other nominee. If you are a record holder, then you should send your applicable subscription documents, by overnight delivery, first class mail or courier service to:

If delivering by hand, mail or overnight courier.

American Stock Transfer & Trust Company

Operations Center

Attention: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

We will pay the fees and expenses of the subscription agent and have agreed to indemnify the subscription agent against certain liabilities that it may incur in connection with this rights offering.

You are solely responsible for timely completing delivery to the subscription agent of your subscription documents, Rights Certificate, and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

What should I do if I have other questions?

If you have any questions or need further information about this rights offering, please call Phoenix Advisory Partners, LLC our information agent for the rights offering, at (212) 493-3910 (for brokerage firms and banks) or toll-free at (877) 478-5038 (for unitholders).

SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement. It may not contain all the information that may be important to you. You should read this entire prospectus supplement carefully, including the section titled “Risk Factors,” as well as the other documents incorporated by reference in this prospectus supplement.

Overview

We are a publicly traded master limited partnership with operations in twenty-three states. We provide integrated terminalling, storage, processing, gathering and transportation services for companies engaged in the production, distribution and marketing of crude oil and asphalt product. We do not take title of the crude oil and asphalt for which we provide services for our customers, and our only inventory consists of pipeline linefill and tank bottoms necessary to operate our assets. We manage our operations through four operating segments: (1) crude oil terminalling and storage services, (2) crude oil pipeline services, (3) crude oil trucking and producer field services, and (4) asphalt services.

Crude Oil Terminalling and Storage Services. With approximately 8.1 million barrels of above-ground crude oil terminalling facilities and storage tanks, we are able to provide our customers the ability to effectively manage their crude oil inventories and significant flexibility in their marketing and operating activities. Our crude oil terminalling and storage assets are located throughout our core operating areas with the majority of our crude oil terminalling and storage strategically located at the Cushing Interchange. Our crude oil terminals and storage assets receive crude oil products from pipelines, including those owned by us, and distribute these products to interstate common carrier pipelines and regional independent refiners, among other third parties. Our crude oil terminals derive most of their revenues from terminalling services fees charged to customers.

Crude Oil Pipeline Services. We own and operate a crude oil gathering and transportation system in the Mid-Continent region of the United States with a combined length of approximately 820 miles and a 330 mile tariff regulated crude oil gathering and transportation pipeline in the Longview, Texas area. In addition, we own and operate the Eagle North Pipeline System in the Mid-Continent region of the United States with a length of approximately 135 miles. The Eagle North Pipeline System was placed in service in December of 2010.

Crude Oil Trucking and Producer Field Services. To complement our pipeline gathering and transportation business, we use our approximately 150 owned or leased tanker trucks, which have an average tank size of approximately 200 barrels. Several of our trucking services operating areas, such as West Texas, are not currently served by our gathering and transportation pipeline systems. In these areas, our trucking operations extend our ability to gather and aggregate crude oil on our systems.

We provide a number of producer field services including gathering condensates by way of bobtail trucks for natural gas companies to hauling produced water to disposal wells, providing hot and cold fresh water, chemical and down hole well treating, wet oil clean up and building and maintaining separation facilities. Our producer service fleet consists of approximately 110 trucks in a number of different sizes.

Asphalt Services. With approximately 7.4 million barrels of total asphalt product and residual fuel oil storage capacity, we are able to provide our customers the ability to effectively manage their asphalt product storage and processing and marketing activities. Our 45 terminals are located in 22 states and as such are well positioned to provide asphalt services in the market areas they serve throughout the continental United States. We serve the asphalt industry by providing our customers access to their market areas through a combination of the leasing of certain of our asphalt facilities and the provision of storage and processing services at other of our asphalt and residual fuel oil facilities. In our asphalt services segment, we generate revenues by charging a fee for the lease of a facility or for services provided as asphalt products are terminalled, stored and/or processed in our facilities. We do not take title to, or marketing responsibility for, the liquid asphalt product that we terminal, store and/or process. As a result, our asphalt operations have minimal direct exposure to changes in commodity prices, but the volumes of liquid asphalt cement we terminal or store are indirectly affected by commodity prices.

Recent Developments

Unitholder Approval of Amendment to Our Partnership Agreement and Related Matters

On September 14, 2011, a majority of our common units who are not affiliated with our general partner approved the following amendments to our partnership agreement:

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reset (1) the minimum quarterly distribution to $0.11 per unit per quarter from $0.3125 per unit per quarter, (2) the first target distribution to $0.1265 per unit per quarter from $0.3594 per unit per quarter, (3) the second target distribution to $0.1375 per unit per quarter from $0.3906 per unit per quarter and (4) the third target distribution to $0.1825 per unit per quarter from $0.4688 per unit per quarter;

•	waive the cumulative common unit arrearage;

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remove provisions in our partnership agreement relating to the subordinated units, including concepts such as a subordination period (and any provisions that expressly apply only during the subordination period) and common unit arrearage, in connection with the transfer to us, and our subsequent cancellation, of all of our outstanding subordinated units;

•	provide that distributions shall not accrue or be paid to the holders of our incentive distribution rights through the quarter ended June 30, 2013;

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provide that during the period beginning on the date of the unitholder meeting and ending on June 30, 2015 (the “Senior Security Restriction Period”), we will not issue any class or series of partnership securities that, with respect to distributions on such partnership securities or distributions upon liquidation of our partnership, ranks senior to the common units during the Senior Security Restriction Period (“Senior Securities”) without the consent of the holders of at least a majority of the outstanding common units (excluding the common units held by our general partner and its affiliates and excluding any Senior Securities that are convertible into common units), subject to certain exceptions;

•	expand our partnership’s rights to convert the Series A Preferred Units into common units; and

•	amend the times that the that the conversion of the Series A Preferred Units shall become effective.

Pursuant to the Global Transaction Agreement, on September 14, 2011, affiliates of Vitol and Charlesbank transferred to us all 21,538,462 of our outstanding subordinated units. In connection with the contribution of the subordinated units and the approval by our common unitholders of the proposals summarized above adopted, we entered into a Fourth Amended and Restated Agreement of Limited Partnership. The Fourth Amended and Restated Agreement of Limited Partnership, among other things, (i) give effect to the proposals summarized above and (ii) cancels our subordinated units.

For more information about these matters, please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2011.

Organizational Structure

The following diagram depicts our ownership structure prior to the rights offering.

The following diagram depicts our ownership structure assuming the exercise in full of the Rights and the redemption of the Convertible Debentures and the repurchase of approximately 3.4 million Series A Preferred Units from Vitol and Charlesbank with the proceeds thereof.

(1)	Assumes that our general partner does not contribute capital to us to maintain its general partner interest in connection with this rights offering and the issuance of Series A Preferred Units in connection therewith.

Principal Executive Offices and Internet Address

Our principal executive offices are located at Two Warren Place, 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136, and our telephone number is (918) 237-4000. Our website is located at http://www.bkep.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus supplement.

THE OFFERING

Issuer	Blueknight Energy Partners, L.P.

Securities Offered	We are distributing, at no charge, to the holders of our common units as of 5:00 p.m., New York City time, on September 27, 2011, the Record Date, 0.5412 transferable Rights to subscribe for Series A Preferred Units. We anticipate that the total purchase price for the securities sold in this rights offering will be approximately $77.0 million assuming full participation. No assurances can be given, however, as to the level of participation in this rights offering.

Basic Subscription Right	Each whole Right entitles the holder (including holders of Rights acquired during the subscription period) to purchase for $6.50 in cash one Series A Preferred Unit.

Basic Subscription Rights may only be exercised for whole Series A Preferred Units; no fractional Series A Preferred Units will be issued in this offering.

Over-Subscription Right	Holders of Rights will be entitled, subject to limitations, to subscribe for additional Series A Preferred Units that remain unsubscribed as a result of any unexercised Basic Subscription Rights at the same subscription price of $6.50 per Series A Preferred Unit.

After all Basic Subscription Rights have been fulfilled, Series A Preferred Units that remain unsubscribed for, if any, will be allocated to fulfill those Over-Subscription Rights that have been exercised. If there are sufficient Excess Preferred Units, all exercises of Over-Subscription Rights will be honored in full. If less than all Basic Subscription Rights are exercised, then Basic Subscription Rights will be fulfilled and any Excess Preferred Units will be allocated on a pro-rata basis to fulfill those Over-Subscription Rights that have been exercised. American Stock Transfer & Trust Company, LLC, the subscription agent for this rights offering, will make any prorating calculations with respect to each exercise of Over-Subscription Rights in a manner it deems reasonable and, for purposes of each such proration, will not aggregate multiple exercises of Basic Subscription Rights by the same holder. If you exercise your Rights through a broker, dealer, custodian bank or other nominee, that nominee may have different procedures with respect to aggregating exercises of rights; please contact your nominee for more information.

If all Basic Subscription Rights are exercised in full, then no Over-Subscription Rights will be fulfilled, and any excess subscription amount received by the subscription agent will be returned, without interest, promptly after the Expiration Date for this rights offering and after all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

Over-Subscription Rights may only be exercised for whole Series A Preferred Units; no fractional Series A Preferred Units will be issued in this offering. The number of remaining Series A Preferred Units each holder exercising Over-Subscription Rights may acquire will be rounded to result in delivery of whole Series A Preferred Units.

Record Date	5:00 p.m., New York City time, on September 27, 2011.

Commencement Date of Subscription Period	October 3, 2011.

Expiration Date of this Rights Offering	5:00 p.m., New York City time, on October 31, 2011, unless extended by us as described. Any Rights not exercised at or before the Expiration Date and time will have no value and expire without any payment to the holders of those unexercised Rights. To exercise Rights, the subscription agent must actually receive all required documents and payments before the designated time on the Expiration Date, provided that if you cannot deliver your Rights Certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.”

Subscription Price	$6.50 per Series A Preferred Unit, payable in immediately available funds. To be effective, any payment related to the exercise of the Right must clear prior to the expiration of this rights offering.

Use of Proceeds	If all of the Rights are exercised in full, we expect that the proceeds from this rights offering, after deducting our estimated expenses, will be approximately $76.8 million. Such proceeds will be used as follows: (a) first, to redeem the Convertible Debentures in the aggregate principal amount of up to $50 million plus accrued interest thereon that we issued to affiliates of Vitol and Charlesbank, (b) second, to repurchase, on a pro rata basis, up to a maximum of $22 million of Series A Preferred Units from Vitol and Charlesbank at a purchase price of $6.50 per unit plus any pro rata distribution for the quarter in which such units are repurchased and (c) thereafter, for general partnership purposes.

Transferability of Rights	The Rights may be transferred or assigned during the subscription period.

If your common units are held of record by a broker, custodian bank or other nominee on your behalf, you may sell your Rights by contacting your broker, custodian bank or other nominee through which you hold your common units.

If you are a record holder of a Rights Certificate, you may transfer your Rights through the subscription agent, in which case you must deliver your properly executed Rights Certificate, with appropriate instructions, to the subscription agent. THE SUBSCRIPTION AGENT WILL ONLY FACILITATE SUBDIVISIONS OR TRANSFERS OF THE PHYSICAL RIGHTS CERTIFICATES UNTIL 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 26, 2011, THREE BUSINESS DAYS PRIOR TO THE SCHEDULED OCTOBER 31, 2011 EXPIRATION DATE. You may also choose to sell your Rights through a broker, custodian bank or other nominee, who may continue to facilitate transfers of the Rights beyond this deadline.

The deadline to sell your Rights is subject to extension if we extend the Expiration Date of this rights offering. We have been advised by Nasdaq that the Rights will be traded on the Nasdaq Global Market under the symbol “BKEPR” beginning on or about October 3, 2011, until 4:00 p.m., New York City time, on October 31, 2011, the scheduled Expiration Date of this rights offering.

Series A Preferred Units	The Series A Preferred Units are a class of limited partner interest in our partnership.

Distributions	Holders of the Series A Preferred Units are entitled to quarterly distributions of (i) in the case of any quarter or partial quarter during the period ending on October 25, 2011, $0.138125 per unit and (ii) thereafter, $0.17875 per unit, plus any arrearages from prior quarters, before any distributions of operating surplus are paid to the holders of our common units.

Voting	The Series A Preferred Units have voting rights that are identical to the voting rights of the common units and vote with the common units as a single class, with each Series A Preferred Unit entitled to one vote for each common unit into which such Series A Preferred Unit is convertible. The Series A Preferred Units have class voting rights on any matter, including a merger, consolidation or business combination, that adversely affects, amends or modifies any of the rights, preferences, privileges or terms of the Series A Preferred Units.

Optional Conversion	The Series A Preferred Units are convertible in whole or in part into common units at the holder’s election. The number of common units into which a Series A Preferred Unit is convertible is equal to (i) $6.50 divided by (ii) the Conversion Price. The Conversion Price is an amount equal to the volume-weighted average trading price per common unit during the 20 consecutive trading days ending on September 28, 2011; provided, that the Conversion Price shall be no greater than $6.50 and no lower than $5.50. The conversion of Series A Preferred Units at the election of the holder of such units will become effective as of the last day of the quarter in which the relevant notice of conversion is delivered by the applicable unitholder.

Mandatory Conversion	The Series A Preferred Units are convertible into common units at the option of our partnership at any time when:

•	a number of Series A Preferred Units equal to 50% or more of the number of Series A Preferred Units issued to Vitol and Charlesbank on October 25, 2010 (minus any Series A Preferred

Units that are repurchased by us from Vitol and Charlesbank in connection with the use of proceeds from this rights offering) and upon conversion of the Convertible Debentures, if applicable, are converted into common units by the holders thereof and there do not exist any accrued but unpaid distributions on such Series A Preferred Units; or

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(i) there do not exist any accrued but unpaid distributions on such Series A Preferred Units, (ii) our securities class action litigation has been finally disposed of, including any appeals with respect thereto and (iii) the distribution on a Series A Preferred Unit on an “as-converted” basis (i.e., the actual distribution on a common unit multiplied by the number of common units that a Series A Preferred Unit is convertible into) is equal to or greater than the distribution on a Series A Preferred Unit for two consecutive quarters; or

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at any time on or after October 25, 2015 if (i) the daily volume-weighted average trading price of the common units is greater than 130% of the Conversion Price for twenty out of the trailing thirty trading days ending two trading days before we furnish notice of conversion and (ii) the average trading volume of common units has exceeded 20,000 common units for twenty out of the trailing thirty trading days ending two trading days before we furnish notice of conversion.

For additional information about the Series A Preferred Units, please read “Description of Common Units and Series A Preferred Units,” “Cash Distribution Policy” and “The Partnership Agreement.”

Distribution for the Quarter Ended September 30, 2011	We currently expect that the record date for any distribution on the Series A Preferred Units relating to the quarter ending September 30, 2011 will occur prior to the expiration of this rights offering. Accordingly, if you exercise your Rights, you should not expect to receive a distribution on any Series A Preferred Units purchased by you for the quarter ending September 30, 2011.

No Recommendation

Our board of directors makes no recommendation to you about whether you should exercise, sell or let expire any of your Rights. You are urged to consult your own financial advisors in order to make an independent investment decision about whether to exercise, sell or let expire any of your Rights. We cannot assure you that the market price for our Series A Preferred Units or common units will be above the subscription price or that anyone purchasing Series A Preferred Units at the subscription price will be able to sell those Series A Preferred Units (or the common units into which they are convertible) in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and this rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities, and the risks related to dilution of your ownership interest in us if you choose not to exercise your Rights. If you do not exercise or sell your Rights, they will expire worthless and without any payment to you.

Minimum Subscription Requirement	There is no minimum subscription requirement. We will consummate this rights offering regardless of the amount raised from the exercise of Basic Subscription Rights and Over-Subscription Rights by the Expiration Date.

Maximum Offering Size	We will not issue more than 11,846,990 Series A Preferred Units this rights offering. This amount represents the aggregate number of Series A Preferred Units that can be purchased pursuant to the Basic Subscription Rights.

No Revocation	If you exercise any of your Basic Subscription Rights or Over-Subscription Rights, you will not be permitted to revoke or change the exercise or request a refund of monies paid. You should not exercise your Rights unless you are sure that you wish to purchase Series A Preferred Units at the subscription price. Once you exercise your Rights, you cannot revoke the exercise of your Rights even if you later learn information that you consider to be unfavorable and even if the market price of our Series A Preferred Units or common units is below the subscription price.

Material U.S. Federal Income Tax Considerations	Tax matters associated with this rights offering are complicated. Your tax consequences will depend on your own personal tax situation and your, and other unitholders’, subsequent investment decisions and actions. You are urged to consult your own tax advisors for a full understanding of the federal, state, local and foreign tax consequences of this rights offering that will be applicable to you.

In general, the distribution of the Rights should not be taxable to you, except to the extent that the fair market value of the Rights received by you exceeds the tax basis of your common units. Similarly, the exercise by you of your Rights should not result in your recognition of any taxable gain or loss.

A portion of our liabilities currently allocable to our existing common unitholders ultimately will be shifted to the holders of new Series A Preferred Units issued upon the exercise of the Rights. To the extent that your share of our liabilities is reduced, including by failure to exercise the Rights, you will be deemed to have received a cash distribution equal to the amount by which your share of our liabilities is reduced, which is referred to as a “reducing debt shift.” If you experience a reducing debt shift, you will be deemed to have received a cash distribution equal to the amount of the reduction. You will recognize gain to the extent your share of the constructive cash distribution exceeds such your tax basis in your common units. Although we have not received an opinion with respect to the shift of nonrecourse liabilities, we do not expect that any constructive cash distribution will exceed an existing unitholder’s tax basis in his common units.

Please read “Material U.S. Federal Income Tax Considerations” for a more complete discussion of the federal income tax consequences of this rights offering.

For a discussion of the tax consequences of holding, converting and disposing of Series A Preferred Units acquired upon exercise of the Rights, please read “Material U.S. Federal Income Tax Considerations—Treatment of Series A Preferred Units Acquired Upon Exercise.”

Extension	We have agreed to conduct this rights offering pursuant to the terms of the Global Transaction Agreement. Subject to the provisions of the Global Transaction Agreement or otherwise with the consent of Vitol and Charlesbank, the conflicts committee of our board of directors may extend this rights offering at any time prior to the Expiration Date. Any extension of this rights offering will be followed by an announcement as promptly as practicable, but in no event later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date.

Procedure for Exercising Subscription Rights	To exercise your Rights, you must take the following steps:

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If you are a registered holder of our common units, the subscription agent must receive your payment for each Series A Preferred Unit subscribed for pursuant to your Basic Subscription Right and Over-Subscription Right at the initial subscription price of $6.50 per unit and properly completed Rights Certificate before 5:00 p.m., New York City time, on October 31, 2011. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

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If you are a beneficial owner of common units that are registered in the name of a broker, dealer, custodian bank, or other nominee, or if you would prefer that an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank, or other nominee to exercise your Rights on your behalf and deliver all documents and payments to the subscription agent before 5:00 p.m., New York City time, on October 31, 2011. If you wish to purchase Series A Preferred Units through this rights offering, please promptly contact any broker, dealer, custodian bank, or other nominee who is the record holder of your common units. We will ask your record holder to notify you of this rights offering. You should complete and return to your record holder the appropriate subscription documentation you receive from your record holder.

•

If you cannot deliver your Rights Certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.”

Foreign Unitholders	We will not mail Rights Certificates to foreign unitholders whose address of record is outside the United States, or is an Army Post Office (APO) address or Fleet Post Office (FPO) address. The subscription agent will hold the Rights Certificates for such holder’s account. To exercise Rights, unitholders with such addresses must notify the subscription agent and timely follow the procedures described in “The Rights Offering—Foreign Unitholders.”

Subscription Agent	American Stock Transfer & Trust Company, LLC.

Information Agent	Phoenix Advisory Partners, LLC. If you have any questions or need further information about this rights offering, please call Phoenix Advisory Partners, LLC at (212) 493-3910 (for brokerage firms and banks) or toll-free at (877) 478-5038 (for unitholders).

Units Outstanding Before this Rights Offering	As of September 27, 2011, we had 21,890,224 common units issued and outstanding, and 21,538,462 Series A Preferred Units issued and outstanding.

Units Outstanding After this Rights Offering	Assuming that the maximum number of Rights are exercised, we anticipate that we will issue approximately 11.8 million Series A Preferred Units in this rights offering, repurchase approximately 3.4 million Series A Preferred Units from Vitol and Charlesbank with a portion of the proceeds from this rights offering and, accordingly have approximately 30.0 million Series A Preferred Units outstanding after consummation of this rights offering. Based upon the maximum number of common units that may be issued pursuant to the conversion of the Series A Preferred Units, we would have approximately 51.9 million common units outstanding immediately after the closing of the rights offering, assuming the full conversion of the Series A Preferred Units at a Conversion Price of $6.50 and excluding any common units issued pursuant to the vesting of restricted units and phantom units under our general partner’s long-term incentive plan.

Trading Symbols	Our common units are quoted on Nasdaq under the symbol “BKEP” and we expect that the common units to be issued to you upon conversion of the Series A Preferred Units will be eligible for trading on Nasdaq.

The Rights are transferable during the subscription period, and we have been advised by Nasdaq that the Rights will be traded on Nasdaq under the symbol “BKEPR” beginning on or about October 3, 2011, until 4:00 p.m., New York City time, on October 31, 2011, the scheduled Expiration Date of this rights offering.

The Series A Preferred Units have been approved for listing on Nasdaq under the symbol “BKEPP”.

Risk Factors	Investing in our securities involves substantial risk. You should carefully consider the risk factors set forth in the section entitled “Risk Factors” and the other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein, prior to making an investment in our securities. See “Risk Factors” beginning on page S-20 of this prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors together with all of the other information included in this prospectus supplement, the accompanying prospectus and the information that we have incorporated herein by reference in evaluating an investment in Blueknight Energy Partners, L.P. If any of the following risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of the Rights, the Series A Preferred Units or our common units could decline, and you could lose all or part of your investment.

We hereby incorporate by reference all of our risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2010 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 or included in any Quarterly Report on Form 10-Q filed after the date of this prospectus supplement.

Risks Related to the Rights Offering

Your interest in our partnership may be diluted as a result of this rights offering.

Unitholders who do not fully exercise their Basic Subscription Rights should expect that they will, at the completion of this offering, own a smaller proportional interest in us than would otherwise be the case had they fully exercised their Basic Subscription Rights.

This rights offering may cause the trading price of our common units to decrease.

The subscription price, together with the number of Series A Preferred Units we propose to issue and ultimately will issue in this rights offering (and the number of common units that we will ultimately issue upon conversion of such Series A Preferred Units), may result in an immediate decrease in the market value of our common units. This reduced price may continue throughout and after the completion of this rights offering. If that occurs, you may have committed to buy Series A Preferred Units in the rights offering at a price greater than the prevailing market price or our common units. Further, if a substantial number of Rights are exercised and the holders of the Series A Preferred Units received upon exercise of those Rights choose to sell some or all of the Series A Preferred Units or elect to convert such Series A Preferred Units into common units and sell such common units, the resulting sales could depress the market price of our common units. Following the exercise of your Rights, you may not be able to sell your Series A Preferred Units (or common units issuable upon conversion of such Series A Preferred Units) at a price equal to or greater than the subscription price.

You may not revoke the exercise of your Rights and could be committed to buying Series A Preferred Units above the prevailing market price of our common units.

Once you exercise your Rights, you may not revoke such exercise even if you later learn information that you consider to be unfavorable to the exercise of your Rights. The market price of our common units may decline prior to the expiration of this offering, or a subscribing Rights holder may not be able to sell Series A Preferred Units purchased in this offering at a price equal to or greater than the subscription price. Until Series A Preferred Units are delivered upon expiration of this rights offering, you will not be able to sell or transfer the Series A Preferred Units that you purchase in this rights offering. Any such delivery will occur promptly after this rights offering has expired, payment for the Series A Preferred Units subscribed for has cleared, and all prorating calculations and reductions contemplated by the terns of this rights offering have been effected.

The net proceeds we receive from the rights offering may be lower than we currently anticipate.

Completion of this offering is not subject to us raising a minimum offering amount. In addition, we do not have any formal commitments from any of our unitholders to exercise their Rights in this rights offering, and we cannot assure you that any of our other unitholders will exercise all or any part of their Basic Subscription Right or their Over-Subscription Right. If our unitholders and third parties that may acquire Rights subscribe for fewer common units than we currently anticipate, the net proceeds we receive from this rights offering could be significantly lower than we currently expect. In the event that we do not raise sufficient proceeds in the rights offering to redeem the Convertible Debentures, then they will convert to a number of Series A Preferred Units equal to (i) the sum of the outstanding principal and any accrued and unpaid interest being converted, divided by (ii) 6.50. Your interest in our partnership may be diluted as a result of the conversion of the Convertible Debentures.

The subscription price determined for this offering is not an indication of the fair value of our Series A Preferred Units and the conversion price of our Series A Preferred Units is not an indication of the fair value of our common units.

We set the subscription price of $6.50 per Series A Preferred Unit and the conversion price of the Series A Preferred Units through negotiations with the Vitol and Charlesbank regarding the terms of the Global Transaction Agreement. The subscription price and conversion price does not necessarily bear any relationship to the book value of our assets, results of operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the subscription price as an indication of the fair value of our Series A Preferred Units or the conversion price of such Series A Preferred Units as an indication of the fair value of our common units. After the date of this prospectus supplement, our Series A Preferred Units and common units may trade at prices above or below the subscription price and conversion price, respectively.

If you do not act on a timely basis and follow subscription instructions, your exercise of Rights may be rejected.

Holders of Rights who desire to purchase Series A Preferred Units in this offering must act on a timely basis to ensure that all required forms and payments arc actually received by the subscription agent prior to 5:00 p.m., New York City time, on the Expiration Date, unless extended, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures as described below. To be effective, any payment related to the exercise of the Right must clear prior to the expiration of this rights offering. If you are a beneficial owner of common units and you wish to exercise your Rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the Rights granted in this offering that you beneficially own prior to 5:00 p.m., New York City time on the Expiration Date, as may be extended, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures as described below. We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on the Expiration Date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not receive all of the Series A Preferred Units for which you subscribe.

Over-Subscription Rights will only be honored if and to the extent that Basic Subscription Rights have not been exercised in full, in which case there will be Excess Preferred Units. Over-Subscription Rights will be allocated pro-rata among Rights holders who so exercised, based on the number of Basic Subscription Rights that each exercised. You may not receive any or all of the amount of Series A Preferred Units for which you exercise Over-Subscription Rights. American Stock Transfer & Trust Company, LLC, the subscription agent for this rights offering, will make any prorating calculations with respect to each exercise of Over-Subscription Rights in a manner it deems reasonable and, for purposes of each such proration, will not aggregate multiple exercises of Basic Subscription Rights by the same holder. If you exercise your Rights through a broker, dealer, custodian bank or other nominee, that nominee may have different procedures with respect to aggregating exercises of rights; please contact your nominee for more information.

If the prorated amount of Series A Preferred Units allocated to you in connection with your Over-Subscription Right is less than your request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, promptly after this rights offering has expired and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected, and we will have no further obligations to you.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase Series A Preferred Units in this rights offering.

Any uncertified check used to pay for Series A Preferred Units to be issued in this rights offering must clear prior to the Expiration Date, and the clearing process may require five or more business days. If you choose to exercise your Rights, in whole or in part, and to pay for Series A Preferred Units by uncertified check and your check has not cleared prior to the Expiration Date, you will not have satisfied the conditions to exercise your Rights and will not receive the Series A Preferred Units you wish to purchase.

No prior market exists for the Rights.

Although we have been advised by Nasdaq that the Rights will be traded on the Nasdaq Global Market, the Rights are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the Rights. No one is obligated to make a market in the Rights. Subject to certain earlier deadlines described under “The Rights Offering—Methods for Transferring and Selling Rights Sales of Rights Through the Subscription Agent,” the Rights are transferable until 4:00 p.m., New York City time, on October 31, 2011, the Expiration Date, at which time they will be no longer transferable. The subscription agent will only facilitate subdivisions or transfers of the physical Rights Certificates until 5:00 p.m., New York City time, on October 26, 2011, three business days prior to the scheduled Expiration Date. If you wish to sell your Rights or the subscription agent tries to sell Rights on your behalf in accordance with the procedures discussed in this prospectus supplement but such Rights cannot be sold, or if you provide the subscription agent with instructions to exercise the Rights and your instructions are not timely received by the subscription agent or if you do not provide any instructions to exercise your Rights, then Rights will expire and will be void and no longer exercisable unless you use the guaranteed delivery procedures described below.

Risks Related to the Series A Preferred Units

We may not have sufficient cash from operations following the establishment of cash reserves and payment of fees and expenses, including cost reimbursements to our general partner, to enable us to make cash distributions to holders of our Series A Preferred Units at the preference distribution rate.

In order to make cash distributions on our Series A Preferred Units at the preference distribution rate of $0.17875 per unit per quarter, or $0.715 per unit per year, we will require available cash of approximately $5.4 million per quarter, or $21.5 million per year, assuming that this rights offering is subscribed in full. We may not have sufficient available cash from operating surplus each quarter to enable us to make cash distributions on our Series A Preferred Units at the preference rate. The amount of cash we can distribute on our units principally depends upon the amount of cash we generate from our operations, which will fluctuate from quarter to quarter based on, among other things, the risks described in our Annual Report on Form 10-K for the year ended

December 31, 2010 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 or included in any Quarterly Report on Form 10-Q filed after the date of this prospectus supplement.

In addition, the actual amount of cash we will have available for distribution will depend on other factors, including:

•	the level of capital expenditures we make;

•	the cost of acquisitions;

•	our debt service requirements and other liabilities;

•	fluctuations in our working capital needs;

•	our ability to borrow funds and access capital markets;

•	restrictions contained in our credit facility or other debt agreements; and

•	the amount of cash reserves established by our general partner.

For a description of additional restrictions and factors that may affect our ability to make cash distributions, please see “Cash Distribution Policy.”

The conversion rate applicable to the Series A Preferred Units will not be adjusted for all events that may be dilutive.

The number of our common units issuable upon conversion of the Series A Preferred Units is subject to adjustment only for subdivisions, splits or certain combinations of our common units. The number of common units issuable upon conversion is not subject to adjustment for other events, such as employee option grants, offerings of our common units for cash or in connection with acquisitions or other transactions that may increase the number of outstanding common units and dilute the ownership of existing common unitholders. The terms of the Series A Preferred Units do not restrict our ability to offer common units in the future or to engage in other transactions that could dilute our common units.

We have rights to require you to convert your Series A Preferred Units into common units, and we may exercise this mandatory conversion right at an undesirable time.

We have the right in certain circumstances, including if a certain number of Series A Preferred Units are converted to common units or if certain distribution levels or trading price levels on the common units are reached, to force the conversion of all outstanding Series A Preferred Units to common units. At the closing of this rights offering, Vitol and Charlesbank, the owners of our general partner, will own enough Series A Preferred Units such that if they converted all of them to common units, we could then force all remaining outstanding Series A Preferred Units to convert to common units. As a result, you may be required to convert your Series A Preferred Units at an undesirable time and may not receive your expected return on your investment. For more information on this mandatory conversion rights, please see “Description of Common Units and Series A Preferred Units—Conversion of Series A Preferred Units—Mandatory Conversion.”

Holders of the Series A Preferred Units will not have rights to distributions as holders of common units until they acquire our common units.

Until you acquire common units upon conversion of the Series A Preferred Units, you will have no rights with respect to distributions on our common units. Upon conversion, you will be entitled to exercise the rights of a holder of our common units only as to matters for which the record date occurs after the date on which your Series A Preferred Units were converted to our common units.

The Series A Preferred Units are limited partner interests in our partnership and therefore are subordinate to any indebtedness.

The Series A Preferred Units are limited partner interests in our partnership and do not constitute indebtedness. As such, the Series A Preferred Units will rank junior to all indebtedness and other non-equity claims on our partnership with respect to assets available to satisfy claims on our partnership, including in a liquidation of our partnership.

Holders of our Series A Preferred Units and common units have limited voting rights and are not entitled to elect our General Partner or its directors.

Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. Unitholders did not elect our general partner or the Board, and have no right to elect our general partner or the Board on an annual or other continuing basis. The Board is chosen by Vitol and Charlesbank. Furthermore, if the unitholders are dissatisfied with the performance of our general partner, they have little ability to remove our general partner. Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. As a result of these limitations, the price at which the common units will trade could be diminished because of the absence or reduction of a takeover premium in the trading price.

Even if holders of our Series A Preferred Units or common units are dissatisfied, they cannot initially remove our general partner without its consent.

Our unitholders will be unable initially to remove our general partner without its consent because our general partner and its affiliates will own a sufficient number of units upon completion of this rights offering to be able to prevent its removal. The vote of the holders of at least 66 2/3% of all outstanding units voting together as a single class is required to remove the general partner. Following the closing of this offering, assuming the rights offering is subscribed in full, Vitol and Charlesbank will collectively own 35.1% of our aggregate outstanding Series A Preferred Units and common units. If this rights offering is not subscribed in full, then Vitol and Charlesbank will own a greater percentage of our aggregate outstanding Series A Preferred Units and common units.

Our partnership agreement restricts the voting rights of unitholders, other than our General Partner and its affiliates, including Vitol and Charlesbank, owning 20% or more of any class of our Partnership Securities.

Unitholders’ voting rights are further restricted by the partnership agreement provision providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than our general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the Board, cannot vote on any matter. Our partnership agreement also contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions.

Affiliates of our General Partner may sell Series A Preferred Units in the public markets, which sales could have an adverse impact on the trading price of the Series A Preferred Units.

Assuming that this rights offering is subscribed in full, Vitol and Charlesbank will collectively own approximately 18.2 million Series A Preferred Units. The sale of these units in the public markets could have an adverse impact on the price of the Series A Preferred Units or on any trading market that may develop.

Our general partner has a limited call right that may require you to sell your Series A Preferred Units at an undesirable time or price.

If at any time our general partner and its affiliates own more than 80% of the Series A Preferred Units, our general partner will have the right, but not the obligation, which it may assign to any of its affiliates or to us, to acquire all, but not less than all, of the Series A Preferred Units held by unaffiliated persons at a price not less than their then-current market price. As a result, you may be required to sell your Series A Preferred Units at an undesirable time or price and may not receive any return on your investment. You also may incur a tax liability upon a sale of your units. At the end of this rights offering, assuming the rights offering is subscribed in full, our general partner and its affiliates will own approximately 60.5% of the Series A Preferred Units. For additional information about this call right, please see “The Partnership Agreement—Limited Call Right.”

There is currently no established public trading market for the Series A Preferred Units and your investment may be illiquid for an indefinite amount of time.

There is currently no market for the Series A Preferred Units. The Series A Preferred Units have been approved for listing on Nasdaq under the symbol “BKEPP.” The continuing listing of the Series A Preferred Units on Nasdaq will depend upon the Series A Preferred Units continuing to meet Nasdaq’s listing standards. Furthermore, there is no assurance that an active trading market for the Series A Preferred Units will develop or, if developed, be maintained. As a result, we cannot provide you with any assurance about the price at which you will be able to sell the Series A Preferred Units, or about whether you will be able to sell such units at all, and you might be unable to sell your Series A Preferred Units at a price equal to, or higher than, the subscription price, if at all. Any market price for the Series A Preferred Units that may develop will be subject to significant fluctuation in response to the depth and liquidity of the market for the Series A Preferred Units, variations in our quarterly and annual operating results, developments affecting our business, general trends in our industry, actions taken by competitors, investor perception, the overall performance of the stock market, general economic and market conditions, and other factors.

Furthermore, since the Series A Preferred Units do not have a maturity date and is not redeemable at your option, you may, unless you convert your Series A Preferred Units into common units (or our partnership forces the conversion of such Series A Preferred Units into common units), be required to hold your Series A Preferred Units indefinitely if you are unable to sell your Series A Preferred Units on terms acceptable to you.

The price of our common units, and therefore of the Series A Preferred Units, may fluctuate significantly, which may make it difficult for you to resell the Series A Preferred Units, or common units issuable upon conversion thereof, when you want or at prices you find attractive.

The price of our common stock on the Nasdaq has historically fluctuated significantly. We expect that the market price of our common units will continue to fluctuate. Because the Series A Preferred Units are convertible into common units, volatility or depressed prices for our common units could have a similar effect on the trading price of the Series A Preferred Units. Holders who receive common units pursuant to the terms of the Series A Preferred Units will also be subject to the risk of volatility and depressed prices.

Market interest rates may affect the value of our convertible preferred stock.

One of the factors that will influence the price of our Series A Preferred Units will be the distribution yield on our Series A Preferred Units relative to market interest rates. An increase in market interest rates could cause the market price of the Series A Preferred Units to go down. The trading price of the Series A Preferred Units will also depend on many other factors, which may change from time to time, including:

•	the market for similar securities;

•	government action or regulation;

•	general economic conditions or conditions in the financial markets; and

•	our financial condition, performance and prospects.

Tax Risks

Your receipt of Rights could be taxable to you in certain limited circumstances.

In general, the distribution of the Rights should not be taxable to you. However, if the fair market value of the Rights received by you exceeds the tax basis of your common units, you will recognize taxable gain equal to such excess.

In some circumstances, you may recognize income or gain as a result of the exercise of Rights by other unitholders.

A portion of our liabilities currently allocable to our existing common unitholders ultimately will be shifted to the holders of new Series A Preferred Units issued upon the exercise of the Rights. To the extent that your share of our liabilities is reduced, including by failure to exercise the Rights, you will be deemed to have received a cash distribution equal to the amount by which your share of our liabilities is reduced, which is referred to as a “reducing debt shift.” Cash distributions made by us generally will not be taxable to you for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds your tax basis in your common units immediately before the distribution. Cash distributions from us that are in excess of your tax basis generally will be considered to be gain from the sale or exchange of your common units. Thus, if a reducing debt shift results in a deemed cash distribution that exceeds your basis in your common units, you would recognize gain in an amount equal to such excess. However, you generally would not recognize taxable gain if your tax basis in your common units is positive without including any basis associated with your share of our liabilities. In light of the prices at which we understand holders of our common units have purchased their respective common units, we do not currently anticipate that our existing common unitholders will recognize taxable gain as a result of any potential reducing debt shifts caused by the exercise of the Rights; however, we have not received an opinion with respect to the reducing debt shifts and no assurance can be given with respect to potential gain recognition as a result of any such shift.

Upon conversion of Series A Preferred Units to common units, you could under certain limited circumstances receive a gross income allocation that may materially increase the taxable income allocated to you.

Under our partnership agreement and in accordance with proposed Treasury Regulations, immediately after the conversion of a Series A Preferred Unit, we will adjust the capital accounts of all of our partners to reflect any positive difference (“Unrealized Gain”) or negative difference (“Unrealized Loss”) between the fair market value and the carrying value of our assets at such time as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such asset for an amount equal to its fair market value at the time of such conversion. Such Unrealized Gain or Unrealized Loss (or items thereof) will be allocated first to the Series A Preferred Unitholder in respect of common units received upon the conversion until the capital account of each such common unit is equal to the per unit capital account for each existing common unit. This allocation of Unrealized Gain or Unrealized Loss will not be taxable to the Series A Preferred Unitholder or to any other unitholders. If the Unrealized Gain or Unrealized Loss allocated as a result of the conversion of a Series A Preferred Unit is not sufficient to cause the capital account of each common unit received upon such conversion to equal the per unit capital account for each existing common unit, then capital account balances will be reallocated among the unitholders as needed to produce this result. In the event that such a reallocation is needed, a Series A Preferred Unitholder would be allocated taxable gross income in an amount equal to the amount of any such reallocation to it.

Our unitholders have been and will be required to pay taxes on their share of our taxable income even if they have not or do not receive any cash distributions from us.

Because our unitholders are treated as partners to whom we will allocate taxable income which could be different in amount than the cash we distribute, they will be required to pay any federal income taxes and, in some cases, state and local income taxes on their share of our taxable income, even if our unitholders receive no cash distributions from us. Thus, our unitholders may not receive cash distributions from us equal to their share of our taxable income or even equal to the actual tax liability that results from their share of our taxable income.

Our tax treatment depends on our status as a partnership for federal income tax purposes, as well as our not being subject to a material amount of entity-level taxation by individual states. If the IRS were to treat us as a corporation or if we were to become subject to a material amount of entity-level taxation for state tax purposes, then our cash available for distribution to our unitholders would be substantially reduced.

The anticipated after-tax economic benefit of an investment in our units depends largely on us being treated as a partnership for federal income tax purposes. If less than 90% of the gross income of a publicly traded partnership, such as us, for any taxable year is “qualifying income” from sources such as the transportation, marketing (other than to end users), or processing of crude oil, natural gas or products thereof, interest, dividends or similar sources, that partnership will be taxable as a corporation under Section 7704 of the Internal Revenue Code for federal income tax purposes for that taxable year and all subsequent years. We have not requested and do not plan to request a ruling from the IRS with respect to our treatment as a partnership for federal income tax purposes.

If we were treated as a corporation for federal income tax purposes, then we would pay federal income tax on our income at the corporate tax rate, which is currently a maximum of 35%, and would likely pay additional state income tax at varying rates. Distributions would generally be taxed again to unitholders as corporate distributions and none of our income, gains, losses, deductions or credits would flow through to our unitholders. Because a tax would be imposed upon us as a corporation, cash available for distribution to our unitholders would be substantially reduced. Treatment of us as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to unitholders and thus would likely result in a substantial reduction in the value of our units.

Current law may change so as to cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to entity-level taxation. In addition, because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. For example, we are required to pay annually a Texas franchise tax at a maximum effective rate of 0.7% of our gross income apportioned to Texas with respect to the prior year. Imposition of such a tax on us by Texas and, if applicable, by any other state will reduce the cash available for distribution to our unitholders. The partnership agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for federal, state or local income tax purposes, the minimum quarterly distribution amount and the target distribution amounts will be adjusted to reflect the impact of that law on us.

The tax treatment of publicly traded partnerships or an investment in our units could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis.

The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our units may be modified by administrative, legislative or judicial interpretation at any time. Any modification to the federal income tax laws and interpretations thereof may or may not be applied retroactively. Moreover, any such modification could make it more difficult or impossible for us to meet the exception which allows publicly traded partnerships that generate qualifying income to be treated as partnerships (rather than corporations) for U.S. federal income tax purposes, affect or cause us to change our business activities, or affect the tax consequences of an investment in our units. For example, members of Congress have been considering substantive changes to the definition of qualifying income and the treatment of certain types of income earned from profits interests in partnerships. While these specific proposals would not appear to affect our tax treatment as a partnership, we are unable to predict whether any of these changes, or other proposals, will ultimately be enacted. Any such changes could negatively impact the value of an investment in our units.

If the IRS contests any of the federal income tax positions we take, the market for our units may be adversely affected, and the costs of any contest will reduce our cash available for distribution to our unitholders.

We have not requested a ruling from the IRS with respect to our treatment as a partnership for federal income tax purposes or any other matter affecting us. The IRS may adopt positions that differ from the conclusions of our counsel. It may be necessary to resort to administrative or court proceedings to sustain some or all of our counsel’s conclusions or the positions we take. A court may not agree with some or all of our counsel’s conclusions or the positions we take. Any contest with the IRS may materially and adversely impact the market for our units and the price at which they trade. In addition, the costs of any contest with the IRS will be borne indirectly by our unitholders and our general partner because the costs will reduce our cash available for distribution.

Tax gain or loss on the disposition of our units could be more or less than expected.

If our unitholders sell their units, they will recognize a gain or loss equal to the difference between the amount realized and their tax basis in those units. Prior distributions to our unitholders in excess of the total net taxable income our unitholders were allocated for a unit, which decreased their tax basis in that unit, will, in effect, become taxable income to our unitholders if the unit is sold at a price greater than their tax basis in that unit, even if the price our unitholders receive is less than their original cost. A substantial portion of the amount realized, whether or not representing gain, may be ordinary income to the selling unitholder due to potential recapture items, including depreciation recapture. In addition, because the amount realized includes a unitholder’s share of our non-recourse liabilities, a unitholder who sells units may incur a tax liability in excess of the amount of cash received from the sale.

Tax-exempt entities, regulated investment companies and non-United States persons face unique tax issues from owning units that may result in adverse tax consequences to them.

Investment in units by tax-exempt entities, such as individual retirement accounts (known as IRAs), pension plans, regulated investment companies (known as mutual funds), and non-U.S. persons raises issues unique to them. For example, virtually all of our income allocated to organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, will be unrelated business taxable income and will be taxable to them. Distributions to non-U.S. persons will be reduced by withholding taxes at the highest applicable effective tax rate, and non-U.S. persons will be required to file United States federal income tax returns and pay tax on their share of our taxable income. If a potential unitholder is a tax-exempt entity or a non-U.S. person, it should consult its tax advisor before investing in our units.

We will treat each purchaser of our units as having the same tax benefits without regard to the specific units purchased. The IRS may challenge this treatment, which could adversely affect the value of the units.

Because we cannot match transferors and transferees of units and because of other reasons, we will adopt depreciation and/or amortization positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to our unitholders. It also could affect the timing of these tax benefits or the amount of gain from their sale of units and could have a negative impact on the value of our units or result in audit adjustments to our unitholders’ tax returns.

The sale or exchange of 50% or more of our capital and profits interests during any twelve-month period will result in the termination of our partnership for federal income tax purposes.

We will be considered to have terminated for federal income tax purposes if there are one or more transfers of interests in our partnership that together represent a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met,

•	multiple transfers of the same interest within a twelve month period will be counted only once; and

•	if Vitol or Charlesbank sells or exchanges its interests in our general partner, the interests held by our general partner in us will be deemed to have been sold or exchanged.

Our termination would, among other things, result in the closing of our taxable year for all unitholders which would result in us filing two tax returns for one fiscal year and could result in a deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. Our termination currently would not affect our classification as a partnership for federal income tax purposes, but instead, we would be treated as a new partnership for tax purposes. If treated as a new partnership, we must make new tax elections, and if we were to fail to recognize and report on our tax return that a termination occurred, we could be subject to penalties. The IRS is currently considering policies which would allow publicly traded partnerships that undergo constructive terminations to avoid having to file separate sets of K-1s for each of the two short taxable years created by the constructive termination. However, the IRS has not yet formalized such policies in any procedure or ruling and, thus, it is not certain that any such relief would apply to us.

We will adopt certain valuation methodologies and monthly conventions for federal income tax purposes that may result in a shift of income, gain, loss and deduction between our general partner and our unitholders. The IRS may challenge this treatment, which could adversely affect the value of our outstanding units.

When we issue additional units or engage in certain other transactions, we will determine the fair market value of our assets and allocate any unrealized gain or loss attributable to our assets to the capital accounts of our unitholders and our general partner. Our methodology may be viewed as understating the value of our assets. In that case, there may be a shift of income, gain, loss and deduction between certain unitholders and our general partner, which may be unfavorable to such unitholders. Moreover, under our valuation methods, subsequent purchasers of units may have a greater portion of their Internal Revenue Code Section 743(b) adjustment allocated to our tangible assets and a lesser portion allocated to our intangible assets. The IRS may challenge our valuation methods, or our allocation of the Section 743(b) adjustment attributable to our tangible and intangible assets, and allocations of taxable income, gain, loss and deduction between our general partner and certain of our unitholders.

A successful IRS challenge to these methods or allocations could adversely affect the amount of taxable income or loss being allocated to our unitholders. It also could affect the amount of taxable gain from our unitholders’ sale of units and could have a negative impact on the value of the units or result in audit adjustments to our unitholders’ tax returns without the benefit of additional deductions.

Our unitholders likely will be subject to state and local taxes and return filing or withholding requirements in states in which they do not live as a result of investing in our units.

In addition to federal income taxes, our unitholders will likely be subject to other taxes, such as state and local income taxes, unincorporated business taxes and estate, inheritance, or intangible taxes that are imposed by the various jurisdictions in which we do business or own property. Our unitholders may be required to file state and local income tax returns and pay state and local income taxes in certain of these various jurisdictions. Further, our unitholders may be subject to penalties for failure to comply with those requirements. We own property and conduct business in Arkansas, California, Colorado, Georgia, Idaho, Illinois, Indiana, Kansas, Michigan, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, Virginia and Washington. Of these states, Texas does not currently impose a state income tax on individuals. We may own property or conduct business in other states or foreign countries in the future. It is each unitholder’s responsibility to file all federal, state and local tax returns. Under the tax laws of some states where we will conduct business, we may be required to withhold a percentage from amounts to be distributed to a unitholder who is not a resident of that state. For example, in the case of Oklahoma, we are required to either report detailed tax information about our non-Oklahoma resident unitholders with an income in Oklahoma in excess of $500 to the taxing authority, or withhold an amount equal to 5% of the portion of our distributions to unitholders which is deemed to be the Oklahoma share of our income. Our counsel has not rendered an opinion on the state and local tax consequences of an investment in our units.

We have transferred certain assets located at certain of our asphalt facilities and which could generate non-qualifying income to a subsidiary taxed as a corporation. Such subsidiary is subject to entity level federal and state income taxes on its net taxable income and, if a material amount of entity-level taxes were incurred, then our cash available for distribution to our unitholders could be substantially reduced.

We have entered into storage contracts and leases with third party customers with respect to substantially all of our asphalt facilities. At the time of entering into such agreements, it was unclear under current tax law as to whether the rental income from the leases, and whether the fees attributable to certain of the processing services we provide under certain of the storage contracts, constitute “qualifying income.” In the second quarter of 2009, we submitted a request for a ruling from the IRS that rental income from the leases constitutes “qualifying income.” In October 2009, we received a favorable ruling from the IRS. As part of this ruling, however, we agreed to transfer, and have transferred, certain of our asphalt processing assets and related fee income, to a subsidiary taxed as a corporation. Such subsidiary will be required to pay federal income tax on its income at the corporate tax rate, which is currently a maximum of 35%, and will likely pay state (and possibly local) income tax at varying rates. Distributions from such subsidiary will generally be taxed again to unitholders as corporate distributions and none of the income, gains, losses, deductions or credits of such subsidiary will flow through to our unitholders. If a material amount of entity-level taxes are incurred by such subsidiary, then our cash available for distribution to its unitholders could be substantially reduced.

We prorate our items of income, gain, loss and deduction between transferors and transferees of our units each month based upon the ownership of our units on the first day of each month, instead of on the basis of the date a particular unit is transferred. The IRS may challenge this treatment, which could change the allocation of items of income, gain, loss and deduction among our unitholders.

We prorate our items of income, gain, loss and deduction between transferors and transferees of our units each month based upon the ownership of our units on the first day of each month, instead of on the basis of the date a particular unit is transferred. The use of this proration method may not be permitted under existing Treasury Regulations, and, accordingly, our counsel is unable to opine as to the validity of this method. Recently, the U.S. Treasury Department issued proposed Treasury Regulations that provide a safe harbor pursuant to which publicly traded partnerships may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method we have adopted. If the IRS were to challenge this method or new Treasury regulations were issued, we may be required to change the allocation of items of income, gain, loss and deduction among our unitholders.

A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition.

Because a unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of the loaned units, he may no longer be treated for tax purposes as a partner with respect to those units during the period of the loan to the short seller and the unitholder may recognize gain or loss from such disposition. Moreover, during the period of the loan to the short seller, any of our income, gain, loss or deduction with respect to those units may not be reportable by the unitholder and any cash distributions received by the unitholder as to those units could be fully taxable as ordinary income. Our counsel has not rendered an opinion regarding the treatment of a unitholder where units are loaned to a short seller to cover a short sale of units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their units.

THE RIGHTS OFFERING

The following is a summary of the material provisions of the Rights and this rights offering. The Rights Agent Agreement is filed as Exhibit 4.1 and the form of Rights Certificate is filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on September 27, 2011.

Terms of the Offering

We are distributing, at no charge, to the holders of our common units as of 5:00 p.m., New York City time, on September 27, 2011, the Record Date, transferable Rights to subscribe for Series A Preferred Units. Unitholders as of the Record Date will receive 0.5412 transferable Rights for every common unit owned on the Record Date, or an aggregate of approximately 11.85 million Rights.

Each whole Right entitles the holder (including holders of Rights acquired during the subscription period) to purchase for $6.50 in cash one Series A Preferred Unit. For more information about the Series A Preferred Units, see “Description of Common Units and Series A Preferred Units,” “Cash Distribution Policy” and “The Partnership Agreement.” We refer to this as the Basic Subscription Right.

In addition, Rights holders will be entitled, subject to limitations, to subscribe for additional Series A Preferred Units that remain unsubscribed as a result of any unexercised Basic Subscription Rights at the same subscription price. We refer to this as the Over-Subscription Right. If all Basic Subscription Rights are exercised in full, then no Over-Subscription Rights will be fulfilled, and any excess subscription amount received by the subscription agent will be returned, without interest, promptly after this rights offering has expired and all prorating calculations and reductions contemplated by this terms of the rights offering have been effected. If the Basic Subscription Rights are not exercised in full, then the unsubscribed-for Series A Preferred Units will be available for subscription by means of the Over-Subscription Right. We refer to these unsubscribed-for Series A Preferred Units as Excess Preferred Units. Rights may only be exercised for whole Series A Preferred Units; no fractional Series A Preferred Units will be issued in this offering.

The Rights will expire if they are not exercised by 5:00 p.m., New York City time, on October 31, 2011, the Expiration Date. Subject to the provisions of the Global Transaction Agreement or otherwise with the consent of the Vitol and Charlesbank, the conflicts committee of our board of directors may extend the Expiration Date at any time.

To exercise Rights, holders must return the properly completed Rights Certificate and any other required documents along with full payment of the subscription price for all Series A Preferred Units for which Rights are exercised by the Expiration Date, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures described below. Any Rights not exercised by the Expiration Date will expire worthless without any payment to the holders of those unexercised Rights.

There is no minimum subscription amount required for consummation of this rights offering.

Our common units are quoted on the Nasdaq Global Market under the symbol “BKEP.” The last reported sale price of our common units on September 26, 2011 was $7.00 per unit. The Rights are transferable during the course of the subscription period, and we have been advised by Nasdaq that the Rights will be traded on the Nasdaq Global Market under the symbol “BKEPR.” The Series A Preferred Units have been approved for listing on Nasdaq under the symbol “BKEPP.”

For purposes of determining the number of Series A Preferred Units a Rights holder may acquire in this offering, brokers, dealers, custodian banks, trust companies or others whose units are held of record by Cede & Co. or by any other depository or nominee will be deemed to be the holders of the Rights that are issued to Cede or the other depository or nominee on their behalf.

Allocation and Exercise of Over-Subscription Rights

In order to properly exercise an Over-Subscription Right, you must: (i) indicate on your Rights Certificate that you submit with respect to the exercise of your Basic Subscription Rights, how many additional Series A Preferred Units you are willing to acquire pursuant to your Over-Subscription Right and (ii) concurrently deliver the subscription payment related to your Over-Subscription Right at the time you make payment for your Basic Subscription Right.

If there are sufficient Excess Preferred Units, all exercises of Over-Subscription Rights will be honored in full. If exercises of Over-Subscription Rights exceed the number of Excess Preferred Units, the Excess Preferred Units will be allocated pro rata among Rights holders who exercise their Over-Subscription Rights based on the number of Basic Subscription Rights they exercised. American Stock Transfer & Trust Company, LLC, the subscription agent for this rights offering, will make any prorating calculations with respect to each exercise of Over-Subscription Rights in a manner it deems reasonable and, for purposes of each such proration, will not aggregate multiple exercises of Basic Subscription Rights by the same holder. If you exercise your Rights through a broker, dealer, custodian bank or other nominee, that nominee may have different procedures with respect to aggregating exercises of rights; please contact your nominee for more information. The percentage of Excess Preferred Units each holder exercising Over-Subscription Rights may acquire will be rounded to result in delivery of whole Series A Preferred Units. The allocation process will assure that the total number of Excess Preferred Units available for Over-Subscription Rights is distributed on a pro-rata basis. The formula to be used in allocating the available Excess Preferred Units for each exercise of Over-Subscription Rights is as follows:

Number of Basic Subscription Rights Exercised by Such Holder Exercising Over-Subscription Rights Total Number of Basic Subscription Rights Exercised by All Holders Exercising Over-Subscription Rights	X	Total Number of Excess Preferred Units

Payments for Basic Subscription Rights and Over-Subscription Rights will be deposited upon receipt by the subscription agent and held in a segregated account with the subscription agent pending a final determination of the number of Series A Preferred Units to be issued pursuant to the Basic Subscription Rights and Over-Subscription Rights. If the prorated amount of Series A Preferred Units allocated to you in connection with your Over-Subscription Right is less than your request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, promptly after this rights offering has expired and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected. We will deliver certificates representing your Series A Preferred Units, or credit your account at your nominee holder with Series A Preferred Units, that you purchased pursuant to your Rights promptly after this rights offering has expired and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

Brokers, dealers, custodian banks, trust companies and other nominee holders of Rights will be required to certify to the subscription agent, before any Over-Subscription Right may be exercised with respect to any particular beneficial owner, as to the aggregate number of Series A Preferred Units subscribed for pursuant to the Basic Subscription Right and the number of Series A Preferred Units subscribed for pursuant to the Over-Subscription Right by such beneficial owner.

We will not offer or sell in connection with this offering any Series A Preferred Units that are not subscribed for pursuant to the Basic Subscription Right or the Over-Subscription Right.

Expiration of this Rights Offering and Extensions

You may exercise your Rights at any time before 5:00 p.m., New York City time, on October 31, 2011, the Expiration Date of this rights offering, unless extended. Subject to the provisions of the Global Transaction Agreement or otherwise with the consent of Vitol and Charlesbank, the conflicts committee of our board of directors may extend the Expiration Date. Any extension will be made by giving oral or written notice to the subscription agent and information agent on or before the scheduled Expiration Date. Any extension of this offering will be followed as promptly as practicable by an announcement, and in no event later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date.

Any Rights not exercised at or before that time will have no value and expire without any payment to the holders of those unexercised Rights. Except as provided below under “—Guaranteed Delivery Procedures,” we will not be obligated to honor your exercise of Rights if the subscription agent receives the documents relating to your exercise after this rights offering expires, regardless of when you transmitted the documents, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures described below.

Reasons for the Rights Offering; Determination of the Offering Price

We are conducting this rights offering in accordance with the terms of the Global Transaction Agreement, which provides for a series of transactions that seek to recapitalize our partnership, including this rights offering. We entered into the Global Transaction Agreement in order to, among other reasons, reduce our outstanding debt and improve our liquidity position.

The subscription price for this rights offering was determined during the course of negotiating the terms of the Global Transaction Agreement with Vitol and Charlesbank. The subscription price is equal to the price that Vitol and Charlesbank paid for Series A Preferred Units on October 25, 2010. We intend to use the net proceeds of this rights offering as follows: (a) first, to redeem the Convertible Debentures in the aggregate principal amount of up to $50 million plus accrued interest thereon that we issued to affiliates of Vitol and Charlesbank, (c) second, to repurchase, on a pro rata basis, up to a maximum of $22 million of Series A Preferred Units from Vitol and Charlesbank at a purchase price of $6.50 per unit plus any pro rata distribution for the quarter in which such units are repurchased and (d) thereafter, for general partnership purposes. See “Use of Proceeds.”

Information Agent

Phoenix Advisory Partners, LLC will act as the information agent in connection with this offering. The information agent does not make and any recommendations as to whether or not you should exercise your Rights. The information agent will receive for its services a fee estimated to be approximately $7,500 plus reimbursement of all reasonable out-of-pocket expenses related to this offering. If you have any questions or need further information on this rights offering, please contact the information agent at the address below:

Phoenix Advisory Partners, LLC

110 Wall Street, 27th Floor

New York, NY 10005

Toll-free: (877) 478-5038

Brokerage Firms and Banks: (212) 493-3910

Subscription Agent

American Stock Transfer & Trust Company, LLC will act as the subscription agent in connection with this offering. The subscription agent will receive for its administrative, processing, invoicing and other services a fee estimated to be approximately $17,500 plus reimbursement for all reasonable out-of-pocket expenses related to this offering. The subscription agent does not make any recommendations as to whether or not you should exercise your Rights. We have also agreed to indemnify the subscription agent against certain liabilities that it may incur in connection with this offering.

Completed Rights Certificates must be sent together with full payment of the subscription price for all Series A Preferred Units subscribed for through the exercise of the Basic Subscription Right and the Over-Subscription Right to the subscription agent by one of the methods described below.

We will accept only properly completed and duly executed Rights Certificates actually received at any of the addresses listed below, at or prior to 5:00 p.m., New York City time, on the Expiration Date, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures described below.

Rights Certificate Delivery Method	Address/Number
By Hand Delivery, Mail or Overnight Courier	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Delivery to an address other than the address listed above will not constitute valid delivery and, accordingly, may be rejected by us.

Any questions or requests for assistance concerning the method of subscribing for Series A Preferred Units or for additional copies of this prospectus supplement or Rights Certificates may be directed to the information agent at its telephone number and address listed below:

Phoenix Advisory Partners, LLC

110 Wall Street, 27th Floor

New York, NY 10005

Toll-free: (877) 478-5038

Brokerage Firms and Banks: (212) 493-3910

Unitholders may also contact their broker, dealer, custodian bank, trustee or other nominee for information with respect to this offering.

Methods for Exercising Rights

Rights are evidenced by Rights Certificates, which may be physical certificates, but will more likely be electronic certificates issued through the facilities of DTC. Except as described below under “Foreign Unitholders,” the Rights Certificates will be mailed to Record Date unitholders or, if a Record Date unitholder’s common units are held by a depository or nominee on his, her or its behalf, to such depository or nominee. Rights may be exercised by completing and signing the Rights Certificate that accompanies this prospectus supplement and mailing it in the envelope provided, or otherwise delivering the completed and duly executed Rights Certificate to the subscription agent, together with payment in full for the Series A Preferred Units at the subscription price by the Expiration Date, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures. Completed Rights Certificates and related payments must be received by the subscription agent prior to 5:00 p.m., New York City time, on or before the Expiration Date, at the offices of the subscription agent at the address set forth above, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures described below.

Exercise of the Over-Subscription Right

Rights holders may exercise their Over-Subscription Rights by indicating on their Rights Certificate the number of additional Series A Preferred Units they are willing to acquire. If sufficient Excess Preferred Units are available after the exercise of the Basic Subscription Right, all Over-Subscription Rights will be honored in full; otherwise, remaining Excess Preferred Units will be allocated on a pro rata basis as described under “—Allocation and Exercise of Over-Subscription Rights.”

Record Date Unitholders Whose Common Units are Held by a Nominee

Record Date unitholders whose common units are held by a nominee, such as a broker, dealer, custodian bank, trustee or other nominee, must contact that nominee to exercise their Rights. In that case, the nominee will exercise the Rights on behalf of the Record Date unitholder and arrange for proper payment by one of the methods set forth under “—Payment for Units” below.

You should complete and send to that record holder the applicable subscription documents from your record holder with the other rights offering materials. While we will not charge any fee or sales commission to Rights holders for exercising their Rights (other than the subscription price), if you exercise your Rights and/or sell any underlying Series A Preferred Units through a broker, dealer, custodian bank, trustee or other nominee, you are responsible for any fees charged by your broker, dealer, custodian bank, trustee or other nominee.

Nominees

Nominees, such as brokers, dealers, custodian banks, trustees or depositories for securities, who hold common units for the account of others, should notify the respective beneficial owners of the units as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should exercise the Rights on behalf of the beneficial owner and arrange for proper payment as described under “—Payment for Units.”

All Exercises are Irrevocable

All exercises of Rights are irrevocable. Once you send in your Rights Certificate or Notice of Guaranteed Delivery and payment, you cannot revoke the exercise of either your Basic Subscription Rights or Over-Subscription Rights, even if the market price of our common units is below the $6.50 per unit subscription price. You should not exercise your Rights unless you are certain that you wish to purchase Series A Preferred Units at the subscription price of $6.50.

General

All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

We reserve the right to reject any exercise if such exercise is not in accordance with the terms of this rights offering or not in proper form or if the acceptance thereof or the issuance of Series A Preferred Units thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any Rights Certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of Rights Certificates or incur any liability for failure to give such notification.

Guaranteed Delivery Procedures

If you wish to exercise your Rights, but you will not be able to deliver your Rights Certificate to the subscription agent prior to the Expiration Date, then you may nevertheless exercise the Rights if

•	before the Expiration Date, the subscription agent receives:

•	payment for the Series A Preferred Units you subscribe for pursuant to your Basic Subscription Right and, if applicable, your Over-Subscription Right; and

•	a guarantee notice from a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or from a commercial bank or trust company having an office or correspondent in the United States, guaranteeing the delivery to the subscription agent of the Rights Certificate evidencing the Rights to be exercised within three (3) trading days following the date of that notice; and

•	within this three (3) trading day period, the subscription agent receives the properly completed Rights Certificate.

You may deliver the guarantee notice referred to above to the subscription agent in the same manner as you would deliver the Rights Certificate. You should refer to the “Form of Notice of Guaranteed Delivery,” which is attached to this prospectus supplement for the information and representations required in the guarantee notice.

Rights Will Trade Publicly

The Rights are transferable, and we have been advised by Nasdaq that the Rights will be traded on the Nasdaq Global Market under the symbol “BKEPR” during the subscription period.

Foreign Unitholders

Rights Certificates will not be mailed to foreign unitholders. A foreign unitholders is any record holder of common units on the Record Date whose address of record is outside the United States, or is an Army Post Office (APO) address or Fleet Post Office (FPO) address. Foreign unitholders will be sent written notice of this offering. The subscription agent will hold the Rights to which those Rights Certificates relate for these unitholders’ accounts, subject to that unitholder making satisfactory arrangements with the subscription agent for the exercise of the Rights, and follow the instructions of such unitholder for the exercise of the Rights if such instructions are received by the subscription agent at or before 11:00 a.m., New York City time, October 26, 2011, three business days prior to the Expiration Date (or, if this offering is extended, on or before three business days prior to the extended Expiration Date). If no instructions are received by the subscription agent by that time, the Rights will expire worthless without any payment to the holders of those unexercised Rights.

Payment for Series A Preferred Units

A participating Rights holder may send the Rights Certificate together with payment for the Series A Preferred Units subscribed for in this rights offering and any additional Series A Preferred Units subscribed for pursuant to the Over-Subscription Right to the subscription agent based on the subscription price of $6.50 per Series A Preferred Unit. Except as described above under “—Guaranteed Delivery Procedures,” to be accepted, the payment, together with a properly completed and executed Rights Certificate, must be received by the subscription agent at the subscription agent’s offices set forth above (see “—Subscription Agent”), at or prior to 5:00 p.m., New York City time, on the Expiration Date. Do not send Rights Certificates, Notices of Guaranteed Delivery or payments to us.

All payments by a participating Rights holder must be in U.S. dollars by money order or check or bank draft drawn on a bank or branch located in the U.S. and payable to American Stock Transfer & Trust Company, LLC, as Subscription Agent, FBO Blueknight Energy Partners, L.P. Payment also may be made by wire transfer to JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354624 American Stock Transfer FBO Blueknight Energy Partners, L.P., with reference to the Rights holder’s name. The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the units.

The method of delivery of Rights Certificates and payment of the subscription price to us will be at the election and risk of the participating Rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to

5:00 p.m., New York City time, on the Expiration Date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order or wire transfer.

Whichever of the methods described above is used, issuance of the common units purchased is subject to collection of checks and actual payment.

If a participating Rights holder who subscribes for Series A Preferred Units as part of the Basic Subscription Right or Over-Subscription Right does not make payment of any amounts due by the Expiration Date, the subscription agent reserves the right to take any or all of the following actions: (i) reallocate the Series A Preferred Units to other participating Rights holders in accordance with the Over-Subscription Right; (ii) apply any payment actually received by it from the participating Rights holder toward the purchase of the greatest whole number of Series A Preferred Units which could be acquired by such participating Rights holder upon exercise of the Basic Subscription Right or any Over-Subscription Right; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed-for common units.

All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by us, whose determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. The subscription agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of Rights Certificates or incur any liability for failure to give such notification.

Participating Rights holders will have no right to rescind their subscription after receipt of their payment for common units.

Delivery of Certificates

Unitholders whose common units are held of record by Cede & Co. or by any other depository or nominee on their behalf or on behalf of their broker, dealer, custodian bank, trustee or other nominee will have any Series A Preferred Units that they acquire credited to the account of Cede & Co. or the other depository or nominee. With respect to all other unitholders, certificates for all Series A Preferred Units acquired will be mailed. Any such mailing or crediting will occur promptly after this rights offering has expired, payment for the Series A Preferred Units subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

No Board Recommendation

An investment in the Series A Preferred Units, like an investment in our common units, must be made according to each investor’s independent evaluation of his own best interests and after considering all the information herein, including the “Risk Factors” section of this prospectus. Neither we nor our board of directors make any recommendation to you about whether you should exercise, sell or let expire any of your Rights.

Common Units Outstanding After the Rights Offering

We had 21,890,224 common units and 21,538,462 Series A Preferred Units outstanding as of September 27, 2011. Assuming all approximate 11.8 million Series A Preferred Units in the Rights Offering are subscribed for and we repurchase approximately 3.4 million Series A Preferred Units from Vitol and Charlesbank with the proceeds of the Rights Offering, we will have approximately 30.0 million Series A Preferred Units outstanding after the Rights Offering. Assuming full conversion of the Series A Preferred Units at a Conversion Price of $6.50, approximately 51.9 million common units will be issued and outstanding after the Rights Offering, excluding any common units that may be issued pursuant to the vesting of restricted units and phantom units under our general partner’s long-term incentive plan.

USE OF PROCEEDS

Assuming all Basic Subscription Rights are exercised in full, we expect the net proceeds from this offering to be approximately $76.8 million, after deducting fees and expenses. We intend to use the first approximately $55.2 million of net proceeds to redeem the Convertible Debentures in the aggregate principal amount of $50 million plus accrued interest thereon that we issued to Vitol and Charlesbank on October 25, 2010. The Convertible Debentures bear interest at 10% until October 25, 2011, and after such time, bear interest at 12%. Each Convertible Debenture is redeemable in whole or in part by us at any time prior to December 31, 2011 at a price equal to the principal amount thereof plus any accrued and unpaid interest, but our credit agreement provides that any such redemption may only be made with the proceeds from an equity offering (including this rights offering). If not otherwise redeemed, the Convertible Debentures will mature on December 31, 2011 and, on such date, all outstanding principal and any accrued and unpaid interest will automatically convert into a number of Series A Preferred Units equal to (i) the sum of the outstanding principal and any accrued and unpaid interest being converted, divided by (ii) 6.50. We used the proceeds we received from the issuance of the Convertible Debentures to repay borrowings under our prior credit facility.

We will use approximately $21.6 million of remaining net proceeds, to repurchase, on a pro rata basis, Series A Preferred Units from Vitol and Charlesbank plus any pro rata distribution for the quarter in which such units are repurchased. Pursuant to the Global Transaction Agreement, Vitol and Charlesbank purchased an aggregate of 21,538,462 Series A Preferred Units on October 25, 2001 at a purchase price of $6.50 per unit. Pursuant to the Global Transaction Agreement, Vitol and Charlesbank have agreed that we will use up to $22 million of the net proceeds from this rights offering to repurchase Series A Preferred Stock from them at a purchase price of $6.50 per unit plus any pro rata distribution for the quarter in which such units are repurchased. Assuming all Basic Subscription Rights are exercised in full, we estimate that we would repurchase an aggregate of approximately 3.4 million Series A Preferred Units from Vitol and Charlesbank.

We will use any remaining net proceeds from the rights offering for general partnership purposes.

There is no guarantee, however, that our unitholders will fully participate in this rights offering or that we will receive the expected proceeds.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2011:

•	on an actual basis;

•	on an as adjusted basis to give effect to the contribution and cancellation of our subordinated units on September 14, 2011; and

•

on an as further adjusted basis to give effect to the issuance and sale of an approximate 11.8 million Series A Preferred Units representing the exercise of the Basic Subscription Rights in full and the use of the net proceeds therefrom as set forth in “Use of Proceeds.” There is no guarantee, however, that our unitholders will fully participate in this rights offering or that we will receive the expected proceeds.

You should read the information in this table together with our consolidated financial statements and the related notes and the information contained in the documents incorporated by reference in this prospectus supplement.

	As of June 30, 2011
	Actual	As adjusted	As further adjusted for rights offering(2)
	(unaudited) (in thousands)
Cash and cash equivalents	$5,706	$5,706	$5,706

Total debt	$285,534	$285,534	$245,053

Partners’ capital (deficit)
Series A Preferred Units	113,296	113,296	168,797
Common units	459,845	459,845	459,845
Subordinated units	(297,082)	—	—
General partner interest(1)	(321,583)	(618,665)	(618,665)

Total Partners’ capital (deficit)	(45,524)	(45,524)	9,977

Total Capitalization	$245,716	$245,716	$260,736

(1)	Our general partner has informed us that it does not intend to contribute capital to us in connection with this rights offering to maintain its general partner interests.
(2)	Assumes a closing date for the rights offering of November 9, 2011 and the use of proceeds therefrom on such date. See “Use of Proceeds.”

PRICE RANGE OF COMMON UNITS AND DISTRIBUTIONS

Our common units are listed on the Nasdaq Global Market under the symbol “BKEP.” Beginning on February 20, 2009, trading in our common units was suspended (and subsequently delisted) on Nasdaq due to our failure to timely file our periodic reports with the SEC, and from February 20, 2009 to May 13, 2011, our common units were traded on the Pink Sheets, which is an over-the-counter securities market, under the symbol BKEP.PK. Our common units were readmitted for trading on Nasdaq beginning on May 16, 2011.

The following table shows the high and low sales prices per common unit, as reported by Nasdaq or the Pink Sheets, as applicable, as well as distributions declared by quarter for the periods indicated. The quotations from the Pink Sheets reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

Quarter Ended	High	Low	Cash Distribution per Unit(1)
March 31, 2009	$5.99	$1.89	$—
June 30, 2009	6.50	3.25	—
September 30, 2009	9.50	5.14	—
December 31, 2009	10.00	5.45	—

March 31, 2010	$11.85	$7.50	$—
June 30, 2010	10.25	8.00	—
September 30, 2010	9.45	7.52	—
December 31, 2010	9.10	6.55	—

March 31, 2011	$8.82	$7.25	$—
June 30, 2011	9.00	6.88	—
September 30, 2011(2)	9.00	6.61

(1)	We did not make a distribution to our common unitholders or subordinated unitholders for the quarter ended June 30, 2008 through the quarter ended June 30, 2011 due, in part, to the events of default and covenants under our prior credit agreement and the uncertainty of our future cash flows. On May 13, 2011, we paid a distribution of $0.24 per Series A Preferred Unit relating to the first quarter of 2011 and the pro rata portion of the fourth quarter of 2010 in which such units were issued. On August 12, 2011, we paid a distribution of $0.14 per Series A Preferred Unit relating to the second quarter of 2011.
(2)	The high and low sales prices per common unit are reported through September 26, 2011.

We issued 21,538,462 Series A Preferred Units to Vitol and Charlesbank on October 25, 2010, for which there is no established market. In connection with the Global Transaction Agreement, on September 14, 2011, the subordinated units were transferred to us and cancelled.

The last reported sale price of our common units on the Nasdaq Global Market on September 26, 2011 was $7.00.

DESCRIPTION OF COMMON UNITS AND SERIES A PREFERRED UNITS

The Common Units and Series A Preferred Units

The common units and Series A Preferred Units represent limited partner interests in us that entitle the holders to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units, Series A Preferred Units and subordinated units in and to partnership distributions, please read this section and “Cash Distribution Policy.” For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please see “The Partnership Agreement.”

Our common units are traded on Nasdaq under the symbol “BKEP.” We expect that the common units issuable upon the conversion of the Series A Preferred Units will also be listed on Nasdaq under the same symbol. The Series A Preferred Units have been approved for listing on Nasdaq under the symbol “BKEPP.” As of September 27, 2011, all of our outstanding Series A Preferred Units were held by affiliates of our general partner.

Transfer Agent and Registrar

Duties. American Stock Transfer & Trust Company serves as the registrar and transfer agent for the common units and will serve as the registrar and transfer agent for the Series A Preferred Units. We pay all fees charged by the transfer agent for transfers of common units and Series A Preferred Units, except the following that must be paid by unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes, and other governmental charges;

•	special charges for services requested by a unitholder; and

•	other similar fees or charges.

There is no charge to the holders of common units or Series A Preferred Units for disbursements of our cash distributions. We will indemnify the transfer agent, its agents, and each of their stockholders, directors, officers, and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal. The transfer agent may resign by notice to us or may be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Units

By transfer of common units or Series A Preferred Units in accordance with our partnership agreement, each transferee of common units or Series A Preferred Units shall be admitted as a limited partner with respect to the common units or Series A Preferred Units transferred when such transfer and admission is reflected in our books and records. Each transferee:

•	represents that the transferee has the capacity, power, and authority to become bound by our partnership agreement;

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

•	gives the consents and approvals contained in our partnership agreement.

A transferee will become a substituted limited partner of our partnership for the transferred common units or Series A Preferred Units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

We may, at our discretion, treat the nominee holder of a common unit or Series A Preferred Units as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units and Series A Preferred Units are securities and are transferable according to the laws governing transfers of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to seek to become a substituted limited partner in our partnership for the transferred common units and Series A Preferred Units subject to the conditions of, and in the manner provided under, our partnership agreement.

Until a common unit or Series A Preferred Unit has been transferred and recorded on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

The Longview system is, and any additional interstate pipelines that we acquire or construct may be, subject to rate regulation by the Federal Energy Regulatory Commission, or FERC. Our general partner has the right under our partnership agreement to institute procedures, by giving notice to each of our unitholders, that would require transferees of units and, upon the request of our general partner, existing holders of our units to certify that they are Eligible Holders (as defined below). The purpose of these certification procedures would be to enable us to utilize a federal income tax expense as a component of the pipeline’s cost of service upon which tariffs may be established under FERC rate making policies applicable to entities that pass-through their taxable income to their owners. Eligible Holders are individuals or entities subject to United States federal income taxation on the income generated by us or entities not subject to United States federal income taxation on the income generated by us, so long as all of the entity’s owners are subject to such taxation. If these tax certification procedures are implemented, transferees of common units and Series A Preferred Units will be required to certify, and our general partner, acting on our behalf, may at any time require each unitholder to re-certify:

•	that the transferee or unitholder is an individual or an entity subject to United States federal income taxation on the income generated by us; or

•

that, if the transferee unitholder is an entity not subject to United States federal income taxation on the income generated by us, as in the case, for example, of a mutual fund taxed as a regulated investment company or a partnership, all the entity’s owners are subject to United States federal income taxation on the income generated by us.

In the event that this notice is given by our general partner, which we refer to as a FERC Notice, transfers of a unit will not be recorded by the transfer agent or recognized by us unless the transferee executes and delivers a properly completed tax certification.

Following a FERC Notice, a transferee’s broker, agent or nominee may, but is not obligated to, complete, execute and deliver a tax certification. We are entitled to treat the nominee holder of a unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Following a FERC Notice, in addition to other rights acquired upon transfer, the transferor gives the transferee the right to request admission as a limited partner in our partnership for the transferred units. A purchaser or transferee of units who does not execute and deliver a properly completed tax certification obtains only:

•	the right to assign the common unit or Series A Preferred Unit to a purchaser or other transferee; and

•	the right to transfer the right to seek admission as a limited partner in our partnership for the transferred common units or Series A Preferred Units.

As a result, following a FERC Notice, a purchaser or transferee of units who does not execute and deliver a properly completed transfer application:

•	will not receive cash distributions;

•	will not be allocated any of our income, gain, deduction, losses or credits for federal income tax or other tax purposes;

•	may not receive some federal income tax information or reports furnished to record holders of common units and Series A Preferred Units; and

•	will have no voting rights,

unless the units are held in a nominee or “street name” account and the nominee or broker has executed and delivered a tax certification as to itself and any beneficial holders.

Conversion of Series A Preferred Units

Optional Conversion

The Series A Preferred Units are convertible in whole or in part into common units at the holder’s election. The number of common units into which a Series A Preferred Unit is convertible is equal to (i) $6.50 divided by (ii) the Conversion Price. The Conversion Price is an amount equal to the volume-weighted average trading price per common unit during the 20 consecutive trading days ending on September 28, 2011; provided, that the Conversion Price shall be no greater than $6.50 and no lower than $5.50. The conversion ratio is subject to adjustment for (i) distributions on our common units payable in common units and (ii) subdivisions, splits, combinations or certain reclassifications of our common units. A conversion of Series A Preferred Units at the election of the holder of such units will become effective as of the last day of the quarter in which the relevant notice of conversion is delivered by the applicable unitholder.

Mandatory Conversion

The Series A Preferred Units are convertible in whole, but not in part, into common units at the option of our partnership at any time when:

•

a number of Series A Preferred Units equal to 50% or more of the number of Series A Preferred Units issued to Vitol and Charlesbank on October 25, 2010 (minus any Series A Preferred Units that are repurchased by us from Vitol and Charlesbank in connection with the use of proceeds from this rights offering) and upon conversion of the Convertible Debentures, if applicable, are converted into common units by the holders thereof and there do not exist any accrued but unpaid distributions on such Series A Preferred Units; or

•

(i) there do not exist any accrued but unpaid distributions on such Series A Preferred Units, (ii) our securities class action litigation has been finally disposed of, including any appeals with respect thereto and (iii) the distribution on a Series A Preferred Unit on an “as-converted” basis (i.e., the actual distribution on a common unit multiplied by the number of common units that a Series A Preferred Unit is convertible into) is equal to or greater than the distribution on a Series A Preferred Unit for two consecutive quarters; or

•

at any time on or after October 25, 2015 if (i) the daily volume-weighted average trading price of the common units is greater than 130% of the Conversion Price for twenty out of the trailing thirty trading days ending two trading days before we furnish notice of conversion and (ii) the average trading volume of common units has exceeded 20,000 common units for twenty out of the trailing thirty trading days ending two trading days before we furnish notice of conversion.

The conversion of Preferred Units at the election of our partnership shall become effective as of the date that the notice of conversion is delivered by us.

Private Placement

On October 25, 2010, we issued 21,538,462 Series A Preferred Units and Convertible Debentures in an aggregate principal amount of $50 million to Vitol or Charlesbank in privately negotiated transactions. If not otherwise redeemed, the Convertible Debentures will mature on December 31, 2011 and, on such date, all outstanding principal and any accrued and unpaid interest will automatically convert into Series A Preferred Units. The number of Series A Preferred Units issuable on conversion of the convertible subordinated debentures will be an amount equal to (i) the sum of the outstanding principal and any accrued and unpaid interest being converted, divided by (ii) 6.50. In addition, in connection with the October 2010 issuance of Series A Preferred Units and the Convertible Debentures, we entered into a registration rights agreement with the purchasers of such securities. Pursuant to the registration rights agreement, we have agreed to file up to six shelf registration statements for the resale of the common units issued as a result of the conversion of the Series A Preferred Units issued in October 2010 and any Series A Preferred Units that may be issued upon conversion of the convertible subordinated debentures.

CASH DISTRIBUTION POLICY

Distributions of Available Cash

General. Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

Definition of Available Cash. Available cash, for any quarter, consists of all cash on hand at the end of that quarter:

•	less the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law, any of our debt instruments or other agreements; or

•	provide funds for distributions to our unitholders for any one or more of the next four quarters;

•

plus all additional cash and cash equivalents on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within 12 months.

Minimum Quarterly Distribution. We will distribute to the holders of common units on a quarterly basis at least the minimum quarterly distribution of $0.11 per unit, or $0.44 per unit annually, to the extent we have sufficient cash from our operations after establishment of cash reserves and payment of fees and expenses, including payments to our general partner.

There is no guarantee that we will pay the minimum quarterly distribution on the units in any quarter in the future. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement. The board of directors of our general partner will have broad discretion to establish cash reserves for the proper conduct of our business and for future distributions to our unitholders, and the establishment of those reserves could result in a reduction in cash distributions to you from levels we currently anticipate pursuant to our stated distribution policy. In addition, our cash distribution policy is subject to restrictions on distributions under our amended credit facility. Specifically, the agreement related to our amended credit facility contains material financial tests and covenants that we must satisfy.

General Partner Interest and Incentive Distribution Rights. As of September 27, 2011, our general partner is entitled to approximately 2.5% of all quarterly distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its general partner interest. Our general partner has indicated that it does not expect to contribute capital to us to maintain its general partner interest in connection with either this rights offering and the issuance of Series A Preferred Units in connection therewith or the conversion of the Convertible Debentures. As such, after the consummation of this rights offering and/or the conversion of the Convertible Debentures, we expect our general partner will be entitled to approximately 2.1% of all quarterly distributions that we make prior to our liquidation. The remainder of the discussion in this section assumes that our general partner maintains its general partner interest at approximately 2.1%. Our general partner’s interest in our distributions may be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest.

Our general partner also currently holds incentive distribution rights that entitle it to receive increasing percentages, up to a maximum of approximately 50%, of the cash we distribute from operating surplus (as defined below) in excess of $0.1265 per common unit per quarter. The maximum distribution of approximately

50% includes distributions paid to our general partner in respect of its general partner interest and assumes that our general partner maintains its general partner interest at approximately 2.1%. The maximum distribution of approximately 50% does not include any distributions that our general partner may receive on Series A Preferred Units or common units that it may own. No distributions will be paid to the holders of the incentive distribution rights in respect of such incentive distribution rights for an eight quarter period beginning with the quarter in which the special meeting occurs. Please see “—General Partner Interest and Incentive Distribution Rights” for additional information.

Operating Surplus and Capital Surplus

General. All cash distributed to unitholders will be characterized as either “operating surplus” or “capital surplus.” Our partnership agreement requires that we distribute available cash from operating surplus differently than available cash from capital surplus.

Operating Surplus. For any period operating surplus generally means:

•

an amount equal to two times the amount needed for any one quarter for us to pay a distribution on all of our units (including the general partner units) and the incentive distribution rights at the same per-unit amount as was distributed in the immediately preceding quarter; plus

•

all of our cash receipts, excluding cash from (1) borrowings that are not working capital borrowings, (2) sales of equity and debt securities, (3) sales or other dispositions of assets outside the ordinary course of business, (4) capital contributions received or (5) corporate reorganizations or restructurings (provided that cash receipts from the termination of a commodity hedge or interest rate swap prior to its specified termination date shall be included in operating surplus in equal quarterly installments over the scheduled life of such commodity hedge or interest rate swap); plus

•	working capital borrowings made after the end of a quarter but on or before the date of determination of operating surplus for the quarter; plus

•

interest paid on debt incurred by us, and cash distributions paid on the equity securities issued by us, to finance all or any portion of the construction, expansion or improvement of our facilities during the period from such financing until the earlier to occur of the date the capital asset is put into service or the date that it is abandoned or disposed of; plus

•

interest paid on debt incurred by us, and cash distributions paid on the equity securities issued by us, in each case, to pay the construction period interest on debt incurred, or to pay construction period distributions on equity issued, to finance the construction projects referred to above; less

•	all of our operating expenditures (as defined below); less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within twelve months after having been incurred or repaid within such twelve-month period with the proceeds of additional working capital borrowings.

If a working capital borrowing, which increases operating surplus, is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital is in fact repaid, it will not be treated as a reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

Operating expenditures generally means all of our expenditures, including, but not limited to, taxes, reimbursements of expenses to our general partner, repayment of working capital borrowings, debt service payments and capital expenditures, provided that operating expenditures will not include:

•	payments (including prepayments) of principal of and premium on indebtedness, other than working capital borrowings;

•	capital improvement expenditures;

•	payment of transaction expenses relating to interim capital transactions; or

•	distributions to partners.

Where capital expenditures are made in part for acquisitions or for capital improvements and in part for other purposes, our general partner, with the concurrence of the conflicts committee, shall determine the allocation between the amounts paid for each.

Maintenance capital expenditures reduce operating surplus, from which we pay the minimum quarterly distribution, but expansion capital expenditures do not. Maintenance capital expenditures represent capital expenditures made to replace partially or fully depreciated assets, to maintain the existing operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows. Maintenance capital expenditures include expenditures required to maintain equipment reliability, storage and pipeline integrity and safety and to address environmental regulations. Expansion capital expenditures represent capital expenditures made to expand or to increase the efficiency of the existing operating capacity of our assets or to expand the operating capacity or revenues of existing or new assets, whether through construction or acquisition. Costs for repairs and minor renewals to maintain facilities in operating condition and that do not extend the useful life of existing assets will be treated as operational and maintenance expenses as we incur them. Our partnership agreement provides that our general partner determines how to allocate a capital expenditure for the acquisition or expansion of our assets between maintenance capital expenditures and expansion capital expenditures.

Capital Surplus. Capital surplus will typically be generated only by:

•	borrowings other than working capital borrowings;

•	sales of our equity and debt securities;

•

sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirement or replacement of assets;

•	capital contributions received; and

•	corporate reorganizations or restructurings.

Characterization of Cash Distributions. Our partnership agreement requires that we treat all available cash as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes an amount equal to two times the amount needed for any one quarter for us to pay a distribution on all of our units (including the general partner units) and the incentive distribution rights at the same per-unit amount as was distributed in the immediately preceding quarter. The basket amount does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to this amount of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities, and borrowings, that would otherwise be distributed as capital surplus. If we were to increase our quarterly distribution amount during a period when our operating surplus actually generated from our operations had not increased by a corresponding amount, or if we were to maintain our quarterly distribution amount when our operating surplus generated from our operations had declined, by using these provisions we could use cash from non-operating sources, such as asset sales, issuances of securities and borrowings, to make distributions substantially in excess of actual cash generated by our business. These types of distributions could deteriorate our capital base, which could have a material adverse effect on our ability to make future distributions to our unitholders. In addition, these provisions could enable our general partner, if it so chooses, to receive distributions on its incentive distribution rights that would normally be treated as distributions from capital surplus and to which our general partner would not otherwise be entitled if we did not have sufficient available cash from operating surplus to make such distributions. We do not anticipate that we will make any distributions from capital surplus.

Adjusted Operating Surplus. Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net increases in working capital borrowings and net drawdowns of reserves of cash generated in prior periods. Adjusted operating surplus consists of:

•	operating surplus generated with respect to that period; less

•	any net increase in working capital borrowings with respect to that period; less

•	any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

•	any net decrease in working capital borrowings with respect to that period; plus

•	any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

Distributions of Available Cash from Operating Surplus during the Eight Quarter Period

We will make distributions of available cash from operating surplus for any quarter during the eight quarter period ended June 30, 2013 (the “Eight Quarter Period”) in the following manner:

•

first, 97.9% to the holders of the Series A Preferred Units, pro rata, and 2.1% to our general partner, until we distribute for each outstanding Series A Preferred Unit an amount equal to the Series A Quarterly Distribution Amount (as defined below) for that quarter;

•

second, 97.9% to the holders of the Series A Preferred Units, pro rata, and 2.1% to our general partner, until we distribute for each outstanding Series A Preferred Unit an amount equal to any arrearages in the payment of the Series A Quarterly Distribution Amount for any prior quarters; and

•	thereafter, 97.9% to all unitholders holding common units, pro rata, and 2.1% to the general partner.

Series A Quarterly Distribution Amount means (i) in the case of any quarter or partial quarter during the period ending on October 25, 2011, $0.138125 per unit and (ii) thereafter, $0.17875 per unit.

The preceding discussion is based on the assumptions that our general partner maintains its 2.1% general partner interest and that we do not issue additional classes of equity securities.

Distributions of Available Cash from Operating Surplus after the Eight Quarter Period

Our partnership agreement requires that we make distributions of available cash from operating surplus for any quarter after the Eight Quarter Period in the following manner:

•

first, 97.9% to the holders of Series A Preferred Units, pro rata, and 2.1% to our general partner, until we distribute for each outstanding Series A Preferred Unit an amount equal to the Series A Quarterly Distribution Amount for that quarter;

•

second, 97.9% to the holders of Series A Preferred Units, pro rata, and 2.1% to our general partner, until we distribute for each outstanding Series A Preferred Unit an amount equal to any arrearages in the payment of the Series A Quarterly Distribution Amount for any prior quarters;

•

third, 97.9% to all common unitholders and Class B unitholders, pro rata, and 2.1% to our general partner, until we distribute for each outstanding common and Class B unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—General Partner Interest and Incentive Distribution Rights” below.

The preceding discussion is based on the assumptions that our general partner maintains its 2.1% general partner interest and that we do not issue additional classes of equity securities.

General Partner Interest and Incentive Distribution Rights

Our partnership agreement provides that our general partner will be entitled to an approximate 2.1% of all distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its approximate 2.1% general partner interest if we issue additional units. Our general partner’s approximate 2.1% interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future (other than the issuance of partnership securities issued in connection with a reset of the incentive distribution target levels relating to our general partner’s incentive distribution rights or the issuance of partnership securities upon conversion of outstanding partnership securities) and our general partner does not contribute a proportionate amount of capital to us in order to maintain its then current general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its then current general partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.

Incentive distribution rights represent the right to receive an increasing percentage (13%, 23% and 48%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

The following discussion assumes that our general partner maintains its approximate 2.1% general partner’s interest and continues to own the incentive distribution rights.

If for any quarter after the Eight Quarter Period:

•	we have distributed available cash from operating surplus to the holders of our Series A Preferred Units in an amount equal to the Series A Quarterly Distribution Amount;

•

we have distributed available cash from operating surplus to the holders of our Series A Preferred Units in an amount necessary to eliminate any cumulative arrearages in the payment of the Series A Quarterly Distribution Amount; and

•	we have distributed available cash from operating surplus to the common unitholders and Class B unitholders in an amount equal to the minimum quarterly distribution;

then, our partnership agreement requires that we distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

•

first, 97.9% to all unitholders holding common units or Class B units, pro rata, and 2.1% to the general partner, until each unitholder receives a total of $0.1265 per unit for that quarter (the “first target distribution”);

•

second, 84.9% to all unitholders holding common units or Class B units, pro rata, and 15.1% to the general partner, until each unitholder receives a total of $0.1375 per unit for that quarter (the “second target distribution”);

•

third, 74.9% to all unitholders holding common units or Class B units, pro rata, and 25.1% to the general partner, until each unitholder receives a total of $0.1825 per unit for that quarter (the “third target distribution”); and

•	thereafter, 49.9% to all unitholders holding common units or Class B units, pro rata, and 50.1% to the general partner.

General Partner’s Right to Reset Incentive Distribution Levels

Our general partner, as the holder of our incentive distribution rights, has the right under our partnership agreement to elect to relinquish the right to receive incentive distribution payments based on the initial cash target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments to our general partner would be set. Our general partner’s right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner are based may be exercised without approval of our unitholders or the conflicts committee of our general partner, at any time when we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters and the amount of each such distribution did not exceed adjusted operating surplus for such quarter. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that our general partner will not receive any incentive distributions under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target cash distributions prior to the reset, our general partner will be entitled to receive a number of newly issued Class B units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions related to the incentive distribution rights received by our general partner for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period.

The number of Class B units that our general partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to (x) the average amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election divided by (y) the average of the amount of cash distributed per common unit during each of these two quarters. Each Class B unit will be convertible into one common unit at the election of the holder of the Class B unit at any time following the first anniversary of the issuance of these Class B units. We will also issue an additional amount of general partner units in order to maintain the general partner’s ownership interest in us relative to the issuance of the Class B units.

Following a reset election by our general partner, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per common unit for the two fiscal quarters immediately preceding the reset election (such amount is referred to as the “reset minimum quarterly distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

•

first, 97.9% to all unitholders holding common units or Class B units, pro rata, and 2.1% to our general partner, until each unitholder receives an amount equal to 115% of the reset minimum quarter distribution for that quarter;

•

second, 84.9% to all unitholders holding common units or Class B units, pro rata, and 15.1% to our general partner, until each unitholder receives an amount per unit equal to 125% of the reset minimum quarterly distribution for that quarter;

•

third, 74.9% to all unitholders holding common units or Class B units, pro rata, and 25.1% to our general partner, until each unitholder receives an amount per unit equal to 166% of the reset minimum quarterly distribution for that quarter; and

•	thereafter, 49.9% to all unitholders holding common units or Class B units, pro rata, and 50.1% to our general partner.

Distributions from Capital Surplus

How Distributions from Capital Surplus Will Be Made. Our partnership agreement requires that we make distributions of available cash from capital surplus, if any, in the following manner:

•

first, 97.9% to the holders of our Series A Preferred Units, pro rata, and 2.1% to our general partner, until we distribute for each outstanding Series A Preferred Unit an amount equal to any unpaid arrearages in the payment of the Series A Quarterly Distribution Amount;

•

second, 97.9% to all unitholders, pro rata, and 2.1% to our general partner, until a hypothetical holder of a common unit acquired on the original offering date has received with respect to such common unit, an amount of available cash from capital surplus equal to the initial public offering price per common unit; and

•	thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

Effect of a Distribution from Capital Surplus. Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the “unrecovered initial unit price.” Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our general partner to receive incentive distributions.

Once we distribute capital surplus on a unit in an amount equal to the initial unit price, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels will be reduced to zero. Our partnership agreement specifies that we then make all future distributions from operating surplus, with 49.9% being paid to the holders of units and 50.1% to our general partner. The percentage interests shown for our general partner include its approximate 2.1% general partner interest and assume our general partner has not transferred the incentive distribution rights. We do not anticipate that we will make any distributions from capital surplus.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, our partnership agreement specifies that the following items will be proportionately adjusted:

•	the minimum quarterly distribution;

•	target distribution levels; and

•	the unrecovered initial unit price.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level. Our partnership agreement provides that we not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels for each quarter will be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus our general partner’s estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General. If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to our unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of outstanding Series A Preferred Units to a preference over the holders of outstanding common units upon our liquidation, to the extent required to permit holders of our Series A Preferred Units to receive an amount equal to the Series A Liquidation Value (which generally equals the unrecovered Series A Issue Price, plus the Series A Distribution Amount for the current quarter, plus any arrearages in the payment of the Series A Quarterly Distribution Amount for any prior quarters). Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of our general partner.

Manner of Adjustments for Gain. The manner of the adjustment for gain is set forth in our partnership agreement. We will allocate any gain to the partners in the following manner:

•	first, to the general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•

second, 97.9% to the holders of our Series A Preferred Units, pro rata, and 2.1% to the general partner, until the capital account for each Series A Preferred Unit is equal to the Series A Liquidation Value;

•

third, 97.9% to the common unitholders, pro rata, and 2.1% to the general partner, until the capital account for each common unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs (the “Unpaid MQD”);

•

fourth, 97.9% to the Class B unitholders, pro rata, and 2.1% to our general partner until the capital account for each Class B unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the unpaid MQD for the quarter during which our liquidation occurs;

•

fifth, 97.9% to all unitholders holding common units or Class B units, pro rata, and 2.1% to the general partner, until the capital account in respect of each common unit then outstanding is equal to the sum of: (1) the unrecovered initial unit price; (2) the unpaid MQD for the quarter during which our liquidation occurs; and (3) the excess of (a) the first target distribution less the minimum quarterly distribution for each quarter of our existence over (b) the cumulative per unit amount of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 97.9% to the unitholders, pro rata, and 2.1% to the general partner, for each quarter of our existence (the sum of (1), (2), and (3) is hereinafter referred to as the “first liquidation target amount”);

•

sixth, 84.9% to all unitholders holding common units or Class B units, pro rata, and 15.1% to the general partner, until the capital account in respect of each common unit then outstanding is equal to the sum of: (1) the first liquidation target amount; and (2) the excess of (a) the second target distribution less the first target distribution for each quarter of our existence over (b) the cumulative per unit amount of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 84.9% to the unitholders, pro rata, and 15.1% to the general partner for each quarter of our existence (the sum of (1) and (2) is hereinafter referred to as the “second liquidation target amount”);

•

seventh, 74.9% to all unitholders holding common units or Class B units, pro rata, and 25.1% to the general partner, until the capital account in respect of each common unit then outstanding is equal to the sum of: (1) the second liquidation target amount; and (2) the excess of (a) the third target distribution less the second target distribution for each quarter of our existence over (b) the cumulative per unit amount of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 74.9% to the unitholders, pro rata, and 25.1% to the general partner for each quarter of our existence; and

•	thereafter, 49.9% to all unitholders, pro rata, and 50.1% to the general partner.

The percentage interests set forth above for our general partner include its approximate 2.1% general partner interest and assume the general partner has not transferred the incentive distribution rights.

Manner of Adjustments for Losses. We will generally allocate any loss to our general partner and the unitholders in the following manner:

•	first, 97.9% to the holders of Class B units, pro rata, and 2.1% to the general partner, until the capital accounts of the Class B unitholders have been reduced to zero;

•

second, 97.9% to the holders of common units in proportion to the positive balances in their capital accounts and 2.1% to the general partner, until the capital accounts of the common unitholders have been reduced to zero;

•	third, 97.9% to the holders of our Series A Preferred Units, pro rata, and 2.1% to the general partner, until the capital account for each Series A Preferred Unit has been reduced to zero; and

•	thereafter, 100% to the general partner.

Adjustments to Capital Accounts. Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and our general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in our general partners’ capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

THE PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our Fourth Amended and Restated Agreement of Limited Partnership, which we refer to as our partnership agreement. The partnership agreement is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on September 14, 2011.

We summarize the following provisions of our partnership agreement elsewhere in this prospectus supplement:

•	with regard to distributions of available cash, please see “Cash Distribution Policy;”

•	with regard to the rights of holders of our common units and Series A Preferred Units, please read “Description of Common Units and Series A Preferred Units;”

•	with regard to the transfer of common units and Series A Preferred Units, please see “Description of Common Units and Series A Preferred Units—Transfer of Units;” and

•

with regard to allocations of taxable income, taxable loss and other matters, please see “Material U.S. Federal Income Tax Considerations” in this prospectus supplement and “Material Income Tax Considerations” in the accompanying prospectus.

Organization and Duration

Our partnership was organized on February 22, 2007 and will have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.

Purpose

Our purpose under the partnership agreement is to engage in any business activities that are approved by our general partner. Our general partner, however, may not cause us to engage in any business activities that the general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the midstream energy business, our general partner has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Power of Attorney

Each limited partner, and each person who acquires a unit from a unitholder, by accepting the unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance, or dissolution. The power of attorney also grants our general partner the authority to amend, and to grant consents and waivers on behalf of the limited partners under, our partnership agreement.

Cash Distributions

Our partnership agreement specifies the manner in which we will make cash distributions to holders of our common units, Series A Preferred Units and other partnership securities as well as to our general partner in respect of its general partner interest and its incentive distribution rights. For a description of these cash distribution provisions, please see “Cash Distribution Policy.”

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its general partner interest if we issue additional units. Our general partner’s interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its general partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.

Voting Rights

The following is a summary of the unitholder vote required for the matters specified below. Matters requiring the approval of a “unit majority” require the approval of a majority of the outstanding common units, Series A Preferred Units (voting on an as if converted basis) and Class B units, if any, voting as a class.

In voting their common units, Series A Preferred Units and Class B units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us and the limited partners.

The Series A Preferred Units have voting rights that are identical to the voting rights of common units and vote with the common units as a single class, so that each Series A Preferred Unit is entitled to one vote for each common unit into which such Series A Preferred Unit is convertible on each matter with respect to which each common unit is entitled to vote. In addition, the approval of a majority of the Series A Preferred Units, voting separately as a class, is necessary on any matter that adversely affects any of the rights of the Series A Preferred Units or amends or modifies the terms of the Series A Preferred Units in any material respect or affects the holders of the Series A Preferred Units disproportionately in relation to the holders of common units, including, without limitation, any action that would (i) reduce the distribution amount to the Series A Preferred Units or change the time or form of payment of distributions, (ii) reduce the amount payable to the Series A Preferred Units upon the liquidation of our partnership, (iii) modify the conditions relating to the conversion of the Series A Preferred Units or (iv) issue any equity security that, with respect to distributions or rights upon liquidation, ranks equal to or senior to the Series A Preferred Units or issue any additional Series A Preferred Units (except for the Series A Preferred Units issued in connection with this rights offering or upon conversion of the Convertible Debentures).

Issuance of additional common units or units of equal or junior rank to the common units	No approval right.

Amendment of the partnership agreement	Certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please see “—Amendment of the Partnership Agreement.”

Issuance of units senior to the common units on or before June 30, 2015 (the “Senior Security Restriction Period”)

Majority of the outstanding common units (excluding common units held by our general partner and its affiliates and excluding any class or series of partnership securities that, with respect to distributions on such partnership securities or distributions on liquidation of our partnership, ranks senior to the common units during the Senior Security Restriction Period (“Senior Securities”)), with certain exceptions described under “—Issuance of Additional Securities.” We need the consent of a majority of the outstanding Series A Preferred Units to issue any additional Series A Preferred Units or issue any equity security that, with respect to distributions or rights upon liquidation, ranks equal to or senior to the Series A Preferred Units, except for the Series A Preferred Units to be issued in connection with this rights offering or upon conversion of the Convertible Debentures.

Issuance of units senior to the common units after June 30, 2015	No approval right with respect to the common unitholders. We need the consent of a majority of the outstanding Series A Preferred Units to issue any additional Series A Preferred Units or issue any equity security that, with respect to distributions or rights upon liquidation, ranks equal to or senior to the Series A Preferred Units, except for the Series A Preferred Units to be issued in connection with this rights offering or upon conversion of the Convertible Debentures.

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please see “—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority. Please see “—Termination and Dissolution.”

Continuation of our business upon dissolution	Unit majority. Please see “—Termination and Dissolution.”

Withdrawal of the general partner	Under most circumstances, the approval of a majority of the common units and Series A Preferred Units, voting as a class, excluding common units and Series A Preferred Units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to June 30, 2017 in a manner that would cause a dissolution of our partnership. Please see “—Withdrawal or Removal of the General Partner.”

Removal of the general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates. Please see “—Withdrawal or Removal of the General Partner.”

Transfer of the general partner interest	Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets, to such person. The approval of a majority of the common units and Series A Preferred Units, voting as a class, excluding common units and Series A Preferred Units held by the general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to June 30, 2017. Please see “—Transfer of General Partner Units.”

Transfer of incentive distribution rights	Except for transfers to an affiliate or another person as part of our general partner’s merger or consolidation, sale of all or substantially all of its assets or the sale of all of the ownership interests in such holder, the approval of a majority of the common units and Series A Preferred Units, voting as a class, excluding common units and Series A Preferred Units held by the general partner and its affiliates, is required in most circumstances for a transfer of the incentive distribution rights to a third party prior to June 30, 2017. Please see “—Transfer of Incentive Distribution Rights.”

Transfer of ownership interests in our general partner	No approval required at any time. Please see “—Transfer of Ownership Interests in the General Partner.”

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

•	to remove or replace our general partner;

•	to approve some amendments to the partnership agreement; or

•	to take other action under the partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as the general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither the partnership agreement nor the Delaware Act specifically provides for legal recourse against the general partner if a limited partner were to lose limited liability through any fault of the general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

Our subsidiaries conduct business in Arkansas, California, Colorado, Georgia, Idaho, Illinois, Indiana, Kansas, Michigan, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, Virginia and Washington and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a limited partner of the operating company may require compliance with legal requirements in the jurisdictions in which the operating company conducts business, including qualifying our subsidiaries to do business there.

Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If, by virtue of our membership interest in the operating company or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to the partnership agreement, or to take other action under the partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as the general partner under the circumstances. We will operate in a manner that the general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders, except:

•

that we will need the consent of a majority of the outstanding Series A Preferred Units to issue any additional Series A Preferred Units or issue any equity security that, with respect to distributions or rights upon liquidation, ranks equal to or senior to the Series A Preferred Units (except for the Series A Preferred Units to be issued in connection with this rights offering or upon conversion of the Convertible Debentures); and

•

during Senior Security Restriction Period, we will not issue any Senior Securities without the consent of the holders of at least a majority of the outstanding common units (excluding the common units held by our general partner and its affiliates and excluding any Senior Securities that are convertible into common units); provided that we may issue an unlimited number of Senior Securities during the Senior Security Restriction Period without obtaining such consent if (i) such issuances are made in connection with the conversion of our Convertible Debentures or the consummation of this rights offering and use of proceeds therefrom, (ii) issuances are made upon conversion, redemption or exchange of Senior Securities into or for Senior Securities of equal or lesser rank, where the aggregate amount of distributions that would have been paid with respect to such newly issued Senior Securities, plus the related distributions to our general partner, in respect of the four-quarter period ending prior to the first day of the quarter in which the issuance is to be consummated (assuming such newly issued Senior Securities had been outstanding throughout such period) would not have exceeded the distributions actually paid during such period on the Senior Securities that are to be converted, redeemed or exchanged, plus the related distributions to our general partner, (iii) such issuances are made in connection with the combination or subdivision of any class of Senior Securities, (iv) such issuances are made in connection with an acquisition or expansion capital improvement that increases estimated pro forma Adjusted Operating Surplus (less estimated pro forma distributions on the Series A Preferred Units and on any other Senior Securities) on a per-common unit basis, as determined in good faith by our general partner, as compared to actual Adjusted Operating Surplus (less actual distributions on the Series A Preferred Units and on any other Senior Securities) on a per-common unit basis or (v) the net proceeds of such issuances are used to repay indebtedness of our partnership or its subsidiaries; provided, however, that in the case of subsection (v) such new securities may not be issued to an affiliate of our general partner unless the cost to service any new indebtedness that we determine that we could issue to retire existing indebtedness (with our general partner’s determination being conclusive) is greater than the distribution obligations associated with the Senior Securities issued in connection with its retirement and one or more of the following conditions are also met: (A) the indebtedness that is being repaid matures within 12 months of such repayment, or (B) such indebtedness has experienced a default or event of default (even if the lenders of such indebtedness have agreed to forebear or waive such default or event of default) or (C) our general partner expects to experience a default or event of default under such indebtedness within six months of such repayment (with our general partner’s determination being conclusive).

It is possible that we will fund acquisitions through the issuance of additional common units or other partnership securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership securities may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity securities, which may effectively rank senior to the common units.

Upon issuance of additional partnership securities (other than the issuance of partnership securities issued in connection with a reset of the incentive distribution target levels relating to our general partner’s incentive distribution rights or the issuance of partnership securities upon conversion of outstanding partnership securities), our general partner will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its general partner interest in us. Our general partner’s interest in us will be reduced if we issue additional units in the future (other than issuance of partnership securities issued in connection with a reset of the incentive distribution target levels relating to our general partner’s incentive distribution rights or the issuance of partnership securities upon conversion of outstanding partnership securities) and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of the general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. The holders of common units and Series A Preferred Units do not have preemptive rights to acquire additional common units, Series A Preferred Units or other partnership securities.

Amendment of the Partnership Agreement

General. Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments. No amendment may be made that would:

•	enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•

enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld at its option.

The provision of our partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates).

No Unitholder Approval. Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	the admission, substitution, withdrawal, or removal of partners in accordance with our partnership agreement;

•

a change that our general partner determines to be necessary or appropriate for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we, nor the operating company, nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

•	a change in our fiscal year or taxable year and related changes;

•

an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or the directors, officers, agents, or trustees of our general partner from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or plan asset regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•

subject to the provisions of our partnership agreement, an amendment that our general partner determines to be necessary or appropriate for the authorization or issuance of additional partnership securities, including any amendment that our general partner determines is necessary or appropriate in connection with:

•

the adjustments of the minimum quarterly distribution, first target distribution, second target distribution and third target distribution in connection with the reset of our general partner’s incentive distribution rights as described under “Cash Distribution Policy—General Partner’s Right to Reset Incentive Distribution Levels;” or

•	the implementation of the provisions relating to our general partner’s right to reset its incentive distribution rights in exchange for Class B units; and

•

any modification of the incentive distribution rights made in connection with the issuance of additional partnership securities or rights to acquire partnership securities, provided that, any such modifications and related issuance of partnership securities have received approval by a majority of the members of the conflicts committee of our general partner.

•	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated, or contemplated by a merger agreement that has been approved under the terms of the partnership agreement;

•

any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership, or other entity, as otherwise permitted by our partnership agreement;

•

any amendment necessary to require limited partners to provide a statement, certification or other evidence to us regarding whether such limited partner is subject to United States federal income taxation on the income generated by us;

•

conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

•	do not adversely affect in any material respect the limited partners considered as a whole or any particular class of limited partners as compared to other classes of limited partners;

•

are necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline, or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

•

are required to effect the intent expressed in the registration statement for our initial public offering or the definitive proxy statement filed with the SEC on July 28, 2011 or the intent of the provisions of the partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval. For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes in connection with any of the amendments. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or the limited partners.

In addition, the partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange, or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation, or other combination, or approving on our behalf the sale, exchange, or other disposition of all or substantially all of the assets of our subsidiaries. Our general partner may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the partnership agreement, each of our units will be an identical unit of our partnership following the transaction, and the partnership securities to be issued do not exceed 20% of our outstanding partnership securities immediately prior to the transaction.

If the conditions specified in the partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and the governing instruments of the new entity provide the limited partners and the general partner with the same rights and obligations as contained in the partnership agreement. The unitholders are not entitled to dissenters’ rights of appraisal under the partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets, or any other similar transaction or event.

Termination and Dissolution

We will continue as a limited partnership until terminated under our partnership agreement. We will dissolve upon:

•	the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

•	there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

•	the entry of a decree of judicial dissolution of our partnership; or

•

the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor.

Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability of any limited partner; and

•

neither our partnership, our operating company nor any of our other subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in “Cash Distribution Policy—Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of the General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to June 30, 2017 without obtaining the approval of the holders of at least a majority of the outstanding common units and Series A Preferred Units, voting as a class, excluding common units and Series A Preferred Units held by the general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after June 30, 2017, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ notice to the limited partners if at least 50% of the outstanding units are held or controlled by one person and its affiliates other than the general partner and its affiliates. In addition, the partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please see “—Transfer of General Partner Units” and “—Transfer of Incentive Distribution Rights.”

Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up, and liquidated, unless within a specified period of time after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please see “—Termination and Dissolution.”

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units and Class B units, if any, voting as a separate class. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner’s removal.

Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at that time.

In the event of removal of a general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for their fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Units

Except for the transfer by our general partner of all, but not less than all, of its general partner units to:

•	an affiliate of our general partner (other than an individual); or

•

another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity;

our general partner may not transfer all or any part of its general partner units to another person prior to June 30, 2017 without the approval of the holders of at least a majority of the outstanding common units and Series A Preferred Units, voting as a class, excluding common units and Series A Preferred Units held by our general partner and its affiliates. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

Our general partner and its affiliates may at any time transfer units to one or more persons, without unitholder approval.

Transfer of Ownership Interests in the General Partner

At any time, Vitol and Charlesbank and their respective affiliates may sell or transfer all or part of their respective membership interests in our general partner to an affiliate or a third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

Our general partner or its affiliates or a subsequent holder may transfer its incentive distribution rights to an affiliate of the holder (other than an individual) or another entity as part of the merger or consolidation of such holder with or into another entity, the sale of all of the ownership interest in the holder or the sale of all or substantially all of its assets to, that entity without the prior approval of the unitholders. Prior to June 30, 2017, other transfers of the incentive distribution rights will require the affirmative vote of holders of a majority of the outstanding common units and Series A Preferred Units, voting as a class, excluding common units and Series A Preferred Units held by our general partner and its affiliates. On or after June 30, 2017, the incentive distribution rights will be freely transferable.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our general partner or otherwise change our management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors of our general partner.

Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal our general partner will have the right to convert its general partner units and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at that time.

Limited Call Right

If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

•

the highest cash price paid by either of our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

•	the current market price as of the date three days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please see “—Issuance of Additional Securities.” However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. Common units or Series A Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

By transfer of any common units or Series A Preferred Units in accordance with our partnership agreement, each transferee of common units or Preferred Units, as the case may be, shall be admitted as a limited partner with respect to the units transferred when such transfer and admission is reflected in our books and records. Except as described above under “—Limited Liability,” the common units and Preferred Units will be fully paid, and unitholders will not be required to make additional contributions.

Non-Taxpaying Assignees; Redemption

The Longview system is, and any additional interstate pipelines that we acquire or construct may be, subject to rate regulation by the Federal Energy Regulatory Commission, or FERC. Our general partner has the right under our partnership agreement to institute procedures, by giving notice to each of our unitholders, that would require transferees of common units and Series A Preferred Units and, upon the request of our general partner, existing holders of our common units and Series A Preferred Units to certify that they are Eligible Holders. The purpose of these certification procedures would be to enable us to utilize a federal income tax expense as a component of the pipeline’s cost of service upon which tariffs may be established under FERC rate making policies applicable to entities that pass-through their taxable income to their owners. Eligible Holders are individuals or entities subject to United States federal income taxation on the income generated by us or entities not subject to United States federal income taxation on the income generated by us, so long as all of the entity’s owners are subject to such taxation. If these tax certification procedures are implemented, transferees of common units and Series A Preferred Units will be required to certify and our general partner, acting on our behalf, may at any time require each unitholder to re-certify:

•	that the transferee or unitholder is an individual or an entity subject to United States federal income taxation on the income generated by us; or

•

that, if the transferee unitholder is an entity not subject to United States federal income taxation on the income generated by us, as in the case, for example, of a mutual fund taxed as a regulated investment company or a partnership, all the entity’s owners are subject to United States federal income taxation on the income generated by us.

If, following institution of the certification procedures by our general partner, unitholders:

•	fail to furnish a transfer application containing the required certification;

•	fail to furnish a re-certification containing the required certification within 30 days after request; or

•	are unable to provide a certification to the effect set forth in one of the two bullet points in the second preceding paragraph; then we will have the right, which we may assign to any of our affiliates, to acquire all but not less than all of the units held by any such unitholder by giving written notice of redemption to such unitholder.

The purchase price in the event of such an acquisition for each unit held by such unitholder will be equal to the lesser of the price paid by such unitholder for the relevant unit and the current market price as of the date of redemption.

The purchase price will be paid in cash or by delivery of a promissory note, as determined by our general partner. Any such promissory note will bear interest at the rate of 5% annually and be payable in three equal annual installments of principal and accrued interest, commencing one year after the redemption date.

Non-Citizen Assignees; Redemption

If we are or become subject to federal, state, or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship, or other related status of any limited partner, we may redeem the units held by the limited partner at their current market price. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner to furnish information about his nationality, citizenship, or related status. If a limited partner fails to furnish information about his nationality, citizenship, or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. A non-citizen assignee is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. A non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in-kind upon our liquidation.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a officer, director, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as a director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf on-site at our terminals and pipeline, and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our fiscal year is the calendar year.

We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each partner;

•	a copy of our tax returns;

•

information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each partner became a partner;

•	copies of our partnership agreement, our certificate of limited partnership, related amendments, and powers of attorney under which they have been executed;

•	information regarding the status of our business and financial condition; and

•	any other information regarding our affairs as is just and reasonable.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act of 1933 and applicable state securities laws any common units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences of this rights offering. All statements as to matters of federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Baker Botts L.L.P. and are based on the accuracy of the representations made by us. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing final and proposed Treasury regulations promulgated under the Internal Revenue Code (the “Treasury Regulations”), administrative rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not sought a ruling from the Internal Revenue Service, which is referred to as the “IRS,” with respect to any of the tax matters discussed below, and the IRS would not be precluded from taking positions contrary to those described herein. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below.

This discussion does not purport to be a complete description of all U.S. federal income tax consequences of this rights offering. Moreover, this discussion focuses on our unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens, other unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, individual retirement accounts (IRAs), real estate investment trusts (REITs), mutual funds (RICs), dealers in securities or currencies, traders in securities that elect to mark-to-market, unitholders who acquired our units from us in exchange for property other than cash (and those who acquired their units from such unitholders other than by purchase through a national securities exchange), affiliates of our general partner, or persons who hold our common units as part of a hedge, straddle or conversion transaction. Also, this discussion assumes that our common units are held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code) at the time, of this rights offering. Furthermore, except as specifically provided, this discussion does not address the tax considerations arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty.

If you are an entity or arrangement classified as a partnership for U. S. federal income tax purposes, the tax treatment of each of your partners generally will depend upon the status of the partner and upon the activities of the partnership and, thus, you should consult your own tax advisor.

As stated above, no ruling has been or will be requested from the IRS with respect to the tax consequences of this rights offering. Instead, we will rely on the opinions of Baker Botts L.L.P. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Some tax aspects of this rights offering are not certain and no assurance can be given that the opinions and statements made herein with respect to tax matters will be sustained by a court if contested by the IRS. Furthermore, the tax treatment of this rights offering may be significantly modified by future legislative, regulatory or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

Other than as described herein, no opinions are being given with respect to any other tax matters arising from this rights offering. Moreover, the discussion herein assumes that the rights offering is consummated in the manner described in this prospectus supplement.

THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. YOU SHOULD CONSULT WITH, AND MUST RELY ON, YOUR OWN TAX ADVISORS IN ANALYZING THE FEDERAL, STATE, LOCAL AND FOREIGN CONSEQUENCES PARTICULAR TO YOU OF THIS RIGHTS OFFERING, INCLUDING THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

The Rights Offering

Through this rights offering, you will receive 0.5412 Rights for each common unit you held of record as of the Record Date. Each whole Right will entitle you to acquire, for a subscription price of $6.50 per unit, one (1) newly-issued Series A Preferred Unit. The Rights will be freely transferrable and have been approved for listing on the Nasdaq.

Rights Distribution

In general, the distribution of the rights should not be taxable to you, except in the circumstances described in the following paragraph.

Although the treatment is not certain and meritorious arguments exist to the contrary, for reasons, including that the Rights are freely tradeable as a separate security, we intend to treat the Rights as “marketable securities” under Section 731(c) of the Internal Revenue Code. Consequently, the distribution of the Rights should be treated as a cash distribution by us to you in an amount equal to the fair market value of the Rights. The precise value of the Rights is not currently known, but we intend to take the position that the fair market value of the Rights is equal to the weighted average trading price of the Rights for the period that the Rights are traded. Cash distributions made by us to you generally are not be taxable to you for federal income tax purposes, except to the extent the amount of any such cash distributions exceeds your tax basis in your common units immediately before the distribution. Cash distributions made by us to you in an amount in excess of your tax basis in your common units generally are considered to be gain from the sale or exchange of those common units.

Disposition of Rights

Rights Received by Distribution on Common Units. In general, if you choose to sell part of or all of your Rights, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference, if any, between your amount realized and your tax basis in your Rights sold. Your amount realized upon the sale of the Rights will be measured by the sum of all consideration you receive in the sale. Assuming the distribution of Rights to you is not taxable, to determine your tax basis in the Rights you receive from us, you must equitably apportion your tax basis in your interests in us between your common units and your Rights. Equitable apportionment generally means that the tax basis allocated to the interest being sold (here a Right) equals an amount that bears the same relation to your tax basis in your entire interest in us (your common units and your Rights) as the value of the interest sold (the Right) bears to the value of your entire interest in us (your common units and your Rights). The precise value of the Rights and common units are not currently known. We intend to take the position that the fair market value of the Rights and common units will be established by using their respective weighted average trading prices for the period that the Rights are traded. You may use the actual sales price you receive in determining the equitable apportionment of your tax basis among the Rights you receive and your common units. Due to the limited period in which the Rights will be outstanding, any gain or loss from the disposition of such Rights should be short-term capital gain or loss.

Rights Acquired on Secondary Market. In general, if you acquired your Rights on the secondary market and you choose to sell part of or all of such Rights, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference, if any, between your amount realized and your tax basis in the Rights sold. Your amount realized upon the sale of the Rights will be measured by the sum of all consideration you receive in the sale. In general, your tax basis in the Rights will equal the amount you paid to purchase such Rights on the secondary market. Due to the limited period in which the Rights will be outstanding, any gain or loss from the disposition of such Rights should be short-term capital gain or loss.

Non-Partner Status of Holders of Rights

Ownership of a Right alone should not cause you, or another holder to which you transfer such Right, to be treated as one of our partners for U.S. federal income tax purposes, as the Rights do not convey any interest in our capital or profits unless or until the point at which a Right is exercised and a newly issued Series A Preferred Unit is issued.

Exercise of Rights

Treatment of Exercising Rights Holders. You will not recognize any taxable gain or loss upon exercise of the Rights. Your tax basis in all your units (including the Series A Preferred Units received) will be increased by the subscription price paid for the Series A Preferred Units (i.e., $6.50 per Series A Preferred Unit). Your initial capital account balance in respect of each Series A Preferred Unit received will equal the subscription price paid for the Series A Preferred Unit (i.e., $6.50 per Series A Preferred Unit).

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Thus, according to the ruling discussed above, you will be unable to select high or low basis common units to sell as would be the case with corporate stock.

Treatment of Non-Exercising Rights Holders

If you do not exercise your Rights, you will ultimately suffer a decrease in your percentage interest in us and, therefore, a decrease in your share of our liabilities. This, in turn, will result in a corresponding deemed distribution of cash pursuant to Section 752 of the Internal Revenue Code. As described below, you will not recognize taxable gain as a result of the shift in our liabilities if your tax basis in your common units is positive without including any basis associated with your allocable share of our liabilities. See “-Potential for Income or Gain Recognition as a Result of Reducing Debt Shifts,” below, for a discussion regarding the impact of a reduction in the portion of our liabilities allocated to a unitholder.

Although there is no direct and controlling authority addressing your ability to recognize a loss upon failing to exercise or otherwise dispose of a Right, it is anticipated that no loss would be recognizable and that you would recombine the tax basis that may otherwise have been equitably apportioned to your Rights with the tax basis apportioned to your common units.

Potential for Income or Gain Recognition as a Result of Reducing Debt Shifts

Your initial tax basis in your common units consists of the amount you paid for your common units plus your share of our liabilities. Your basis is increased by allocations of income and decreased, but not below zero, by allocations of losses, distributions and any decreases in your share of our liabilities. A significant portion of our liabilities are considered nonrecourse liabilities. For these purposes, “nonrecourse liabilities” are our liabilities for which no partner, including the general partner, bears the economic risk of loss. Our nonrecourse liabilities generally are allocated among our unitholders based on each unitholder’s share of our profits.

A portion of our nonrecourse liabilities currently allocable to our existing common unitholders ultimately will be shifted to the holders of new Series A Preferred Units issued upon the exercise of the Rights. To the extent that your share of our nonrecourse liabilities is reduced, including by failure to exercise the Rights, you will be deemed to have received a cash distribution equal to the amount by which your share of our liabilities is reduced, which is referred to as a “reducing debt shift.”

Distributions made by us to you generally are not taxable to you for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds your tax basis in your common units immediately before the distribution. Cash distributions from us that are in excess of your tax basis generally are considered to be gain from the sale or exchange of your common units. Thus, if a reducing debt shift results in a deemed cash distribution that exceeds your basis in your common units, you would recognize gain in an amount equal to such excess. However, you generally would not recognize taxable gain solely as a result of a reducing debt shift if your tax basis in your common units is positive without including any basis associated with your share of our liabilities. In light of the prices at which we understand the holders of our common units have purchased their respective common units, it is not anticipated that you will recognize a taxable gain as a result of any potential reducing debt shifts caused by this rights offering; however, we have not received an opinion with respect to the reducing debt shifts and no assurance can be given with respect to potential gain recognition as a result of any such shift.

Treatment of Series A Preferred Units Acquired Upon Exercise

Allocations and Distributions With Respect to Series A Preferred Units

Under our partnership agreement, distributions paid in respect of Series A Preferred Units will be treated by us as a guaranteed payment under Section 707(c) of the Code. Accordingly, you will recognize ordinary income in an amount equal to 100% of the amount of distributions received by you in respect of your Series A Preferred Units. Prior to conversion of the Series A Preferred Units, it is not expected that any other material amounts of income or that any material amounts of losses would be allocated to you in respect of your Series A Preferred Units, except in the unlikely event that the capital accounts of all subordinated units and common units had been reduced to zero, in which case losses would then be allocated to the holders of Series A Preferred Units.

Disposition of Series A Preferred Units

Recognition of Gain or Loss. You will recognize gain or loss on a sale of your Series A Preferred Units equal to the difference between the amount realized and your tax basis for the units sold. The amount realized will be measured by the sum of the cash and the fair market value of other property received by you in the sale, plus your share of our nonrecourse liabilities.

Except as noted below, any gain or loss recognized by you on a sale of Series A Preferred Units will, unless you are a “dealer” in units, generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at a maximum U.S. federal income tax rate of 15% through December 31, 2012 and 20% thereafter (absent new legislation extending or adjusting the current rate). However, a portion of this gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” we own. The term “unrealized receivables” includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Net capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership (i.e., tax basis in all common units and Series A Preferred Units held by the partner) as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units or Series A

Preferred Units transferred with an ascertainable holding period to elect to use the actual holding period of the common units or Series A Preferred Units transferred. Thus, according to the ruling discussed above, a unitholder will be unable to select high or low basis common units or Series A Preferred Units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific common units or Series A Preferred Units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units or Series A Preferred Units transferred must consistently use that identification method for all subsequent sales or exchanges of common units and Series A Preferred Units. A unitholder considering the purchase of additional units or a sale of common units or Series A Preferred Units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees. In general, distributions made in respect of a Series A Preferred Unit will be made to the record holder of that Series A Preferred Unit on the record date for the distribution, and the ordinary taxable income resulting from such distribution will be treated as taxable income of the record holder who is entitled to receive the distribution.

Notification Requirements. If you sell any of your Series A Preferred Units, you are generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of Series A Preferred Units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination. We will be considered to have been terminated for tax purposes if there are sales or exchanges which, in the aggregate, constitute 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same interest are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in us filing two tax returns (and unitholders receiving two Schedules K-1) for one fiscal year and the cost of the preparation of these returns will be borne by all unitholders. We would be required to make new tax elections after a termination, including a new election under

Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Conversion of Series A Preferred Units

The conversion of Series A Preferred Units into common units generally will not be a taxable event for you, except in the circumstances described later in this paragraph. Under our partnership agreement and in accordance with proposed Treasury Regulations, immediately after the conversion of a Series A Preferred Unit, we will adjust the capital accounts of all of our partners to reflect any positive difference (“Unrealized Gain”) or negative difference (“Unrealized Loss”) between the fair market value and the carrying value of our assets at such time as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such asset for an amount equal to its fair market value at the time of such conversion. Such Unrealized Gain or Unrealized Loss (or items thereof) will be allocated first to the Series A Preferred Unitholder in respect of common units received upon the conversion until the capital account of each such common unit is equal to the per unit capital account for each existing common unit. This allocation of Unrealized Gain or Unrealized Loss will not be taxable to the Series A Preferred Unitholder or to any other unitholders. If the Unrealized Gain or Unrealized Loss allocated as a result of the conversion of a Series A Preferred Unit is not sufficient to cause the capital account of each common unit received upon such conversion to equal the per unit capital account for each existing common unit, then capital account balances will be reallocated among the unitholders as needed to produce this result. In the event that such a reallocation is needed, a Series A Preferred Unitholder would be allocated taxable gross income in an amount equal to the amount of any such reallocation to it.

Treatment of Common Units Acquired Upon Conversion of Series A Preferred Units

For a discussion of the material U.S. federal income tax consequences related to holding and disposing of the common units acquired upon exercise of the Series A Preferred Units, please see “Material Income Tax Considerations” in the accompanying prospectus.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY. ACCORDINGLY, YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF THE RECEIPT OF THE RIGHTS IN THIS RIGHTS OFFERING AND THE OWNERSHIP, EXERCISE AND DISPOSITION OF THE RIGHTS, AND THE SERIES A PREFERRED UNITS RECEIVED ON THE EXERCISE THEREOF, APPLICABLE TO YOUR OWN PARTICULAR TAX SITUATION.

PLAN OF DISTRIBUTION

On or about October 3, 2011, we will distribute the Rights and the Rights Certificates to the holders of our common units on the Record Date. On or about September 27, 2011, we will distribute copies of this prospectus supplement to the holders of our common units on the Record Date. Rights holders who wish to exercise their Rights and purchase Series A Preferred Units must complete the Rights Certificate and, if applicable, the Notice of Guaranteed Delivery and return it with payment for the Series A Preferred Units to the subscription agent at the following address:

Rights Certificate Delivery Method	Address/Number
By Hand Delivery, Mail or Overnight Courier	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

See “The Rights Offering—Methods for Exercising Rights” and “The Rights Offering—Guaranteed Delivery Procedures.” If you have any questions, you should contact Phoenix Advisory Partners, LLC, our information agent for this rights offering, at (212) 493-3910 (for brokerage firms and banks) or toll-free at (877) 478-5038 (for unitholders).

Other than as described in this prospectus supplement, we do not know of any existing agreements between any unitholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying Series A Preferred Units.

LEGAL MATTERS

Baker Botts L.L.P., Dallas, Texas, will pass upon the validity of the Series A Preferred Units offered pursuant to this prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Blueknight Energy Partners, L.P. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Annex A

FORM OF

INSTRUCTIONS

AS TO USE OF

BLUEKNIGHT ENERGY PARTNERS, L.P.

RIGHTS CERTIFICATES

CONSULT THE INFORMATION AGENT, YOUR BANK OR

BROKER AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the “Rights Offering”) by Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), to the holders of record (the “Record Holders”) of its common units representing limited partner interests (the “Common Units”), as described in the Partnership’s prospectus supplement (the “Prospectus”) dated September 27, 2011. Record Holders of Common Units as of 5:00 p.m., New York City time, on September 27, 2011 (the “Record Date”) are receiving transferable subscription rights (the “Rights”) to subscribe for and purchase one Series A Preferred Unit representing limited partner interests (“Series A Preferred Units”). An aggregate of 11,846,990 underlying Series A Preferred Units are being offered pursuant to the Prospectus. Each Record Holder will receive 0.5412 Rights for each Common Unit owned of record as of 5:00 p.m., New York City time, on the Record Date. The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on October 31, 2011 (as it may be extended, the “Expiration Date”), unless extended by the Partnership as described in the Prospectus. After the Expiration Date, unexercised Rights will be null and void.

The Partnership will not be obligated to honor any purported exercise of Rights received by American Stock Transfer & Trust Company, LLC (the “Subscription Agent”) after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The Partnership may extend the Expiration Date in certain circumstances by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a press release no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

The Common Units are traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “BKEP.” We expect that the common units issuable upon the conversion of the Series A Preferred Units will also be listed on Nasdaq under the same symbol. The Rights are transferable and have been approved for listing on Nasdaq under the symbol “BKEPR.” The Rights will be evidenced by Rights certificates (the “Rights Certificates”), which will be transferable until the close of business on the Expiration Date, at which time they will cease to have value. The Series A Preferred Units have been approved for listing on Nasdaq under the symbol “BKEPP.”

No fractional Series A Preferred Units will be issued. If your Rights would allow you to purchase a fractional Series A Preferred Unit, you may exercise your Rights only by rounding down to the nearest whole Series A Preferred Unit or by paying for any lesser number of whole underlying Series A Preferred Units.

Each whole Right entitles the holder thereof to purchase one Series A Preferred Unit (the “Basic Subscription”) at the cash price of $6.50 (the “Subscription Price”). In addition, you are entitled to subscribe for additional Series A Preferred Units at the same Subscription Price (the “Over-Subscription Right”). Over-Subscription Rights will be fulfilled with any excess Series A Preferred Units (the “Excess Preferred Units”) for which Basic Subscription Rights are not exercised. If all Basic Subscription Rights are exercised, then no Over-Subscription Rights will be fulfilled. If the number of Series A Preferred Units for which Over-Subscription Rights are exercised exceeds the number of Excess Preferred Units, then exercised Over-Subscription Rights will be fulfilled pro rata based on the number of Basic Subscription Rights each such holder exercised.

The number of Basic Subscription Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Basic Subscription Rights and Over-Subscription Rights by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided, in accordance with these instructions and the terms set forth in the Prospectus.

YOUR RIGHTS CERTIFICATES, OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, BY 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED ITS SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE WITHOUT ANY VALUE.

1.	Method of Subscription-Exercise of Rights

Rights are evidenced by Rights Certificates, which may be physical certificates, but will more likely be electronic certificates issued through the facilities of DTC. Rights may be exercised by completing and signing the Rights Certificate and mailing it in the envelope provided, or otherwise delivering the completed and duly executed Rights Certificate to the Subscription Agent, together with payment in full for the Series A Preferred Units at the subscription price by the Expiration Date, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures. Completed Rights Certificates and related payments must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on or before the Expiration Date, at the offices of the Subscription Agent at the address set forth above, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures described below.

Rights holders may exercise their Over-Subscription Rights by indicating on their Rights Certificate the number of additional Series A Preferred Units they are willing to acquire. If sufficient Excess Preferred Units are available after the exercise of the Basic Subscription Right, all Over-Subscription Rights will be honored in full; otherwise, remaining Excess Preferred Units will be allocated on a pro rata basis. All proration calculations related to Over-Subscription Rights will be made based on each individual exercise of Rights and will not be aggregated by holder.

Record Date unitholders whose Common Units are held by a nominee, such as a broker, dealer, custodian bank, trustee or other nominee, must contact that nominee to exercise their Rights. In that case, the nominee will exercise the Rights on behalf of the Record Date unitholder and arrange for proper payment.

You should complete and send to that record holder the applicable subscription documents from your record holder with the other Rights Offering materials. While we will not charge any fee or sales commission to Rights holders for exercising their Rights (other than the Subscription Price), if you exercise your Rights and/or sell any underlying Series A Preferred Units through a broker, dealer, custodian bank, trustee or other nominee, you are responsible for any fees charged by your broker, dealer, custodian bank, trustee or other nominee.

All exercises of Rights are irrevocable. Once you send in your Rights Certificate or Notice of Guaranteed Delivery and payment, you cannot revoke the exercise of either your Basic Subscription Rights or Over-Subscription Rights, even if the market price of our Common Units is below the Subscription Price. You should not exercise your Rights unless you are certain that you wish to purchase additional Series A Preferred Units at the Subscription Price.

The Partnership will accept only properly completed and duly executed Rights Certificates actually received at any of the addresses listed below, at or prior to 5:00 p.m., New York City time, on the Expiration Date, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures.

Rights Certificate Delivery Method	Address/Number
By Hand Delivery, Mail or Overnight Courier	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Delivery to an address other than the address listed above will not constitute valid delivery and, accordingly, may be rejected by the Partnership.

2.	Issuance of Series A Preferred Units

Unitholders whose Common Units are held of record by Cede & Co. or by any other depository or nominee on their behalf or on behalf of their broker, dealer, custodian bank, trustee or other nominee will have any Series A Preferred Units that they acquire credited to the account of Cede & Co. or the other depository or nominee. With respect to all other unitholders, certificates for all Series A Preferred Units acquired will be mailed. Any such mailing or crediting will occur promptly after this rights offering has expired, payment for the Series A Preferred Units subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

3.	Sale or Transfer of Rights

(a) Sale of Rights Through a Commercial Bank or Broker. To sell Rights evidenced by a Rights Certificate through your commercial bank or broker, sign Form 2 of your Rights Certificate leaving the rest of the Form blank (your broker will add the buyer’s name later). You must have your signature on Form 2 guaranteed in Form 5 by an Eligible Institution and deliver your Rights Certificate and the accompanying envelope to your commercial bank or broker. Your Rights Certificate should be delivered to your commercial bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Rights Certificate as the absolute owner of all of the Rights evidenced by such Rights Certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your commercial bank or broker cannot issue Rights Certificates, if you wish to sell less than all of the Rights evidenced by a Rights Certificate, either you or your commercial bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your commercial bank or broker must first have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in Section 4 of these instructions. The Rights Certificates evidencing the number of Rights you intend to sell can then be transferred by your commercial bank or broker in accordance with the instructions in this Section 3(a).

(b) Transfer of Rights to a Designated Transferee. To transfer your Rights to a transferee other than a commercial bank or broker, you must complete Form 2 in its entirety, execute the Rights Certificate and have your signature guaranteed in Form 5 by an Eligible Institution. A Rights Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Rights Certificate issued. In order to exercise, or otherwise take action with respect to, such a transferred Rights Certificate, the new holder should deliver the Rights Certificate, together with payment of the applicable Subscription Price and complete separate instructions signed by the new holder, to the Subscription Agent in ample time to permit the Subscription Agent to take the desired action. Because only the Subscription Agent can issue Rights Certificates, if you wish to transfer less than all of the Rights evidenced by your Rights Certificate to a designated transferee, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Rights Certificate into Rights Certificates of appropriate smaller denominations by following the instructions in Section 4 below. The Rights Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this Section 3(b).

(c) Rights holders wishing to transfer a portion of their Rights (or all of their Rights in separate portions) should allow a sufficient amount of time prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent, (ii) a new Rights Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidenced by such new Rights Certificates to be exercised or sold by the recipients thereof. The Subscription Agent will facilitate transfers of Rights Certificates only until 5:00 p.m., New York City time, on October 26, 2011, the third business day before the Expiration Date.

(d) Neither the Partnership nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if Rights Certificates or any other required documents are not received in time for exercise or sale prior to the Expiration Date.

(e) Commissions, Fees and Expenses. The Partnership will pay all fees charged by the Subscription Agent, other than fees associated with the sale or transfer of Rights, and the fees charged by the Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the Rights. Neither the Partnership nor the Subscription Agent nor the Information Agent will pay such expenses. The Partnership has agreed to indemnify the Subscription Agent from certain liabilities that they may incur in connection with the issuance of the Rights and the Common Units if you exercise your Rights.

4.	Division of Rights Certificate into Smaller Denominations

To have a Rights Certificate divided into smaller denominations, send your Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Rights Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a commercial bank or broker to effect such actions on your behalf. The Subscription Agent will facilitate subdivisions of Rights Certificates only until 5:00 p.m., New York City time, on October 26, 2011, three business days prior to the Expiration Date. Your signature must be guaranteed in Form 5 by an Eligible Institution if any of the new Rights Certificates are to be issued in a name other than that in which the old Rights Certificate was issued. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Rights Certificates in time to enable the Rights holder to complete a sale or exercise by the Expiration Date. Neither the Partnership nor the Subscription Agent nor the Information Agent will be liable to either a transferor or transferee for any such delays.

5.	Execution

(a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

(b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.

(c) Signature Guarantees. Your signature must be guaranteed in Form 5 by an Eligible Institution, unless you are an Eligible Institution or your Rights Certificate provides that units are to be delivered to you as record holder of those Rights.

6.	Method of Delivery

The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder. If sent by mail, it is recommended that such certificates and payments be sent by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date.

7.	Special Provisions Relating to the Delivery of Rights Through the Depository Trust Company

In the case of Rights that are held of record through the Depository Trust Company (the “Book-Entry Transfer Facility”), exercises of the Rights may be effected by instructing the Book-Entry Transfer Facility to transfer Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised and the number of Series A Preferred Units thereby subscribed for pursuant to the Basic Subscription Right and Over-Subscription Right by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of your Subscription Price for each Series A Preferred Unit subscribed for pursuant to the Basic Subscription Right and Over-Subscription Right.

If your Rights are held of record by a broker, custodian bank or other nominee on your behalf, you may sell your Rights by contacting your broker, custodian bank or other nominee through which you hold your Rights.

Annex B

FORM OF LETTER TO UNITHOLDERS WHO ARE

RECORD HOLDERS

BLUEKNIGHT ENERGY PARTNERS, L.P.

Series A Preferred Units

Offered Pursuant to Subscription Rights

Distributed to Common Unitholders of

Blueknight Energy Partners, L.P.

September 27, 2011

Dear Unitholder:

This letter is being distributed by Blueknight Energy Partners, L.P. (the “Partnership”) to all holders of record of its common units (the “Common Units”) at 5:00 p.m., New York City time, on September 27, 2011 (the “Record Date”), in connection with a distribution in a rights offering (the “Rights Offering”) of transferable subscription rights (the “Rights”) to subscribe for and purchase Series A Preferred Units. The Rights and the Series A Preferred Units are described in the Partnership’s prospectus supplement (the “Prospectus”) dated September 27, 2011.

In the Rights Offering, the Partnership is offering an aggregate of 11,846,990 Series A Preferred Units, as described in the Prospectus. The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on October 31, 2011 (as it may be extended, the “Expiration Date”), unless extended by the Partnership, as described in the Prospectus.

As described in the accompanying Prospectus, you will receive 0.5412 Rights for each Common Unit owned of record as of 5:00 p.m., New York City time, on the Record Date.

Each whole Right entitles the holder thereof to purchase one Series A Preferred Unit (the “Basic Subscription Right”), at the cash price of $6.50 (the “Subscription Price”). In addition you are entitled to subscribe for additional Series A Preferred Units at the same Subscription Price (the “Over-Subscription Right”). Over-Subscription Rights will be fulfilled with any excess Series A Preferred Units (the “Excess Preferred Units”) for which Basic Subscription Rights are not exercised. If all Basic Subscription Rights are exercised, then no Over-Subscription Rights will be fulfilled. If the number of Series A Preferred Units for which Over-Subscription Rights are exercised exceeds the number of Excess Preferred Units, then exercised Over-Subscription Rights will be fulfilled pro rata based on the number of Basic Subscription Rights each such holder exercised. All proration calculations related to Over-Subscription Rights will be made based on each individual exercise of Rights and will not be aggregated by holder.

The Common Units are traded on the Nasdaq Global Market (“Nasdaq”) under the symbol “BKEP.” We expect that the common units issuable upon the conversion of the Series A Preferred Units will also be listed on Nasdaq under the same symbol. The Rights are transferable and have been approved for listing on Nasdaq under the symbol “BKEPR.” The Rights will be evidenced by Rights certificates (the “Rights Certificates”), which will be transferable until the close of business on the last Nasdaq trading day preceding the Expiration Date, at which time they will cease to have value. The Series A Preferred Units have been approved for listing on Nasdaq under the symbol “BKEPP.”

Enclosed are copies of the following documents:

1.	Prospectus;

2.	Rights Certificate;

B-1

3.	Instructions as to the Use of Blueknight Energy Partners, L.P. Subscription Rights Certificates;

4.	Notice of Guaranteed Delivery for Rights Certificates Issued by Blueknight Energy Partners, L.P.; and

5.	A return envelope addressed to American Stock Transfer & Trust Company, LLC, the Subscription Agent.

Your prompt action is requested. To exercise the Rights, you must properly complete and sign the Rights Certificate (or the Notice of Guaranteed Delivery if you are following the Guaranteed Delivery Procedures) and forward it, with payment of the Subscription Price in full for each Series A Preferred Unit, as indicated in the Prospectus in the Section entitled “The Rights Offering.”

The Subscription Agent must receive the Rights Certificate or Notice of Guaranteed Delivery with payment in full of the Subscription Price, including final clearance of any checks, prior to 5:00 p.m., New York City time, on the Expiration Date. FAILURE TO RETURN THE PROPERLY COMPLETED RIGHTS CERTIFICATE WITH THE CORRECT PAYMENT WILL RESULT IN YOUR NOT BEING ABLE TO EXERCISE YOUR RIGHTS. A Rights holder cannot revoke the exercise of its Rights. Rights not exercised prior to the Expiration Date will expire.

Additional copies of the enclosed materials may be obtained from Phoenix Advisory Partners, LLC, the Information Agent. The Information Agent’s telephone number is (212) 493-3910 (for brokerage firms and banks) or (877) 478-5038 (for unitholders). Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

Very truly yours,

Blueknight Energy Partners, L.P.

B-2

Annex C

FORM OF LETTER TO NOMINEE HOLDERS WHOSE

CLIENTS ARE BENEFICIAL HOLDERS

BLUEKNIGHT ENERGY PARTNERS, L.P.

Series A Preferred Units

Offered Pursuant to Subscription Rights

Distributed to Common Unitholders

of Blueknight Energy Partners, L.P.

September 27, 2011

To Security Dealers, Commercial Banks, Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering (the “Rights Offering”) by Blueknight Energy Partners, L.P. (the “Partnership”) of transferable subscription rights (the “Rights”) to subscribe for and purchase Series A Preferred Units, distributed to all holders of record (“Record Holders”) of Common Units, at 5:00 p.m., New York City time, on September 27, 2011 (the “Record Date”). The Rights and the Series A Preferred Units are described in the Partnership’s prospectus supplement (the “Prospectus”) dated September 27, 2011.

In the Rights Offering, the Partnership is offering an aggregate of 11,846,990 Series A Preferred Units, as described in the Prospectus.

The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on October 31, 2011 (as it may be extended, the “Expiration Date”), unless extended by the Partnership, as described in the Prospectus.

As described in the accompanying Prospectus, each beneficial owner of Common Units registered in your name or in the name of your nominee is entitled to 0.5412 Rights for each Common Unit owned by such beneficial owner as of 5:00 p.m., New York City time, on the Record Date.

Each whole Right entitles the beneficial owner thereof to purchase one Series A Preferred Unit (the “Basic Subscription Right”), at the cash price of $6.50 (the “Subscription Price”). In addition the beneficial owner is entitled to subscribe for additional Series A Preferred Units at the same Subscription Price (the “Over-Subscription Right”). Over-Subscription Rights will be fulfilled with any excess Series A Preferred Units (the “Excess Preferred Units”) for which Basic Subscription Rights are not exercised. If all Basic Subscription Rights are exercised, then no Over-Subscription Rights will be fulfilled. If the number of Series A Preferred Units for which Over-Subscription Rights are exercised exceeds the number of Excess Preferred Units, then exercised Over-Subscription Rights will be fulfilled pro rata based on the number of Basic Subscription Rights each such holder exercised. All proration calculations related to Over-Subscription Rights will be made based on each individual exercise of Rights and will not be aggregated by holder.

The Common Units are traded on the Nasdaq Global Market (“Nasdaq”) under the symbol “BKEP.” We expect that the common units issuable upon the conversion of the Series A Preferred Units will also be listed on Nasdaq under the same symbol. The Rights are transferable and have been approved for listing on Nasdaq under the symbol “BKEPR.” The Rights will be evidenced by Rights certificates (the “Rights Certificates”), which will be transferable until the close of business on the last Nasdaq trading day preceding the Expiration Date, at which time they will cease to have value. The Series A Preferred Units have been approved for listing on Nasdaq under the symbol “BKEPP.”

We are asking persons who hold Common Units beneficially and who have received the Rights distributable with respect to those units through a broker, dealer, commercial bank, trust company or other nominee, as well as

C-1

persons who hold certificates of Common Units directly and prefer to have such institutions effect transactions relating to the Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them. In addition, we are asking beneficial owners who wish to obtain a separate Rights Certificate to contact the appropriate nominee as soon as possible and request that a separate Rights Certificate be issued.

The Partnership will pay all fees charged by the Subscription Agent, other than fees associated with the sale or transfer of Rights, and the fees charged by the Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the Rights. Neither we nor the Subscription Agent nor the Information Agent will pay such expenses.

Enclosed are copies of the following documents:

1.	Prospectus;

2.	Rights Certificate;

3.	Instructions as to the Use of Blueknight Energy Partners, L.P. Subscription Rights Certificates;

4.	Notice of Guaranteed Delivery for Rights Certificates Issued by Blueknight Energy Partners, L.P.; and

5.	A return envelope addressed to American Stock Transfer & Trust Company, LLC, the Subscription Agent.

Your prompt action is requested. To exercise Rights, you should deliver the properly completed and signed Rights Certificate (or Notice of Guaranteed Delivery if you are following the Guaranteed Delivery Procedures), with payment of the Subscription Price in full for each Series A Preferred Unit subscribed for, to the Subscription Agent, as indicated in the Prospectus. The Subscription Agent must receive the Rights Certificate or Notice of Guaranteed Delivery with payment of the Subscription Price, including final clearance of any checks, prior to 5:00 p.m., New York City time, on the Expiration Date. FAILURE TO RETURN THE PROPERLY COMPLETED RIGHTS CERTIFICATE WITH THE CORRECT PAYMENT WILL RESULT IN YOUR NOT BEING ABLE TO EXERCISE YOUR RIGHTS. A Rights holder cannot revoke the exercise of its Rights. Rights not exercised prior to the Expiration Date will expire.

Additional copies of the enclosed materials may be obtained from Phoenix Advisory Partners, LLC, the Information Agent. The Information Agent’s telephone number is (212) 493-3910 (for brokerage firms and banks) or (877) 478-5038 (for unitholders). Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

Very truly yours,

Blueknight Energy Partners, L.P.

NOTHING IN THE PROSPECTUS OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF BLUEKNIGHT ENERGY PARTNERS, L.P., THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.

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Annex D

FORM OF LETTER TO CLIENTS OF NOMINEE HOLDERS

BLUEKNIGHT ENERGY PARTNERS, L.P.

Series A Preferred Units

Offered Pursuant to Subscription Rights

Distributed to Common Unitholders

of Blueknight Energy Partners, L.P.

September 27, 2011

To Our Clients:

Enclosed for your consideration is a prospectus supplement (the “Prospectus”) dated September 27, 2011 relating to the rights offering (the “Rights Offering”) by Blueknight Energy Partners, L.P. (the “Partnership”) of transferable subscription rights (the “Rights”) to subscribe for and purchase Series A Preferred Units, distributed to all holders of record (“Record Holders”) of Common Units, at 5:00 p.m., New York City time, on September 27, 2011 (the “Record Date”). The Rights and the Series A Preferred Units are described in the Prospectus.

In the Rights Offering, the Partnership is offering an aggregate of 11,846,990 Series A Preferred Units, as described in the Prospectus.

The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on October 31, 2011 (as it may be extended, the “Expiration Date”), unless extended by the Partnership, as described in the Prospectus.

As described in the accompanying Prospectus, you will receive 0.5412 Rights for each Common Unit carried by us in your account as of 5:00 p.m., New York City time, on the Record Date.

Each whole Right entitles the holder thereof to purchase one Series A Preferred Unit (the “Basic Subscription Right”) at the cash price of $6.50 (the “Subscription Price”). In addition, you are entitled to subscribe for additional Series A Preferred Units at the same Subscription Price (the “Over-Subscription Right”). Over-Subscription Rights will be fulfilled with any excess Series A Preferred Units (the “Excess Preferred Units”) for which Basic Subscription Rights are not subscribed for. If all Basic Subscription Rights are exercised, then no Over-Subscription Rights will be fulfilled. If the number of Series A Preferred Units for which Over-Subscription Rights are exercised exceeds the number of Excess Preferred Units, then exercised Over-Subscription Rights will be fulfilled pro rata based on the number of Basic Subscription Rights each such holder exercised. All proration calculations related to Over-Subscription Rights will be made based on each individual exercise of Rights and will not be aggregated by holder.

The Common Units are traded on the Nasdaq Global Market (“Nasdaq”) under the symbol “BKEP.” We expect that the common units issuable upon the conversion of the Series A Preferred Units will also be listed on Nasdaq under the same symbol. The Rights are transferable and have been approved for listing on Nasdaq under the symbol “BKEPR.” The Rights will be evidenced by Rights certificates (the “Rights Certificates”), which will be transferable until the close of business on the last Nasdaq trading day preceding the Expiration Date, at which time they will cease to have value. The Series A Preferred Units have been approved for listing on Nasdaq under the symbol “BKEPP.”

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON UNITS CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND

PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Series A Preferred Units to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the document carefully before instructing us to exercise your Rights.

If you wish to have us, on your behalf, exercise the Rights for any Series A Preferred Units to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form attached hereto. In addition, please provide instructions if you wish to sell any or all of the Rights to which you are entitled.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised your Rights, such exercise may not be revoked.

Additional copies of the enclosed materials may be obtained from Phoenix Advisory Partners, LLC, the Information Agent. The Information Agent’s telephone number is (212) 493-3910 (for brokerage firms and banks) or (877) 478-5038 (for unitholders). Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

Very truly yours,

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledges receipt of your letter and the enclosed materials relating to the grant of transferable rights (the “Rights”) to purchase Series A Preferred Units of Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”).

This will instruct you whether to exercise Rights to purchase Series A Preferred Units held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Partnership’s prospectus supplement (the “Prospectus”) dated September 27, 2011 and the related “Instructions as to Use of Blueknight Energy Partners, L.P. Subscription Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐               Please DO NOT EXERCISE RIGHTS for Series A Preferred Units.

Box 2. ☐               Please EXERCISE RIGHTS for Series A Preferred Units as set forth below:

      Number of Series A Preferred Units being purchased:

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for Series A Preferred Units	x	$ 6.50 =	$
(no. of Series A Preferred Units)		(Subscription Price)	(amount enclosed	)

(b)	EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you wish to subscribe for additional Series A Preferred Units pursuant to your Over-Subscription Right:

I apply for Series A Preferred Units	x	$ 6.50 =	$
(no. of Series A Preferred Units)		(Subscription Price)	(amount enclosed	)

NOTE: ANY PRORATION OF YOUR OVER-SUBSCRIPTION RIGHT WILL BE BASED ON THE NUMBER OF BASIC SUBSCRIPTION RIGHTS THAT YOU EXERCISE HEREIN AND WILL NOT INCLUDE ANY OTHER EXERCISES BY YOU

(c)	Total Amount of Payment Enclosed = $

I am (we are) making the total purchase price payment required in the following manner:

Box 3. ☐               Payment in the following amount is enclosed: $        ; or

Box 4. ☐               Please deduct payment of $         from the following account maintained by you as follows:

Type of Account	Account No.

(The total of Box 3 and Box 4 must equal the total payment specified on the line (c) above.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of Series A Preferred Units indicated above upon the terms and conditions specified in the Prospectus;

•	agree that if I (we) fail to pay for the Series A Preferred Units I (we) have elected to purchase, you may exercise any remedies available to you under law; and

•	understand that my (our) exercise of Rights may not be withdrawn.

Box 5. ☐             Please sell              of my Rights.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

FORM OF NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of rights (the “Rights”) to purchase Series A Preferred Units of Blueknight Energy Partners, L.P. (the “Partnership”) pursuant to the rights offering (the “Rights Offering”) described in the Partnership’s prospectus supplement dated September 27, 2011, hereby certifies to the Partnership and to American Stock Transfer & Trust Company, LLC, as subscription agent for the Rights Offering, and to Phoenix Advisory Partners, LLC, as information agent for the Rights Offering, that the undersigned has:

(1) exercised the number of Rights specified below on behalf of beneficial owners (which may include the undersigned); and

(2) listed separately below for each beneficial owner (without identifying the beneficial owner) the number of Rights each beneficial owner has elected to exercise.

The undersigned further certifies that each subscriber for whose account the undersigned is subscribing for Series A Preferred Units is a bona fide beneficial owner of Common Units as of the record date for the Rights Offering and that such beneficial ownership is reflected on the undersigned’s records. The undersigned agrees to provide the Partnership or its designee with such additional information as the Partnership deems reasonably necessary to verify the foregoing.

Number of Common Units Owned on the Record Date	Number of Basic Subscription Rights Exercised	Number of Over-Subscription Rights Exercised

Provide the following information if applicable:

Depository Trust Company (“DTC”):

Participant Name:

DTC Participant Number:

DTC Basic Subscription Confirmation Number (s):

By:

Name:

Title:

Annex E

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR

SUBSCRIPTION RIGHTS CERTIFICATES

ISSUED BY

BLUEKNIGHT ENERGY PARTNERS, L.P.

This form, or one substantially equivalent to this form, must be used to exercise the transferable subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”), as described in the prospectus supplement (the “Prospectus”) dated September 27, 2011 of Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificates”), to the subscription agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on October 31, 2011, unless such time is extended by the Partnership as described in the Prospectus (as it may be extended, the “Expiration Date”). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See “The Rights Offering—Notice of Guaranteed Delivery” in the Prospectus.

Payment of the subscription price of $6.50 (the “Subscription Price”) of Series A Preferred Units subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the section of the Prospectus entitled “The Rights Offering” at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the guaranteed delivery procedures thereof. See “The Rights Offering—Notice of Guaranteed Delivery” in the Prospectus.

The Subscription Agent is American Stock Transfer & Trust Company, LLC.

Delivery Method	Address/Number
By Hand Deliver, Mail or Overnight Courier:	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

By Facsimile Transmission:	(718) 234-5001

Telephone Number for Confirmation:	(877) 248-6417

(718) 921-8317

If you have any questions or require additional copies of relevant documents, please contact the information agent, Phoenix Advisory Partners, LLC at (212) 493-3910 (for brokerage firms and banks) or (877) 478-5038 (for unitholders).

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

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Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Upon the terns and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise his/her/its Rights to subscribe for                  Series A Preferred Units underlying the Rights represented by such Rights Certificate(s).

The undersigned understands that payment of the Subscription Price for each Series A Preferred Unit subscribed for pursuant to his/her/its Rights must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $                 either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith

Or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Wire transfer of funds

Name of transferor institution:

Date of transfer:

Confirmation number (if available):

☐	Certified check

☐	Bank draft (cashier’s check)

Name of maker:

Date of check or draft:

Check or draft:

Bank on which check is drawn or issuer:

Signature(s)

Address

Names

Area Code and Tel. No.(s)

Rights Certificate No(s) (if available)

E-2

PROSPECTUS

$400,000,000

Blueknight Energy Partners, L.P.

BKEP Finance Corporation

COMMON UNITS

SERIES A PREFERRED UNITS

PARTNERSHIP SECURITIES

WARRANTS

RIGHTS

DEBT SECURITIES

We may offer, from time to time, in one or more series, the following securities under this prospectus:

•	common units representing limited partner interests in Blueknight Energy Partners, L.P.;

•	Series A Preferred Units representing limited partner interests in Blueknight Energy Partners, L.P.;

•	partnership securities;

•	warrants to purchase common units, Series A Preferred Units, partnership securities, or debt securities;

•	rights to purchase common units, Series A Preferred Units, partnership securities, or debt securities; and

•	debt securities, which may be senior debt securities or subordinated debt securities.

BKEP Finance Corporation may act as co-issuer of the debt securities, and certain other direct or indirect subsidiaries of Blueknight Energy Partners, L.P. may guarantee the debt securities.

We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $400,000,000. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

Our common units are traded on the Nasdaq Global Market under the symbol “BKEP.” We will provide information in the prospectus supplement for the trading market, if any, for any Series A Preferred Units, partnership securities, warrants, rights and debt securities we may offer.

Investing in our securities involves risk. Limited partnerships are inherently different from corporations. You should carefully consider the risk factors described under “Risk Factors” beginning on page 3 of this prospectus before you make any investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 26, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we and BKEP Finance Corporation have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, we may, from time to time, sell up to $400,000,000 of the securities described in this prospectus in one or more offerings. Each time we offer securities, we will provide you with this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering, including, in the case of Series A Preferred Units, partnership securities, warrants, rights and debt securities, the specific terms of the securities.

The prospectus supplement may include additional risk factors or other special considerations applicable to those securities and may also add, update, or change information in this prospectus. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information.” You are urged to read this prospectus and any prospectus supplements relating to the securities offered to you, together with the additional information described under the heading “Where You Can Find More Information,” carefully before investing in our common units, Series A Preferred Units, partnership securities, warrants, rights, or debt securities. To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

As used in this prospectus, “we,” “us” and “our” and similar terms mean Blueknight Energy Partners, L.P. and its subsidiaries, unless the context indicates otherwise.

ABOUT BLUEKNIGHT ENERGY PARTNERS, L.P.

We are a publicly traded master limited partnership with operations in twenty-three states. We provide integrated terminalling, storage, processing, gathering and transportation services for companies engaged in the production, distribution and marketing of crude oil and asphalt product. We do not take title of the crude oil and asphalt for which we provide services for our customers, and our only inventory consists of pipeline linefill and tank bottoms necessary to operate our assets.

Our general partner, Blueknight Energy Partners G.P., L.L.C., is a Delaware limited liability company. Our general partner has sole responsibility for conducting our business and managing our operations.

We own 100% of BKEP Finance Corporation. BKEP Finance Corporation was organized for the purpose of co-issuing our debt securities and has no material assets or liabilities, other than as co-issuer of our debt securities. Its activities will be limited to co-issuing our debt securities and engaging in activities incidental thereto.

BKEP Operating, L.L.C., BKEP Management, Inc., BKEP Crude, L.L.C., BKEP Pipeline, L.L.C., BKEP Materials, L.L.C., BKEP Asphalt, L.L.C., BKEP Field Services, L.L.C., BKEP Sub, L.L.C. and BKEP Services LLC may unconditionally guarantee any series of debt securities of Blueknight Energy Partners, L.P. and BKEP Finance Corporation offered by this prospectus, as set forth in a related prospectus supplement. As used in this prospectus, the term “Subsidiary Guarantors” means the subsidiaries that unconditionally guarantee any such series of debt securities.

Our principal executive offices are located at Two Warren Place, 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136, and our phone number is (918) 237-4000. Our website is located at http://www.bkep.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

For additional information as to our business, properties, and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

RISK FACTORS

The nature of our business activities subjects us to certain hazards and risks. Additionally, limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in similar businesses. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus or any prospectus supplement, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition, or results of operations could be adversely affected. In that case, the trading price of our common units, Series A Preferred Units, partnership securities, warrants, rights or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

FORWARD-LO OKING STATEMENTS

Some of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference contain “forward-looking” statements. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on the current beliefs of our management as well as assumptions made by, and information currently available to, management. Words such as “may,” “will,” “anticipate,” “believe,” “expect,” “estimate,” “intend,” “project” and other similar phrases or expressions identify forward-looking statements.

These forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

We disclaim any obligation to publicly update or advise of any change in any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we will use the net proceeds from the sale of the securities covered by this prospectus for general partnership purposes, which may include debt repayment, future acquisitions, capital expenditures and additions to working capital.

Any specific allocation of the net proceeds of an offering of securities to a purpose will be determined at the time of the offering and will be described in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED

CHARGES AND PREFERRED UNIT DISTRIBUTIONS

The table below sets forth our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred unit distributions for the periods indicated on a consolidated historical basis.

	Predecessor(1)
	Year Ended December 31, 2006	Period from January 1, 2007 through July 20, 2007	Period from July 21, 2007 through December 31, 2007	Year Ended December 31, 2008	Year Ended December 31, 2009	Year Ended December 31, 2010	Three Months Ended March 31, 2011

Ratio of earnings to fixed charges	—	—	3.3	1.6	—	—	1.3
Ratio of earnings to combined fixed charges and preferred unit distributions	—	—	3.3	1.6	—	—	—

(1)	The historical financial information for periods prior to the contribution of the assets, liabilities and operations to us on July 20, 2007 reflects the assets, liabilities and operations of our predecessor.

Earnings included in the calculation of this ratio consist of (i) earnings from continuing operations before tax, minus (ii) capitalized interest, plus (iii) depreciation of capitalized interest. Fixed charges included in the calculation of this ratio consist of (i) interest expense, plus (ii) estimated interest associated with rent expense, plus (iii) capitalized interest. For the years ended December 31, 2010 and 2009, our earnings were insufficient to cover fixed charges and the deficiency of earnings were $27.3 million and $16.2 million, respectively. For the period ended July 20, 2007 and the year ended December 31, 2006, our predecessor’s earnings were insufficient to cover fixed charges and the deficiency of earnings were $26.7 million and $36.5 million, respectively.

The ratio of earnings to combined fixed charges and preferred unit distributions is calculated by dividing earnings by fixed charges. For this purpose, “earnings” has the meaning assigned above and “fixed charges” has the meaning assigned above plus preferred unit distributions of consolidated subsidiaries. For the three month period ended March 31, 2011 and the years ended December 31, 2010 and 2009, our earnings were insufficient to cover fixed charges and the deficiency of earnings were $0.3 million, $29.6 million and $16.2 million, respectively. For the period ended July 20, 2007 and the year ended December 31, 2006, our predecessor’s earnings were insufficient to cover fixed charges and the deficiency of earnings were $26.7 million and $36.5 million, respectively.

DESCRIPTION OF THE DEBT SECURITIES

Blueknight Energy Partners, L.P. and BKEP Finance Corporation may issue senior debt securities. The issuers will issue senior debt securities under an indenture among them, the Subsidiary Guarantors, if any, and a trustee that we will name in the related prospectus supplement. We refer to this indenture as the senior indenture. The issuers may also issue subordinated debt securities under an indenture to be entered into among them, the Subsidiary Guarantors, if any, and the trustee. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The debt securities will be governed by the provisions of the related indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the forms of senior and subordinated indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you.

Unless the context otherwise requires, references in this “Description of the Debt Securities” to “we,” “us,” “our” and the “issuers” mean Blueknight Energy Partners, L.P. and BKEP Finance Corporation, and references in this prospectus to an “indenture” refer to the particular indenture under which we issue a series of debt securities.

Provisions Applicable to Each Indenture

General. Any series of debt securities:

•	will be general obligations of the issuers of such series;

•	will be general obligations of the Subsidiary Guarantors if they are guaranteed by the Subsidiary Guarantors; and

•	may be subordinated to the Senior Indebtedness (as defined below) of the issuers and the Subsidiary Guarantors.

The indentures do not limit the amount of debt securities that may be issued under any indenture, and do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

No indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms. We will prepare a prospectus supplement and either a supplemental indenture, or authorizing resolutions of the board of directors of our general partner, accompanied by an officers’ certificate, relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the form and title of the debt securities of that series;

•	the total principal amount of the debt securities of that series;

•

whether the debt securities of that series will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities of that series will be payable;

•	any interest rate which the debt securities of that series will bear, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities of that series will be payable;

•	whether debt securities of that series are entitled to the benefits of any guarantee of any Subsidiary Guarantor;

•	the place or places where payments on the debt securities of that series will be payable;

•	any provisions for the optional redemption or early repayment of that series of debt securities;

•	any provisions that would require the redemption, purchase or repayment of that series of debt securities;

•	the denominations in which that series of debt securities will be issued;

•	the portion of the principal amount of that series of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of that series of debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of that series of debt securities;

•	any terms for the conversion or exchange of that series of debt securities for our other securities or securities of any other entity;

•	any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities of that series.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

We may sell the debt securities at a discount, which may be substantially below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

The Subsidiary Guarantees. The Subsidiary Guarantors may fully, unconditionally, jointly and severally guarantee on an unsecured basis all series of debt securities of the issuers. In the event of any such guarantee, each Subsidiary Guarantor will execute a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the Subsidiary Guarantors.

If a series of senior debt securities is so guaranteed, the Subsidiary Guarantors’ guarantee of the senior debt securities will be the Subsidiary Guarantors’ unsecured and unsubordinated general obligation, and will rank on a parity with all of the Subsidiary Guarantors’ other unsecured and unsubordinated indebtedness. If a series of subordinated debt securities is so guaranteed, the Subsidiary Guarantors’ guarantee of the subordinated debt securities will be the Subsidiary Guarantors’ unsecured general obligation and will be subordinated to all of the Subsidiary Guarantors’ other unsecured and unsubordinated indebtedness.

The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series as described below in “—Defeasance,” then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the indentures, and to the extent not otherwise prohibited by the indentures, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•

automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our direct or indirect limited partnership or other equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•

following delivery of a written notice by us to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money for a purchase money obligation or for a guarantee of either, except for any series of debt securities.

Consolidation, Merger and Sale of Assets. The indentures generally permit a consolidation or merger involving the issuers or the Subsidiary Guarantors. They also permit the issuers or the Subsidiary Guarantors, as applicable, to lease, assign, transfer or dispose of all or substantially all of their assets. Each of the issuers and the Subsidiary Guarantors has agreed, however, that it will not consolidate with or merge into any entity (other than one of the issuers or a Subsidiary Guarantor, as applicable) or lease, assign, transfer or dispose of all or substantially all of its assets to any entity (other than one of the issuers or a Subsidiary Guarantor, as applicable) unless:

•	it is the continuing entity; or

•

if it is not the continuing entity, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the performance of its covenants and obligations under the indentures; and

•	in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction.

Upon any such consolidation, merger or asset lease, assignment, transfer or other disposition involving the issuers or the Subsidiary Guarantors, the resulting entity or transferee will be substituted for the issuers or the Subsidiary Guarantors, as applicable, under the applicable indenture and debt securities. In the case of an asset transfer or other disposition other than a lease, the issuers or the Subsidiary Guarantors, as applicable, will be released from the applicable indenture.

Events of Default. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest on or other charges relating to that series of debt securities when due that continues for 30 days;

•

default in the payment of principal or premium, if any, on any debt securities of that series when due, whether at its stated maturity, upon redemption, by declaration upon required repurchase or otherwise;

•	default in the deposit of any sinking fund payment with respect to any debt securities of that series when due that continues for 30 days;

•

failure by the issuers or, if the series of debt securities is guaranteed by any Subsidiary Guarantors, by such Subsidiary Guarantor, to comply for 60 days with the other agreements contained in the indentures, any supplement to the indentures or any board resolution authorizing the issuance of that series after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	certain events of bankruptcy, insolvency or reorganization of the issuers or, if the series of debt securities is guaranteed by any Subsidiary Guarantor, of any such Subsidiary Guarantor;

•	if the series of debt securities is guaranteed by any Subsidiary Guarantor:

•	any of the guarantees ceases to be in full force and effect, except as otherwise provided in the indentures;

•	any of the guarantees is declared null and void in a judicial proceeding; or

•	any Subsidiary Guarantor denies or disaffirms its obligations under the indentures or its guarantee; and

•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

A holder of a debt security of any series issued under each indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred upon the trustee relating to or arising as a result of an event of default.

The issuers are required to file each year with the trustee a written statement as to its compliance with the covenants contained in the applicable indenture.

Modification and Waiver. Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, a supplement or a waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of, any premium on or any sinking fund payment with respect to the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

•	waive a continuing default or event of default regarding any payment on the debt securities; or

•	release any Subsidiary Guarantor, or modify the guarantee of any Subsidiary Guarantor in any manner adverse to the holders.

Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of the issuers’ obligations under the indentures by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, any guarantees of or any additional obligors on any series of debt securities or, with respect to the senior indenture, the related guarantees;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights the issuers have under the indentures;

•	to add events of default with respect to any debt securities; and

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees (“legal defeasance”); or

•

we will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities and, if applicable, guarantees of the payments will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

No Personal Liability of General Partner. Blueknight Energy Partners G.P., L.L.C., our general partner, and its directors, officers, employees, incorporators and members, in such capacity, will not be liable for the obligations of the issuers or any Subsidiary Guarantor under the debt securities, the indentures or the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a debt security, each holder of that debt security will have agreed to this provision and waived and released any such liability on the part of Blueknight Energy Partners G.P., L.L.C. and its directors, officers, employees, incorporators and members. This waiver and release are part of the consideration for our issuance of the debt securities. It is the view of the SEC that a waiver of liabilities under the federal securities laws is against public policy and unenforceable.

Governing Law. New York law will govern the indentures and the debt securities.

Trustee. We may appoint a separate trustee for any series of debt securities. We use the term “trustee” to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business, and the trustee may own debt securities.

Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, we will not be required to register the transfer or exchange of:

•	any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to the Subordinated Indenture

Subordination. Debt securities of a series may be subordinated to the issuers’ “Senior Indebtedness,” which is defined generally to include any obligation created or assumed by the issuers (or, if the series is guaranteed, any Subsidiary Guarantors) for the repayment of borrowed money, any purchase money obligation created or assumed by the issuer, and any guarantee therefor, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities (or, if the series is guaranteed, the guarantee of any Subsidiary Guarantor), or to other obligations which are pari passu with or subordinated to the debt securities (or, if the series is guaranteed, the guarantee of any Subsidiary Guarantor). Subordinated debt securities will be subordinated in right of payment, to the extent and in the manner set forth in the subordinated indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of any Subsidiary Guarantor that is designated as “Senior Indebtedness” with respect to the series.

The holders of Senior Indebtedness of the issuers or, if applicable, a Subsidiary Guarantor will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium or interest with respect to the subordinated debt securities upon any payment or distribution of our assets or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors’ assets, to creditors:

•	upon a liquidation or dissolution of the issuers or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors; or

•	in a bankruptcy, receivership or similar proceeding relating to the issuers or, if applicable to any series of outstanding debt securities, to the Subsidiary Guarantors.

Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive units representing limited partner interests and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

If the issuers do not pay any principal, premium or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, the issuers may not:

•	make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

•	make any deposit for the purpose of defeasance of the subordinated debt securities; or

•

repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, the issuers may deliver subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, unless, in either case,

•	the default has been cured or waived and any declaration of acceleration has been rescinded;

•	the Senior Indebtedness has been paid in full in cash; or

•	the issuers and the trustee receive written notice approving the payment from the representatives of each issue of “Designated Senior Indebtedness.”

Generally, “Designated Senior Indebtedness” will include:

•	any specified issue of Senior Indebtedness of at least $100.0 million; and

•	any other Senior Indebtedness that we may designate in respect of any series of subordinated debt securities.

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, the issuers may not pay the subordinated debt securities for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by the issuers and the trustee of written notice of the default, called a “Blockage Notice,” from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

The Payment Blockage Period may be terminated before its expiration:

•	by written notice from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Payment Blockage Period is no longer continuing.

Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities will be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

DESCRIPTION OF THE COMMON UNITS AND SERIES A PREFERRED UNITS

The Common Units and Series A Preferred Units

The common units and Series A Preferred Units represent limited partner interests in us that entitle the holders to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units, Series A Preferred Units and subordinated units in and to partnership distributions, please read this section and “Cash Distribution Policy.” For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please see “The Partnership Agreement.”

Our common units are traded on the Nasdaq Global Market under the symbol “BKEP.” As of June 6, 2011, all of our outstanding Series A Preferred Units were held by affiliates of our general partner.

Transfer Agent and Registrar

Duties. American Stock Transfer & Trust Company serves as the registrar and transfer agent for the common units and we expect American Stock Transfer & Trust Company will serve as the registrar and transfer agent for the Series A Preferred Units. We pay all fees charged by the transfer agent for transfers of common units and Series A Preferred Units, except the following that must be paid by unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes, and other governmental charges;

•	special charges for services requested by a unitholder; and

•	other similar fees or charges.

There is no charge to the holders of common units or Series A Preferred Units for disbursements of our cash distributions. We will indemnify the transfer agent, its agents, and each of their stockholders, directors, officers, and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal. The transfer agent may resign by notice to us or may be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Units

By transfer of common units or Series A Preferred Units in accordance with our partnership agreement, each transferee of common units or Series A Preferred Units shall be admitted as a limited partner with respect to the common units or Series A Preferred Units transferred when such transfer and admission is reflected in our books and records. Each transferee:

•	represents that the transferee has the capacity, power, and authority to become bound by our partnership agreement;

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

•	gives the consents and approvals contained in our partnership agreement.

A transferee will become a substituted limited partner of our partnership for the transferred common units or Series A Preferred Units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

We may, at our discretion, treat the nominee holder of a common unit or Series A Preferred Units as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units and Series A Preferred Units are securities and are transferable according to the laws governing transfers of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to seek to become a substituted limited partner in our partnership for the transferred common units subject to the conditions of, and in the manner provided under, our partnership agreement.

Until a common unit or Series A Preferred Unit has been transferred and recorded on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

The Longview system is, and any additional interstate pipelines that we acquire or construct may be, subject to rate regulation by the Federal Energy Regulatory Commission, or FERC. Our general partner has the right under our partnership agreement to institute procedures, by giving notice to each of our unitholders, that would require transferees of units and, upon the request of our general partner, existing holders of our units to certify that they are Eligible Holders (as defined below). The purpose of these certification procedures would be to enable us to utilize a federal income tax expense as a component of the pipeline’s cost of service upon which tariffs may be established under FERC rate making policies applicable to entities that pass-through their taxable income to their owners. Eligible Holders are individuals or entities subject to United States federal income taxation on the income generated by us or entities not subject to United States federal income taxation on the income generated by us, so long as all of the entity’s owners are subject to such taxation. If these tax certification procedures are implemented, transferees of common units and Series A Preferred Units will be required to certify, and our general partner, acting on our behalf, may at any time require each unitholder to re-certify:

•	that the transferee or unitholder is an individual or an entity subject to United States federal income taxation on the income generated by us; or

•

that, if the transferee unitholder is an entity not subject to United States federal income taxation on the income generated by us, as in the case, for example, of a mutual fund taxed as a regulated investment company or a partnership, all the entity’s owners are subject to United States federal income taxation on the income generated by us.

In the event that this notice is given by our general partner, which we refer to as a FERC Notice, transfers of a unit will not be recorded by the transfer agent or recognized by us unless the transferee executes and delivers a properly completed tax certification.

Following a FERC Notice, a transferee’s broker, agent or nominee may, but is not obligated to, complete, execute and deliver a tax certification. We are entitled to treat the nominee holder of a unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Following a FERC Notice, in addition to other rights acquired upon transfer, the transferor gives the transferee the right to request admission as a limited partner in our partnership for the transferred units. A purchaser or transferee of units who does not execute and deliver a properly completed tax certification obtains only:

•	the right to assign the common unit or Series A Preferred Unit to a purchaser or other transferee; and

•	the right to transfer the right to seek admission as a limited partner in our partnership for the transferred common units or Series A Preferred Units.

As a result, following a FERC Notice, a purchaser or transferee of units who does not execute and deliver a properly completed transfer application:

•	will not receive cash distributions;

•	will not be allocated any of our income, gain, deduction, losses or credits for federal income tax or other tax purposes;

•	may not receive some federal income tax information or reports furnished to record holders of common units and Series A Preferred Units; and

•	will have no voting rights,

unless the units are held in a nominee or “street name” account and the nominee or broker has executed and delivered a tax certification as to itself and any beneficial holders.

Conversion of Series A Preferred Units

The Series A Preferred Units are convertible in whole or in part into common units at the holder’s election at any time after the eleventh business day following December 31, 2011. The number of common units into which a Series A Preferred Unit is convertible will be an amount equal to (i) the sum of $6.50, divided by (ii) the Conversion Price (as defined below) (subject to customary anti-dilution adjustments). The Conversion Price is an amount equal to (a) in the event the special meeting of our unitholders (the “Special Meeting”) to consider certain proposals to, among other things, reduce the minimum quarterly distribution and incentive distribution rights occurs prior to December 31, 2011, the volume-weighted average trading price per common unit during the 20 consecutive trading days ending on the tenth trading day after the date of such Special Meeting or (b) in the event the Special Meeting does not occur prior to December 31, 2011, the volume-weighted average trading price per common unit during the 20 consecutive trading days ending on the tenth trading day after December 31, 2011; provided, that in either case the Conversion Price shall be no greater than $6.50 and no lower than $5.50 (in each case, subject to adjustment as provided in the partnership agreement).

The Series A Preferred Units are convertible in whole, but not in part, into common units at our option at any time when either (i) a number of Series A Preferred Units equal to 50% or more of the number of Series A Preferred Units issued in a private placement on October 25, 2010 and upon conversion of certain convertible debentures issued on such date, if applicable, are converted into common units by the holders thereof pursuant to the rights described in the preceding paragraph and there does not exist any accrued but unpaid distributions on such Series A Preferred Units or (ii) (a) there does not exist any accrued but unpaid distributions on such Preferred Units, (b) our securities class action litigation has been finally disposed of, including any appeals with respect thereto and (c) the distribution on a Series A Preferred Unit on an “as-converted” basis (i.e., the actual distribution on a common unit multiplied by the number of common units that a Series A Preferred Unit is convertible into) is equal to or greater than the distribution on a Series A Preferred Unit for two consecutive quarters.

In connection with the Special Meeting, we will seek unitholder approval to amend our partnership agreement to provide that in addition to our partnership’s current rights to convert the Series A Preferred Units into common units, the Series A Preferred Units will also be convertible at our option at any time on or after October 25, 2015 if (i) the daily volume-weighted average trading price of the common units is greater than 130% of the Conversion Price for twenty out of the trailing thirty trading days ending two trading days before we furnish notice of conversion and (ii) the average trading volume of common units has exceeded 20,000 common units for twenty out of the trailing thirty trading days ending two trading days before we furnish notice of conversion.

On October 25, 2010, we issued 21,538,462 Series A Preferred Units and convertible subordinated debentures in an aggregate principal amount of $50 million to affiliates of our general partner in privately negotiated transactions. If not otherwise redeemed, the convertible subordinated debentures will mature on

December 31, 2011 and, on such date, all outstanding principal and any accrued and unpaid interest will automatically convert into Series A Preferred Units. The number of Series A Preferred Units issuable on conversion of the convertible subordinated debentures will be an amount equal to (i) the sum of the outstanding principal and any accrued and unpaid interest being converted, divided by (ii) 6.50. In addition, in connection with the October 2010 issuance of Series A Preferred Units and the convertible subordinated debentures, we entered into a registration rights agreement with the purchasers of such securities. Pursuant to the registration rights agreement, we have agreed to file up to six shelf registration statements for the resale of the common units issued as a result of the conversion of the Series A Preferred Units issued in October 2010 and any Series A Preferred Units that may be issued upon conversion of the convertible subordinated debentures.

If the unitholder proposals are approved at the Special Meeting, we have agreed to undertake a rights offering pursuant to which we will distribute to our existing common unitholders 0.5412 rights for each outstanding common unit, with each whole right entitling the holder to acquire, for a subscription price of $6.50, a new issued Series A Preferred Unit.

DESCRIPTION OF THE PARTNERSHIP SECURITIES

Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of any limited partners.

It is possible that we will fund acquisitions through the issuance of additional common units or other equity securities. The issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we also may issue additional partnership interests that, in the sole discretion of our general partner, have special voting rights to which the common units are not entitled.

Upon issuance of additional partnership interests, our general partner may make, but is not required to make, additional capital contributions in us. If our general partner chooses not to make an additional capital contribution equal to its percentage interest, such interest will be reduced to reflect its percentage of the total capital contributed.

The following is a description of the general terms and provisions of our partnership securities. The particular terms of any series of partnership securities will be described in the applicable prospectus supplement and the amendment to our partnership agreement, if necessary, relating to that series of partnership securities, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such series of partnership securities. If so indicated in a prospectus supplement, the terms of any such series may differ from the terms set forth below.

Our general partner is authorized to approve the issuance of one or more series of partnership securities without further authorization of the limited partners and to fix the number of securities, the designations, rights, privileges, restrictions and conditions of any such series.

The applicable prospectus supplement will set forth the number of securities, particular designation, relative rights and preferences and the limitations of any series of partnership securities in respect of which this prospectus is delivered. The particular terms of any such series may include the following:

•	the maximum number of securities to constitute the series and the designation and ranking thereof;

•

the annual distribution rate, if any, on securities of the series, whether such rate is fixed or variable or both, the dates from which distributions will begin to accrue or accumulate, whether distributions will be cumulative and whether such distributions will be paid in cash, securities or otherwise;

•

whether the securities of the series will be redeemable and, if so, the price at the terms and conditions on which the securities of the series may be redeemed, including the time during which securities of the series may be redeemed and any accumulated distributions thereof that the holders of the securities of the series will be entitled to receive upon the redemption thereof;

•	the liquidation preference, if any, applicable to securities of the series;

•

the terms and conditions, if any, on which the securities of the series will be convertible into, or exchangeable for, securities of any other class or classes of partnership securities, including the price or prices or the rate or rates of conversion or exchange and the method, is any, of adjusting the same; and

•	the voting rights, if any, of the securities of the series.

Partnership securities will be fully paid and non-assessable when issued upon full payment of the purchase price therefor. The prospectus supplement will contain, if applicable, a description of the material United States federal income tax consequences relating to the purchase and ownership of the series of partnership securities offered by the prospectus supplement. The transfer agent, registrar and distributions disbursement agent for the partnership securities will be designated in the applicable prospectus supplement.

DESCRIPTION OF THE WARRANTS

General Description of Warrants

We may issue warrants for the purchase of common units, Series A Preferred Units, partnership securities or debt securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Common Unit Warrants, Series A Preferred Unit Warrants and Partnership Securities Warrants

The prospectus supplement relating to a particular issue of warrants to purchase common units, Series A Preferred Units or partnership securities will describe the terms of the common unit warrants, Series A Preferred Unit warrants or partnership securities warrants, including, among other things, the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common units or partnership securities that maybe purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of common units, Series A Preferred Units or partnership securities that may be purchased upon exercise of a warrant and the price at which such securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including, among other things, the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities that may be purchased upon exercise of the warrant;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•

whether the warrants will be certificated and whether the warrants represented by warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of common units, Series A Preferred Units, or partnership securities or principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until you exercise your warrants to purchase our common units, Series A Preferred Units, partnership securities or debt securities, you will not have any rights as a holder of common units, Series A Preferred Units, partnership securities or debt securities, as the case may be, by virtue of your ownership of warrants.

DESCRIPTION OF THE RIGHTS

We may issue rights to purchase common units, Series A Preferred Units, partnership securities or debt securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the unitholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including, among other things, the following:

•	the date of determining the unitholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each unitholder;

•	the exercise price payable for each common unit, Series A Preferred Units, partnership security, or unit of debt securities upon the exercise of the rights;

•	the number and terms of the common units, Series A Preferred Units, partnership securities, or units of debt securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

•	any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights; and

•	any other information we think is important about the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

THE PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement. Our partnership agreement is available as described under “Where You Can Find More Information.” We will provide prospective investors with a copy of our partnership agreement upon request at no charge.

We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

•	with regard to distributions of available cash, please see “Cash Distribution Policy;”

•	with regard to the rights of holders of our common units and Series A Preferred Units, please read “Description of the Common Units and Series A Preferred Units;”

•	with regard to the transfer of common units and Series A Preferred Units, please see “Description of the Common Units and Series A Preferred Units—Transfer of Units;” and

•	with regard to allocations of taxable income, taxable loss and other matters, please see “Material Income Tax Considerations.”

Organization and Duration

Our partnership was organized on February 22, 2007 and will have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.

Purpose

Our purpose under the partnership agreement is to engage in any business activities that are approved by our general partner. Our general partner, however, may not cause us to engage in any business activities that the general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the midstream energy business, our general partner has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Power of Attorney

Each limited partner, and each person who acquires a unit from a unitholder, by accepting the unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance, or dissolution. The power of attorney also grants our general partner the authority to amend, and to grant consents and waivers on behalf of the limited partners under, our partnership agreement.

Cash Distributions

Our partnership agreement specifies the manner in which we will make cash distributions to holders of our common units, Series A Preferred Units and other partnership securities as well as to our general partner in respect of its general partner interest and its incentive distribution rights. For a description of these cash distribution provisions, please see “Cash Distribution Policy.”

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its general partner interest if we issue additional units. Our general partner’s interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its general partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.

Voting Rights

Below is a summary of the unitholder vote required for the matters specified below. Matters requiring the approval of a “unit majority” require:

•

during the subordination period, the approval of a majority of the outstanding common units and Series A Preferred Units (voting on an as-if converted basis), voting as a class, excluding those common units and Series A Preferred Units held by our general partner and its affiliates, and a majority of the outstanding subordinated units, voting as separate classes; and

•	after the subordination period, the approval of a majority of the outstanding common units, Series A Preferred Units (voting on an as if converted basis) and Class B units, if any, voting as a class.

provided, that with respect to certain of the unitholder proposals to be considered at the Special Meeting, unit majority means at least a majority of the outstanding common units (excluding common units and Series A Preferred Units owned by the general partner and its affiliates), voting as a class, and at least a majority of the outstanding subordinated units, voting as a class.

In voting their common units, Series A Preferred Units, Class B units and subordinated units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us and the limited partners.

The Series A Preferred Units have voting rights that are identical to the voting rights of common units and vote with the common units as a single class, so that each Series A Preferred Unit is entitled to one vote for each common unit into which such Series A Preferred Unit is convertible on each matter with respect to which each common unit is entitled to vote. In addition, the approval of a majority of the Series A Preferred Units, voting separately as a class, is necessary on any matter that adversely affects any of the rights of the Series A Preferred Units or amends or modifies the terms of the Series A Preferred Units in any material respect or affects the holders of the Series A Preferred Units disproportionately in relation to the holders of common units, including, without limitation, any action that would (i) reduce the distribution amount to the Series A Preferred Units or change the time or form of payment of distributions, (ii) reduce the amount payable to the Series A Preferred Units upon the liquidation of our partnership, (iii) modify the conditions relating to the conversion of the Series A Preferred Units or (iv) issue any equity security that, with respect to distributions or rights upon liquidation, ranks equal to or senior to the Series A Preferred Units or issue any additional Series A Preferred Units.

Issuance of additional units	No approval right.

Amendment of the partnership agreement	Certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please see “—Amendment of the Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please see “—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority. Please see “—Termination and Dissolution.”

Continuation of our business upon dissolution	Unit majority. Please see “—Termination and Dissolution.”

Withdrawal of the general partner	Under most circumstances, the approval of a majority of the common units and Series A Preferred Units, voting as a class, excluding common units and Series A Preferred Units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to June 30, 2017 in a manner that would cause a dissolution of our partnership. Please see “—Withdrawal or Removal of the General Partner.”

Removal of the general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates. Please see “—Withdrawal or Removal of the General Partner.”

Transfer of the general partner interest	Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets, to such person. The approval of a majority of the common units and Series A Preferred Units, voting as a class, excluding common units and Series A Preferred Units held by the general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to June 30, 2017. Please see “—Transfer of General Partner Units.”

Transfer of incentive distribution rights	Except for transfers to an affiliate or another person as part of our general partner’s merger or consolidation, sale of all or substantially all of its assets or the sale of all of the ownership interests in such holder, the approval of a majority of the common units and Series A Preferred Units, voting as a class, excluding common units and Series A Preferred Units held by the general partner and its affiliates, is required in most circumstances for a transfer of the incentive distribution rights to a third party prior to June 30, 2017. Please see “—Transfer of Incentive Distribution Rights.”

Transfer of ownership interests in our general partner	No approval required at any time. Please see “—Transfer of Ownership Interests in the General Partner.”

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

•	to remove or replace our general partner;

•	to approve some amendments to the partnership agreement; or

•	to take other action under the partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as the general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither the partnership agreement nor the Delaware Act specifically provides for legal recourse against the general partner if a limited partner were to lose limited liability through any fault of the general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

Our subsidiaries conduct business in Arkansas, California, Colorado, Georgia, Idaho, Illinois, Indiana, Kansas, Michigan, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, Virginia and Washington and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a limited partner of the operating company may require compliance with legal requirements in the jurisdictions in which the operating company conducts business, including qualifying our subsidiaries to do business there.

Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If, by virtue of our membership interest in the operating company or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to the partnership agreement, or to take other action under the partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as the general partner under the circumstances. We will operate in a manner that the general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders, except that we will need the consent of a majority of the outstanding Series A Preferred Units to issue any additional Series A Preferred Units or issue any equity security that, with respect to distributions or rights upon liquidation, ranks equal to or senior to the Series A Preferred Units. In connection with the Special Meeting, we will seek unitholder approval to amend our partnership agreement to provide that, during the period beginning on the date of such meeting and ending on June 30, 2015, we will not issue any class or series of partnership securities that, with respect to distributions on such partnership securities or distributions upon liquidation of our partnership, ranks senior to the common units during such period without the consent of the holders of at least a majority of the outstanding common units (excluding the common units held by our general partner and its affiliates and excluding any senior securities that are convertible into common units), subject to certain exceptions.

It is possible that we will fund acquisitions through the issuance of additional common units or other partnership securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership securities may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity securities, which may effectively rank senior to the common units. However, if the unitholder proposals are approved at the Special Meeting, our ability to issue senior securities will be limited as described above.

Upon issuance of additional partnership securities (other than the issuance of partnership securities issued in connection with a reset of the incentive distribution target levels relating to our general partner’s incentive distribution rights or the issuance of partnership securities upon conversion of outstanding partnership securities), our general partner will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its general partner interest in us. Our general partner’s interest in us will be reduced if we issue additional units in the future (other than issuance of partnership securities issued in connection with a reset of the incentive distribution target levels relating to our general partner’s incentive distribution rights or the issuance of partnership securities upon conversion of outstanding partnership securities) and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of the general partner and its affiliates, including such interest represented by common units that existed immediately prior to each issuance. The holders of common units and Series A Preferred Units do not have preemptive rights to acquire additional common units and Series A Preferred Units or other partnership securities.

Amendment of the Partnership Agreement

General. Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments. No amendment may be made that would:

•	enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•

enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld at its option.

The provision of our partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates).

No Unitholder Approval. Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	the admission, substitution, withdrawal, or removal of partners in accordance with our partnership agreement;

•

a change that our general partner determines to be necessary or appropriate for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we, nor the operating company, nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

•	a change in our fiscal year or taxable year and related changes;

•

subject to the provisions of our partnership agreement, an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or the directors, officers, agents, or trustees of our general partner from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or plan asset regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•

an amendment that our general partner determines to be necessary or appropriate for the authorization of additional partnership securities or rights to acquire partnership securities, including any amendment that our general partner determines is necessary or appropriate in connection with:

•

the adjustments of the minimum quarterly distribution, first target distribution, second target distribution and third target distribution in connection with the reset of our general partner’s incentive distribution rights as described under “Cash Distribution Policy—General Partner’s Right to Reset Incentive Distribution Levels;” or

•	the implementation of the provisions relating to our general partner’s right to reset its incentive distribution rights in exchange for Class B units; and

•

any modification of the incentive distribution rights made in connection with the issuance of additional partnership securities or rights to acquire partnership securities, provided that, any such modifications and related issuance of partnership securities have received approval by a majority of the members of the conflicts committee of our general partner;

•	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated, or contemplated by a merger agreement that has been approved under the terms of the partnership agreement;

•

any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership, or other entity, as otherwise permitted by our partnership agreement;

•

any amendment necessary to require limited partners to provide a statement, certification or other evidence to us regarding whether such limited partner is subject to United States federal income taxation on the income generated by us;

•

conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

•	do not adversely affect in any material respect the limited partners considered as a whole or any particular class of limited partners as compared to other classes of limited partners;

•

are necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline, or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

•

are required to effect the intent expressed in the registration statement for our initial public offering or the intent of the provisions of the partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval. For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes in connection with any of the amendments. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or the limited partners.

In addition, the partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange, or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation, or other combination, or approving on our behalf the sale, exchange, or other disposition of all or substantially all of the assets of our subsidiaries. Our general partner may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the partnership agreement, each of our units will be an identical unit of our partnership following the transaction, and the partnership securities to be issued do not exceed 20% of our outstanding partnership securities immediately prior to the transaction.

If the conditions specified in the partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and the governing instruments of the new entity provide the limited partners and the general partner with the same rights and obligations as contained in the partnership agreement. The unitholders are not entitled to dissenters’ rights of appraisal under the partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets, or any other similar transaction or event.

Termination and Dissolution

We will continue as a limited partnership until terminated under our partnership agreement. We will dissolve upon:

•	the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

•	there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

•	the entry of a decree of judicial dissolution of our partnership; or

•

the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor.

Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability of any limited partner; and

•

neither our partnership, our operating company nor any of our other subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in “Cash Distribution Policy—Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of the General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to June 30, 2017 without obtaining the approval of the holders of at least a majority of the outstanding common units and Series A Preferred Units, voting as a class, excluding common units and Series A Preferred Units held by the general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after June 30, 2017, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ notice to the limited partners if at least 50% of the outstanding units are held or controlled by one person and its affiliates other than the general partner and its affiliates. In addition, the partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please see “—Transfer of General Partner Units” and “—Transfer of Incentive Distribution Rights.”

Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority, voting as separate classes, may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up, and liquidated, unless within a specified period of time after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please see “—Termination and Dissolution.”

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units and Class B units, if any, voting as a separate class, and subordinated units, voting as a separate class. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner’s removal.

Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

•	the subordination period will end and all outstanding subordinated units will immediately convert into common units on a one-for-one basis;

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•

our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at that time.

In connection with the Special Meeting, we will seek unitholder approval to amend our partnership agreement to, among other things, remove provisions in our partnership agreement relating to the subordinated units, including concepts such as a subordination period (and any provisions that expressly apply only during the subordination period) and common unit arrearage, in connection with the transfer to us, and our subsequent cancellation, of all of our outstanding subordinated units (such transfer of subordinated units being conditioned on the approval by our unitholders of the various proposals at such meeting).

In the event of removal of a general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for their fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Units

Except for the transfer by our general partner of all, but not less than all, of its general partner units to:

•	an affiliate of our general partner (other than an individual); or

•

another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity;

our general partner may not transfer all or any part of its general partner units to another person prior to June 30, 2017 without the approval of the holders of at least a majority of the outstanding common units and Series A Preferred Units, voting as a class, excluding common units and Series A Preferred Units held by our general partner and its affiliates. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

Our general partner and its affiliates may at any time transfer units to one or more persons, without unitholder approval, except that they may not transfer subordinated units to us.

Transfer of Ownership Interests in the General Partner

At any time, Vitol Holding B.V. and Charlesbank Capital Partners, LLC and their affiliates may sell or transfer all or part of their membership interests in our general partner to an affiliate or a third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

Our general partner or its affiliates or a subsequent holder may transfer its incentive distribution rights to an affiliate of the holder (other than an individual) or another entity as part of the merger or consolidation of such holder with or into another entity, the sale of all of the ownership interest in the holder or the sale of all or substantially all of its assets to, that entity without the prior approval of the unitholders. Prior to June 30, 2017, other transfers of the incentive distribution rights will require the affirmative vote of holders of a majority of the outstanding common units and Series A Preferred Units, voting as a class, excluding common units and Series A Preferred Units held by our general partner and its affiliates. On or after June 30, 2017, the incentive distribution rights will be freely transferable.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our general partner or otherwise change our management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors of our general partner.

Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

•	the subordination period will end and all outstanding subordinated units will immediately convert into common units on a one-for-one basis;

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•

our general partner will have the right to convert its general partner units and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at that time.

In connection with the Special Meeting, we will seek unitholder approval to amend our partnership agreement to, among other things, remove provisions in our partnership agreement relating to the subordinated units, including concepts such as a subordination period (and any provisions that expressly apply only during the subordination period) and common unit arrearage, in connection with the transfer to us, and our subsequent cancellation, of all of our outstanding subordinated units (such transfer of subordinated units being conditioned on the approval by our unitholders of the various proposals at such meeting).

Limited Call Right

If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

•

the highest cash price paid by either of our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

•	the current market price as of the date three days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please see “Material Income Tax Considerations—Disposition of Units.”

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future except for the Special Meeting. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please see “—Issuance of Additional Securities.” However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. Common units or Series A Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Except as our partnership agreement otherwise provides, subordinated units will vote together with common units and Class B units as a single class.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

By transfer of any common units or Series A Preferred Units in accordance with our partnership agreement, each transferee of common units or Series A Preferred Units, as the case may be, shall be admitted as a limited partner with respect to the units transferred when such transfer and admission is reflected in our books and records. Except as described above under “—Limited Liability,” the common units and Series A Preferred Units will be fully paid, and unitholders will not be required to make additional contributions.

Non-Taxpaying Assignees; Redemption

The Longview system is, and any additional interstate pipelines that we acquire or construct may be, subject to rate regulation by FERC. Our general partner has the right under our partnership agreement to institute procedures, by giving notice to each of our unitholders, that would require transferees of common units and Series A Preferred Units and, upon the request of our general partner, existing holders of our common units and Series A Preferred Units to certify that they are Eligible Holders. The purpose of these certification procedures would be to enable us to utilize a federal income tax expense as a component of the pipeline’s cost of service upon which tariffs may be established under FERC rate making policies applicable to entities that pass-through their taxable income to their owners. Eligible Holders are individuals or entities subject to United States federal income taxation on the income generated by us or entities not subject to United States federal income taxation on the income generated by us, so long as all of the entity’s owners are subject to such taxation. If these tax certification procedures are implemented, transferees of common units and Series A Preferred Units will be required to certify and our general partner, acting on our behalf, may at any time require each unitholder to re-certify:

•	that the transferee or unitholder is an individual or an entity subject to United States federal income taxation on the income generated by us; or

•

that, if the transferee unitholder is an entity not subject to United States federal income taxation on the income generated by us, as in the case, for example, of a mutual fund taxed as a regulated investment company or a partnership, all the entity’s owners are subject to United States federal income taxation on the income generated by us.

If, following institution of the certification procedures by our general partner, unitholders:

•	fail to furnish a transfer application containing the required certification;

•	fail to furnish a re-certification containing the required certification within 30 days after request; or

•	are unable to provide a certification to the effect set forth in one of the two bullet points in the second preceding paragraph; then we will have the right, which we may assign to any of our affiliates, to acquire all but not less than all of the units held by any such unitholder by giving written notice of redemption to such unitholder.

The purchase price in the event of such an acquisition for each unit held by such unitholder will be equal to the lesser of the price paid by such unitholder for the relevant unit and the current market price as of the date of redemption.

The purchase price will be paid in cash or by delivery of a promissory note, as determined by our general partner. Any such promissory note will bear interest at the rate of 5% annually and be payable in three equal annual installments of principal and accrued interest, commencing one year after the redemption date.

Non-Citizen Assignees; Redemption

If we are or become subject to federal, state, or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship, or other related status of any limited partner, we may redeem the units held by the limited partner at their current market price. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner to furnish information about his nationality, citizenship, or related status. If a limited partner fails to furnish information about his nationality, citizenship, or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. A non-citizen assignee is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. A non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in-kind upon our liquidation.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a officer, director, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as a director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf on-site at our terminals and pipeline, and expenses allocated to our general partner by its affiliates. The general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our fiscal year is the calendar year.

We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each partner;

•	a copy of our tax returns;

•

information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each partner became a partner;

•	copies of our partnership agreement, our certificate of limited partnership, related amendments, and powers of attorney under which they have been executed;

•	information regarding the status of our business and financial condition; and

•	any other information regarding our affairs as is just and reasonable.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts.

CASH DISTRIBUTION POLICY

In connection with the Special Meeting, we will seek unitholder approval to amend our partnership agreement to, among other things, (a) reset the minimum quarterly distribution to $0.11 per unit per quarter from $0.3125 per unit per quarter, the first target distribution to $0.1265 per unit per quarter from $0.3594 per unit per quarter, the second target distribution to $0.1375 per unit per quarter from $0.3906 per unit per quarter and the third target distribution to $0.1825 per unit per quarter from $0.4688 per unit per quarter, (b) waive the cumulative common unit arrearage, (c) remove provisions in our partnership agreement relating to the subordinated units, including concepts such as a subordination period (and any provisions that expressly apply only during the subordination period) and common unit arrearage, in connection with the transfer to us, and our subsequent cancellation, of all of our outstanding subordinated units (such transfer of subordinated units being conditioned on the approval by our unitholders of the various proposals at such meeting) and (d) provide that distributions shall not accrue or be paid to the holders of our incentive distribution rights for an eight- quarter period beginning with the quarter in which the Special Meeting occurs. This prospectus, including this Cash Distribution section, does not give effect to the proposals to be presented at the Special Meeting.

Distributions of Available Cash

General. Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

Definition of Available Cash. Available cash, for any quarter, consists of all cash on hand at the end of that quarter:

•	less the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law, any of our debt instruments or other agreements; or

•	provide funds for distributions to our unitholders for any one or more of the next four quarters;

•

plus all additional cash and cash equivalents on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within 12 months.

Minimum Quarterly Distribution. We will distribute to the holders of common units and subordinated units on a quarterly basis at least the minimum quarterly distribution of $0.3125 per unit, or $1.25 per year, to the extent we have sufficient cash from our operations after establishment of cash reserves and payment of fees and expenses, including payments to our general partner. We have not made a distribution to our common unitholders or subordinated unitholders for the quarters ended June 30, 2008 through March 31, 2011 due, in part, to restrictions under our prior credit agreement and the uncertainty of our future cash flows relating to SemGroup, L.P.’s bankruptcy filings. After giving effect to the nonpayment of distributions for the quarters ended June 30, 2008 through March 31, 2011, each common unit was entitled to an arrearage of $3.75, or total arrearages for all common units of $82.1 million based upon 21,890,224 common units outstanding as of March 31, 2011. See “—Distributions of Available Cash from Operating Surplus during the Subordination Period” for additional information.

There is no guarantee that we will pay the minimum quarterly distribution on the units in any quarter in the future. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement. The board of directors of our general partner will have broad discretion to establish cash reserves for the proper conduct of our business and for future distributions to our unitholders, and the establishment of those reserves could result in a reduction in cash distributions to you from levels we currently anticipate pursuant to our stated distribution policy. In addition, our cash distribution policy is subject to restrictions on distributions under our amended credit facility. Specifically, the agreement related to our amended credit facility contains material financial tests and covenants that we must satisfy.

General Partner Interest and Incentive Distribution Rights. As of June 6, 2011, our general partner is entitled to 1.974% of all quarterly distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its current general partner interest. Our general partner’s 1.974% interest in these distributions may be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 1.974% general partner interest.

Our general partner also currently holds incentive distribution rights that entitle it to receive increasing percentages, up to a maximum of approximately 50%, of the cash we distribute from operating surplus (as defined below) in excess of $0.3594 per unit per quarter. The maximum distribution of approximately 50% includes distributions paid to our general partner in respect of its 1.974% general partner interest and assumes that our general partner maintains its general partner interest at 1.974%. The maximum distribution of approximately 50% does not include any distributions that our general partner may receive on common or subordinated units that it owns. Please see “—General Partner Interest and Incentive Distribution Rights” for additional information.

Operating Surplus and Capital Surplus

General. All cash distributed to unitholders will be characterized as either “operating surplus” or “capital surplus.” Our partnership agreement requires that we distribute available cash from operating surplus differently than available cash from capital surplus.

Operating Surplus. For any period operating surplus generally means:

•

an amount equal to two times the amount needed for any one quarter for us to pay a distribution on all of our units (including the general partner units) and the incentive distribution rights at the same per-unit amount as was distributed in the immediately preceding quarter; plus

•

all of our cash receipts, excluding cash from (1) borrowings that are not working capital borrowings, (2) sales of equity and debt securities, (3) sales or other dispositions of assets outside the ordinary course of business, (4) capital contributions received or (5) corporate reorganizations or restructurings (provided that cash receipts from the termination of a commodity hedge or interest rate swap prior to its specified termination date shall be included in operating surplus in equal quarterly installments over the scheduled life of such commodity hedge or interest rate swap); plus

•	working capital borrowings made after the end of a quarter but on or before the date of determination of operating surplus for the quarter; plus

•

interest paid on debt incurred by us, and cash distributions paid on the equity securities issued by us, to finance all or any portion of the construction, expansion or improvement of our facilities during the period from such financing until the earlier to occur of the date the capital asset is put into service or the date that it is abandoned or disposed of; plus

•

interest paid on debt incurred by us, and cash distributions paid on the equity securities issued by us, in each case, to pay the construction period interest on debt incurred, or to pay construction period distributions on equity issued, to finance the construction projects referred to above; less

•	all of our operating expenditures (as defined below); less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within twelve months after having been incurred or repaid within such twelve-month period with the proceeds of additional working capital borrowings.

If a working capital borrowing, which increases operating surplus, is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital is in fact repaid, it will not be treated as a reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

Operating expenditures generally means all of our expenditures, including, but not limited to, taxes, reimbursements of expenses to our general partner, repayment of working capital borrowings, debt service payments and capital expenditures, provided that operating expenditures will not include:

•	payments (including prepayments) of principal of and premium on indebtedness, other than working capital borrowings;

•	capital improvement expenditures;

•	payment of transaction expenses relating to interim capital transactions; or

•	distributions to partners.

Where capital expenditures are made in part for acquisitions or for capital improvements and in part for other purposes, our general partner, with the concurrence of the conflicts committee, shall determine the allocation between the amounts paid for each.

Maintenance capital expenditures reduce operating surplus, from which we pay the minimum quarterly distribution, but expansion capital expenditures do not. Maintenance capital expenditures represent capital expenditures made to replace partially or fully depreciated assets, to maintain the existing operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows. Maintenance capital expenditures include expenditures required to maintain equipment reliability, storage and pipeline integrity and safety and to address environmental regulations. Expansion capital expenditures represent capital expenditures made to expand or to increase the efficiency of the existing operating capacity of our assets or to expand the operating capacity or revenues of existing or new assets, whether through construction or acquisition. Costs for repairs and minor renewals to maintain facilities in operating condition and that do not extend the useful life of existing assets will be treated as operational and maintenance expenses as we incur them. Our partnership agreement provides that our general partner determines how to allocate a capital expenditure for the acquisition or expansion of our assets between maintenance capital expenditures and expansion capital expenditures.

Capital Surplus. Capital surplus will typically be generated only by:

•	borrowings other than working capital borrowings;

•	sales of our equity and debt securities;

•

sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirement or replacement of assets;

•	capital contributions received; and

•	corporate reorganizations or restructurings.

Characterization of Cash Distributions. Our partnership agreement requires that we treat all available cash as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes an amount equal to two times the amount needed for any one quarter for us to pay a distribution on all of our units (including the general partner units) and the incentive distribution rights at the same per-unit amount as was distributed in the immediately preceding quarter. The basket amount does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to this amount of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities, and borrowings, that would otherwise be distributed as capital surplus. If we were to increase our quarterly distribution amount during a period when our operating surplus actually generated from our operations had not increased by a corresponding amount, or if we were to maintain our quarterly distribution amount when our operating surplus generated from our operations had declined, by using these provisions we could use cash from non-operating sources, such as asset sales, issuances of securities and borrowings, to make distributions substantially in excess of actual cash generated by our business. These types of distributions could deteriorate our capital base, which could have a material adverse effect on our ability to make future distributions to our unitholders. In addition, these provisions could enable our general partner, if it so chooses, to receive distributions on its subordinated units and incentive distribution rights that would normally be treated as distributions from capital surplus and to which our general partner would not otherwise be entitled if we did not have sufficient available cash from operating surplus to make such distributions. We do not anticipate that we will make any distributions from capital surplus.

Subordination Period

General. Our partnership agreement provides that, during the subordination period (which we define below), the common units will have the right to receive distributions of available cash from operating surplus in an amount equal to the minimum quarterly distribution of $0.3125 per common unit per quarter, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. These units are deemed “subordinated” because for a period of time, referred to as the subordination period, the subordinated units will not be entitled to receive any distributions until the common units have received the minimum quarterly distribution plus any arrearages from prior quarters. Furthermore, no arrearages will be paid on the subordinated units.

Subordination Period. The subordination period will extend until the first day of any quarter that each of the following tests are met:

•

distributions of available cash from operating surplus on each of the outstanding common units, subordinated units and general partner units equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

•

the “adjusted operating surplus” (as defined below) generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common and subordinated units and general partner units during those periods on a fully diluted basis; and

•	there are no arrearages in payment of the minimum quarterly distribution on the common units.

Expiration of the Subordination Period. When the subordination period expires, each outstanding subordinated unit will convert into one common unit and will then participate pro rata with the other common units in distributions of available cash. In addition, if the unitholders remove our general partner other than for cause and units held by our general partner and its affiliates are not voted in favor of such removal:

•	the subordination period will end and each subordinated unit will immediately convert into one common unit;

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•	our general partner will have the right to convert its general partner units and its incentive distribution rights into common units or to receive cash in exchange for those interests.

Early Conversion of Subordinated Units. The subordination period will automatically terminate and all of the subordinated units will convert into common units on a one-for-one basis if each of the following occurs:

•

distributions of available cash from operating surplus on each outstanding common unit and subordinated unit equaled or exceeded $1.88 (150% of the annualized minimum quarterly distribution) for any four-quarter period immediately preceding that date;

•

the “adjusted operating surplus” (as defined below) generated during any four-quarter period immediately preceding that date equaled or exceeded the sum of a distribution of $1.88 (150% of the annualized minimum quarterly distribution) on all of the outstanding common units and subordinated units and general partner units on a fully diluted basis; and

•	there are no arrearages in payment of the minimum quarterly distribution on the common units.

Adjusted Operating Surplus. Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net increases in working capital borrowings and net drawdowns of reserves of cash generated in prior periods. Adjusted operating surplus consists of:

•	operating surplus generated with respect to that period; less

•	any net increase in working capital borrowings with respect to that period; less

•	any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

•	any net decrease in working capital borrowings with respect to that period; plus

•	any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

Distributions of Available Cash from Operating Surplus during the Subordination Period

We will make distributions of available cash from operating surplus for any quarter during the subordination period in the following manner:

•

first, 98.026% to the holders of Series A Preferred Units, pro rata, and 1.974% to our general partner, until we distribute for each outstanding Series A Preferred Unit an amount equal to the Series A Quarterly Distribution Amount (as defined below) for that quarter;

•

second, 98.026% to the holders of Series A Preferred Units, pro rata, and 1.974% to our general partner, until we distribute for each outstanding Series A Preferred Unit an amount equal to any arrearages in the payment of the Series A Quarterly Distribution Amount for any prior quarters;

•

third, 98.026% to the common unitholders, pro rata, and 1.974% to our general partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution of $0.3125 per unit for that quarter;

•

fourth, 98.026% to the common unitholders, pro rata, and 1.974% to our general partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

•

fifth, 98.026% to the subordinated unitholders, pro rata, and 1.974% to our general partner, until we distribute for each subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—General Partner Interest and Incentive Distribution Rights” below.

Series A Quarterly Distribution Amount means (i) in the case of any quarter or partial quarter during the period ending on October 25, 2011, $0.138125 per unit and (ii) thereafter, either (a) $0.17875 per unit if the common unitholders have approved certain specified proposals relating to the reset of the minimum quarterly distribution and incentive distribution rights relating to the Special Meeting or (b) $0.284375 per unit if the common unitholders have not approved such proposals.

The preceding discussion is based on the assumptions that our general partner maintains its 1.974% general partner interest and that we do not issue additional classes of equity securities.

Distributions of Available Cash from Operating Surplus after the Subordination Period

Our partnership agreement requires that we make distributions of available cash from operating surplus for any quarter after the subordination period in the following manner:

•

first, 98.026% to the holders of Series A Preferred Units, pro rata, and 1.974% to our general partner, until we distribute for each outstanding Series A Preferred Unit an amount equal to the Series A Quarterly Distribution Amount for that quarter;

•

second, 98.026% to the holders of Series A Preferred Units, pro rata, and 1.974% to our general partner, until we distribute for each outstanding Series A Preferred Unit an amount equal to any arrearages in the payment of the Series A Quarterly Distribution Amount for any prior quarters;

•

third, 98.026% to all common unitholders and Class B unitholders, pro rata, and 1.974% to our general partner, until we distribute for each outstanding common unit and Class B unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—General Partner Interest and Incentive Distribution Rights” below.

The preceding discussion is based on the assumptions that our general partner maintains its 1.974% general partner interest and that we do not issue additional classes of equity securities.

When the subordination period expires, each outstanding subordinated unit will convert into one common unit and will then participate pro rata with the other common units in distributions of available cash.

General Partner Interest and Incentive Distribution Rights

Our partnership agreement provides that our general partner will be entitled to 1.974% of all distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 1.974% general partner interest if we issue additional units. Our general partner’s 1.974% interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future (other than the issuance of partnership securities issued in connection with a reset of the incentive distribution target levels relating to our general partner’s incentive distribution rights or the issuance of partnership securities upon conversion of outstanding partnership securities) and our general partner does not contribute a proportionate amount of capital to us in order to maintain its then current general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its then current general partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.

Incentive distribution rights represent the right to receive an increasing percentage (13%, 23% and 48%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

The following discussion assumes that our general partner maintains its 1.974% general partner’s interest and continues to own the incentive distribution rights.

If for any quarter:

•	we have distributed available cash from operating surplus to the Series A Preferred Unitholders in an amount equal to the Series A Quarterly Distribution Amount;

•

we have distributed available cash from operating surplus to the Series A Preferred Unitholders in an amount necessary to eliminate any cumulative arrearages in the payment of the Series A Quarterly Distribution Amount;

•	we have distributed available cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

•	we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, our partnership agreement requires that we distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

•

first, 98.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 1.974% to the general partner, until each unitholder receives an amount equal to the excess of $0.3594 (the “first target distribution”) over the minimum quarterly distribution for such quarter;

•

second, 85.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 14.974% to the general partner, until each unitholder receives an amount equal to the excess of $0.3906 (the “second target distribution”) over the first target distribution for such quarter;

•

third, 75.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 24.974% to the general partner, until each unitholder receives an amount equal to the excess of $0.4688 (the “third target distribution”) over the second target distribution for such quarter; and

•	thereafter, 50.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 49.974% to the general partner.

General Partner’s Right to Reset Incentive Distribution Levels

Our general partner, as the holder of our incentive distribution rights, has the right under our partnership agreement to elect to relinquish the right to receive incentive distribution payments based on the initial cash target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments to our general partner would be set. Our general partner’s right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner are based may be exercised without approval of our unitholders or the conflicts committee of our general partner, at any time when there are no subordinated units outstanding and we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters and the amount of each such distribution did not exceed adjusted operating surplus for such quarter. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that our general partner will not receive any incentive distributions under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target cash distributions prior to the reset, our general partner will be entitled to receive a number of newly issued Class B units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions related to the incentive distribution rights received by our general partner for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period.

The number of Class B units that our general partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to (x) the average amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election divided by (y) the average of the amount of cash distributed per common unit during each of these two quarters. Each Class B unit will be convertible into one common unit at the election of the holder of the Class B unit at any time following the first anniversary of the issuance of these Class B units. We will also issue an additional amount of general partner units in order to maintain the general partner’s ownership interest in us relative to the issuance of the Class B units.

Following a reset election by our general partner, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per common unit for the two fiscal quarters immediately preceding the reset election (such amount is referred to as the “reset minimum quarterly distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

•

first, 98.026% to all unitholders holding common units or Class B units, pro rata, and 1.974% to our general partner, until each unitholder receives an amount equal to 115% of the reset minimum quarter distribution for that quarter;

•

second, 85.026% to all unitholders holding common units or Class B units, pro rata, and 14.974% to our general partner, until each unitholder receives an amount per unit equal to 125% of the reset minimum quarterly distribution for that quarter;

•

third, 75.026% to all unitholders holding common units or Class B units, pro rata, and 24.974% to our general partner, until each unitholder receives an amount per unit equal to 150% of the reset minimum quarterly distribution for that quarter; and

•	thereafter, 50.026% to all unitholders holding common units or Class B units, pro rata, and 49.974% to our general partner.

Distributions from Capital Surplus

How Distributions from Capital Surplus Will Be Made. Our partnership agreement requires that we make distributions of available cash from capital surplus, if any, in the following manner:

•

first, 98.026% to the Series A Preferred Unitholders, pro rata, and 1.974% to our general partner, until we distribute for each outstanding Series A Preferred Unit an amount equal to any unpaid arrearages in the payment of the Series A Quarterly Distribution Amount;

•	second, 98.026% to all unitholders, pro rata, and 1.974% to our general partner, until a hypothetical holder of a common unit acquired on the original offering date has received with respect to such common unit, an amount of available cash from capital surplus equal to the initial public offering price per common unit;

•

third, 98.026% to the common unitholders, pro rata, and 1.974% to our general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

•	thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

Effect of a Distribution from Capital Surplus. Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the “unrecovered initial unit price.” Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our general partner to receive incentive distributions and for the subordinated units to convert into common units. However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

Once we distribute capital surplus on a unit in an amount equal to the initial unit price, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels will be reduced to zero. Our partnership agreement specifies that we then make all future distributions from operating surplus, with 50.026% being paid to the holders of units and 49.974% to our general partner. The percentage interests shown for our general partner include its 1.974% general partner interest and assume our general partner has not transferred the incentive distribution rights. We do not anticipate that we will make any distributions from capital surplus.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, our partnership agreement specifies that the following items will be proportionately adjusted:

•	the minimum quarterly distribution;

•	target distribution levels;

•	the unrecovered initial unit price; and

•	the number of common units into which a subordinated unit is convertible.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level and each subordinated unit would be convertible into two common units. Our partnership agreement provides that we not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels for each quarter will be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus our general partner’s estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General. If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to our unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of outstanding Series A Preferred Units to a preference over the holders of outstanding common units upon our liquidation, to the extent required to permit Series A Preferred Unitholders to receive an amount equal to the Series A Liquidation Value (which generally equals the unrecovered Series A Issue Price, plus the Series A Distribution Amount for the current quarter, plus any arrearages in the payment of the Series A Quarterly Distribution Amount for any prior quarters). The allocations of gain and loss upon liquidation are also intended, to the extent possible, to entitle the holders of outstanding common units to a preference over the holders of outstanding subordinated units upon our liquidation, to the extent required to permit common unitholders to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units. However, there may not be sufficient gain upon our liquidation to enable the holders of common units to fully recover all of these amounts, even though there may be cash available for distribution to the holders of subordinated units. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of our general partner.

Manner of Adjustments for Gain. The manner of the adjustment for gain is set forth in the partnership agreement. If our liquidation occurs before the end of the subordination period, we will allocate any gain to the partners in the following manner:

•	first, to the general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•

second, 98.026% to the holders of Series A Preferred Units, pro rata, and 1.974% to the general partner, until the capital account for each Series A Preferred Unit is equal to the Series A Liquidation Value;

•

third, 98.026% to the common unitholders, pro rata, and 1.974% to the general partner, until the capital account for each common unit is equal to the sum of: (1) the unrecovered initial unit price; (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs (the “unpaid MQD”); and (3) any unpaid arrearages in payment of the minimum quarterly distribution;

•

fourth, 98.026% to the Class B unitholders, pro rata, and 1.974% to our general partner until the capital account for each Class B unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the unpaid MQD for the quarter during which our liquidation occurs;

•

fifth, 98.026% to the subordinated unitholders, pro rata, and 1.974% to our general partner until the capital account for each subordinated unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the unpaid MQD for the quarter during which our liquidation occurs;

•

sixth, 98.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 1.974% to the general partner, until the capital account in respect of each common unit then outstanding is equal to the sum of: (1) the unrecovered initial unit price; (2) the unpaid MQD; (3) any then existing cumulative common unit arrearage; and (4) the excess of (a) the first target distribution less the minimum quarterly distribution for each quarter of our existence over the (b) the cumulative per unit amount of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 98.026% to the unitholders, pro rata, and 1.974% to the general partner, for each quarter of our existence (the sum of (1), (2), (3) and (4) is hereinafter referred to as the “first liquidation target amount”);

•

seventh, 85.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 14.974% to the general partner, until the capital account in respect of each common unit then outstanding is equal to the sum of: (1) the first liquidation target amount; and (2) the excess of (a) the second target distribution less the first target distribution for each quarter of our existence over (b) the cumulative per unit amount of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85.026% to the unitholders, pro rata, and 14.974% to the general partner for each quarter of our existence deemed to be operating surplus (the sum of (1) and (2) is hereinafter referred to as the “second liquidation target amount”);

•

eighth, 75.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 24.974% to the general partner, until the capital account in respect of each common unit then outstanding is equal to the sum of: (1) the second liquidation target amount; and (2) the excess of (a) the third target distribution less the second target distribution for each quarter of our existence over (b) the cumulative per unit amount of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75.026% to the unitholders, pro rata, and 24.974% to the general partner for each quarter of our existence; and

•	thereafter, 50.026% to all unitholders, pro rata, and 49.974% to the general partner.

The percentage interests set forth above for our general partner include its 1.974% general partner interest and assume the general partner has not transferred the incentive distribution rights.

If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that clause (3) of the third bullet point above and all of the fifth bullet point above will no longer be applicable.

Manner of Adjustments for Losses. If our liquidation occurs before the end of the subordination period, we will generally allocate any loss to our general partner and the unitholders in the following manner:

•	first, 98.026% to the holders of subordinated units, pro rata, and 1.974% to the general partner, until the capital accounts of the subordinated unitholders have been reduced to zero;

•	second, 98.026% to the holders of Class B units, pro rata, and 1.974% to the general partner, until the capital accounts of the Class B unitholders have been reduced to zero;

•	third, 98.026% to the holders of common units pro rata and 1.974% to the general partner, until the capital accounts of the common unitholders have been reduced to zero;

•	fourth, 98.026% to the holders of Series A Preferred Units, pro rata, and 1.974% to the general partner, until the capital account for each Series A Preferred Unit has been reduced to zero; and

•	thereafter, 100% to the general partner.

If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear.

Adjustments to Capital Accounts. Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and our general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in our general partners’ capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

MATERIAL INCOME TAX CONSIDERATIONS

This section is a summary of the material income tax considerations that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Baker Botts L.L.P., counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed Treasury regulations promulgated under the Internal Revenue Code (the “Treasury Regulations”), and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Blueknight Energy Partners, L.P. and our operating subsidiaries.

The following discussion does not comment on all federal income tax matters affecting us or our unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens, or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), employee benefit plans, real estate investment trusts (REITs), or mutual funds. Accordingly, we encourage each prospective unitholder to consult, and depend on, his own tax advisor in analyzing the federal, state, local, and foreign tax consequences particular to him of the ownership or disposition of units.

Except as described in “Partnership Status” below, no ruling has been requested from the Internal Revenue Service (the “IRS”) regarding any matter affecting us or prospective unitholders. Instead, we will rely on opinions of Baker Botts L.L.P. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the units and the prices at which units trade. In addition, the costs of any contest with the IRS, principally legal, accounting, and related fees, will result in a reduction in cash available for distribution to our unitholders and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Baker Botts L.L.P. and are based on the accuracy of the representations made by us.

For the reasons described below, Baker Botts L.L.P. has not rendered an opinion with respect to the following specific federal income tax issues:

(a)	the treatment of a unitholder whose units are loaned to a short seller to cover a short sale of units (please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales”);

(b)	whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Units—Allocations Between Transferors and Transferees”); and

(c)	whether the deduction related to U.S. production activities will be available to a unitholder or the extent of such deduction to any unitholder (please read “—Tax Treatment of Operations—Oil and Natural Gas Taxation—Deduction for U.S. Production Activities”); and

(d)	whether our method for depreciating Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election”).

Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss, and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in his partnership interest.

Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the exploration, development, mining or production, processing, transportation, refining, and marketing of natural resources, including oil, gas, and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 6% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Baker Botts L.L.P. is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

No ruling has been or will be sought from the IRS, and the IRS has made no determination, as to our status or the status of our operating subsidiaries for federal income tax purposes. Similarly, while we have obtained a ruling from the IRS that the rental income we receive from leasing our Asphalt terminals constitutes “qualifying income” under Section 7704 of the Internal Revenue Code, we have not sought any other rulings from the IRS, and the IRS has made no determination, as to whether our other operations generate “qualifying income” under Section 7704 of the Internal Revenue Code. Instead, we will rely on the opinion of Baker Botts L.L.P. on such matters. It is the opinion of Baker Botts L.L.P. that, based upon the Internal Revenue Code, its regulations, published revenue rulings, and court decisions and the representations described below, we will be classified as a partnership, and each of our operating subsidiaries will be disregarded as an entity separate from us for federal income tax purposes.

In rendering its opinion, Baker Botts L.L.P. has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Baker Botts L.L.P. has relied are:

(a)	Except for BKEP Asphalt, L.L.C., neither we nor any of our other operating subsidiaries has elected or will elect to be treated as a corporation;

(b)	For each taxable year, more than 90% of our gross income has been and will be income that Baker Botts L.L.P. has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code; and

(c)	Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, gas, or products thereof that are held or to be held by us in activities that Baker Botts L.L.P. has opined or will opine result in qualifying income.

We believe that these representations have been true in the past and expect that these representations will be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as either taxable dividend income, to the extent of our current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his units, or taxable capital gain, after the unitholder’s tax basis in his units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

The discussion below is based on Baker Botts L.L.P.’s opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

Unitholders who have become limited partners of Blueknight Energy Partners, L.P. will be treated as partners of Blueknight Energy Partners, L.P. for federal income tax purposes. Also unitholders whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their units will be treated as partners of Blueknight Energy Partners, L.P. for federal income tax purposes.

A beneficial owner of units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales.”

Income, gain, deductions, or losses would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to their tax consequences of holding units in Blueknight Energy Partners, L.P.

The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Blueknight Energy Partners, L.P. for U.S. federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income. We do not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses, and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a common unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

Treatment of Distributions. Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his units immediately before the distribution. Our cash distributions in excess of a unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the units, taxable in accordance with the rules described under “—Disposition of Units” below. Any reduction in a unitholder’s share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “—Limitations on Deductibility of Losses.”

A decrease in a unitholder’s percentage interest in us because of our issuance of additional units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture, and/or substantially appreciated “inventory items,” both as defined in Section 751 of the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, he will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of (a) the non-pro rata portion of that distribution over (b) the unitholder’s tax basis (generally zero) for the share of Section 751 Assets deemed relinquished in the exchange.

Basis of Units. A unitholder’s initial tax basis for his units will be the amount he paid for the units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to our general partner, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read “—Disposition of Units—Recognition of Gain or Loss.”

Limitations on Deductibility of Losses. The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder, estate, trust, or corporate unitholder (if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his tax basis. A unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such unitholders’ tax basis in his units. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (a) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (b) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at-risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitation generally provides that individuals, estates, trusts, and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitation is applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only our passive income generated in the future and will not be available to offset income from other passive activities or investments (including our investments or a unitholder’s investments in other publicly traded partnerships), or a unitholder’s salary or active business income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

Limitations on Interest Deductions. The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders for purposes of the investment interest deduction limitation. In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Entity-Level Collections. If we or our general partner are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. Subject to the terms of our partnership agreement, we are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder, in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction. We will treat any distribution of the Series A Quarterly Distribution Amount that is made in respect of a Series A Preferred Units (and a corresponding amount of any distribution made to the general partner) as a guaranteed payment that is treated as ordinary income to the Series A Preferred Unitholder (and the general partner) and is deductible by us. In general, if we have any remaining net profit, our items of income, gain, loss, and deduction will be allocated among our general partner and the holders of common units and subordinated units in accordance with their percentage interests in us, except that if any distributions are made in respect of any class of units in excess of distributions to any other classes of units, or incentive distributions are made to the general partner, gross income will be allocated to the recipients to the extent of these excess distributions or incentive distributions. If we have a net loss, that loss will be allocated first to our general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to the preferred unitholders and, lastly, to our general partner.

Specified items of our income, gain, loss, and deduction will be allocated under Section 704(c) of the Internal Revenue Code to account for (a) any difference between the tax basis and fair market value of our assets at the time of an offering and (b) any difference between the tax basis and fair market value of any property contributed to us that exists at the time of such contribution, together, referred to in this discussion as the “Contributed Property.” The effect of these allocations, referred to as “Section 704(c) Allocations,” to a unitholder purchasing units from us in an offering will be essentially the same as if the tax bases of our assets were equal to their fair market value at the time of such offering. In the event we issue additional units or engage in certain other transactions in the future, we will make “Reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, to our general partner and the unitholders immediately prior to such issuance or other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

An allocation of items of our income, gain, loss, or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “Book-Tax Disparity,” will generally be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner’s share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

•	his relative contributions to us;

•	the interests of all the partners in profits and losses;

•	the interest of all the partners in cash flow; and

•	the rights of all the partners to distributions of capital upon liquidation.

Baker Botts L.L.P. is of the opinion that, with the exception of the issues described in “—Section 754 Election,” “—Disposition of Units—Allocations Between Transferors and Transferees,” and “—Uniformity of Units,” allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss, or deduction.

Treatment of Short Sales. A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, loss, or deduction with respect to those units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those units would be fully taxable; and

•	all of these distributions would appear to be ordinary income.

Baker Botts L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder whose units are loaned to a short seller to cover a short sale of units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “—Disposition of Units—Recognition of Gain or Loss.”

Alternative Minimum Tax. Each unitholder will be required to take into account his distributive share of any items of our income, gain, loss, or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

Tax Rates. Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 35% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than 12 months) of individuals is 15%. However, absent new legislation extending the current rates, beginning January 1, 2013, the highest marginal U.S. federal income tax rate applicable to ordinary income and long-term capital gains of individuals will increase to 39.6% and 20%, respectively. Moreover, these rates are subject to change by new legislation at any time.

The Health Care and Education Reconciliation Act of 2010 will impose a 3.8% Medicare tax on certain investment income earned by individuals, estates, and trusts for taxable years beginning after December 31, 2012. For these purposes, investment income generally includes a unitholder’s allocable share of our income and any gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net income from all investments, and (ii) the amount by which the unitholder’s adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse) or $200,000 (if the unitholder is unmarried). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Section 754 Election. We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election will generally permit us to adjust a unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect his purchase price. The Section 743(b) adjustment does not apply to a person who purchases units directly from us, and it belongs only to the purchaser and not to other unitholders. For purposes of this discussion, a unitholder’s inside basis in our assets will be considered to have two components: (a) his share of our tax basis in our assets (“common basis”) and (b) his Section 743(b) adjustment to that basis.

Where the remedial allocation method is adopted (which we have and will adopt as to our properties), the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property subject to depreciation under Section 168 of the Internal Revenue Code whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property’s unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read “—Uniformity of Units.”

Although Baker Botts L.L.P. is unable to opine as to the validity of this approach because there is no direct or indirect controlling authority on this issue, we intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property which is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “—Uniformity of Units.” A unitholder’s tax basis for his units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position we take that understates deductions will overstate the unitholder’s basis in his units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Units—Recognition of Gain or Loss.” The IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

A Section 754 election is advantageous if the transferee’s tax basis in his units is higher than the units’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and his share of any gain or loss on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built–in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally a built–in loss or a basis reduction is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year. We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss, and deduction in income for his taxable year, with the result that he will be required to include in his taxable income for his taxable year his share of more than twelve months of our income, gain, loss, and deduction. Please read “—Disposition of Units—Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization. The tax basis of our tangible assets, such as pipelines, gathering systems, trucks, storage facilities and other similar property, will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our partners holding interests in us prior to such offering. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. We may not be entitled to any amortization deductions with respect to certain goodwill properties held by us at the time of any future offering. Please read “—Uniformity of Units.” Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Units—Recognition of Gain or Loss.”

The costs incurred in selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably, or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties. The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units

Recognition of Gain or Loss. Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us in excess of cumulative net taxable income for a unit that decreased a unitholder’s tax basis in that unit will, in effect, become taxable income if the unit is sold at a price greater than the unitholder’s tax basis in that unit, even if the price received is less than his original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at a maximum U.S. federal income tax rate of 15% through December 31, 2012 and 20% thereafter (absent new legislation extending or adjusting the current rate). In addition, beginning after December 31, 2012, all or a portion of the gain realized by a unitholder on the sale or exchange of a unit, regardless of whether the unit was held for more than twelve months, will generally be subject to a 3.8% Medicare tax. Please read “—Tax Consequences of Unit Ownership—Tax Rates.” However, a portion, which will likely be substantial, of this gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” we own. The term “unrealized receivables” includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items, and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Net capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed above, a unitholder will be unable to select high or low basis units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of units transferred must consistently use that identification method for all subsequent sales or exchanges of units. A unitholder considering the purchase of additional units or a sale of units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract, or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees. In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss, and deduction realized after the date of transfer.

Although simplifying conventions are contemplated by the Internal Revenue Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations. The Department of the Treasury and the IRS have issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders, although such tax items must be prorated on a daily basis. Existing publicly traded partnerships are entitled to rely on these proposed Treasury Regulations; however, they are not binding on the IRS and are subject to change until final Treasury Regulations are issued. Accordingly, Baker Botts L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder’s interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Notification Requirements. A unitholder who sells any of his units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination. We will be considered to have been terminated for tax purposes if there are sales or exchanges which, in the aggregate, constitute 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same interest are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in us filing two tax returns (and unitholders receiving two Schedules K-1) for one fiscal year and the cost of the preparation of these returns will be borne by all unitholders. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. The IRS has recently announced a relief procedure whereby if a publicly traded partnership that has technically terminated requests, and the IRS grants, special relief, the partnership will be required to provide only a single Schedule K-1 to unitholders for the tax years in which the termination occurs, among other things.

Uniformity of Units

Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units within each class of units to a purchaser of a unit of that class. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6) and Treasury Regulation Section 1.197-2(g)(3). Any non-uniformity could have a negative impact on the value of the units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.”

We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable methods and lives as if they had purchased a direct interest in our property. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read “—Disposition of Units—Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations, and other foreign persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our units. Moreover, under our partnership agreement, non-U.S. persons are not Eligible Holders of our units and units held by non-U.S. persons may be subject to redemption. Please read “The Partnership Agreement—Non-Taxpaying Assignees; Redemption.”

Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income less certain allowable deductions allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to them.

Non-resident aliens and foreign corporations, trusts, or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss, or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, we will withhold at the highest applicable effective tax rate from cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns units will be treated as engaged in a United States trade or business, that corporation may be subject to the United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation’s “U.S. net equity,” which is effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

A foreign unitholder who sells or otherwise disposes of a unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Under a ruling published by the IRS interpreting the scope of “effectively connected income,” a foreign unitholder would be considered to be engaged in a trade or business in the U.S. by virtue of the U.S. activities of the partnership, and part or all of that unitholder’s gain would be effectively connected with that unitholder’s indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a unit if (a) he owned (directly or constructively, applying certain attribution rules) more than 5% of our units at any time during the five-year period ending on the date of such disposition and (b) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the units or the 5-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Administrative Matters

Information Returns and Audit Procedures. We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations, or administrative interpretations of the IRS. Neither we nor Baker Botts L.L.P. can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting. Persons who hold an interest in us as a nominee for another person are required to furnish to us:

(a)	the name, address, and taxpayer identification number of the beneficial owner and the nominee;

(b)	whether the beneficial owner is:

1.	a person that is not a United States person;

2.	a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; or

3.	a tax-exempt entity;

(c)	the amount and description of units held, acquired, or transferred for the beneficial owner; and

(d)	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on units they acquire, hold, or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties. An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax, and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

(a)	for which there is, or was, “substantial authority”; or

(b)	as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

If any item of income, gain, loss, or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income tax for which no “substantial authority” exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to “tax shelters,” which we do not believe includes us, or any of our investments, plans or arrangements.

A substantial valuation misstatement exists if (a) the value of any property, or the tax basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or tax basis, (b) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Internal Revenue Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (c) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer’s gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 200% or more than the correct valuation, the penalty imposed increases to 40%. We do not anticipate making any valuation misstatements.

Reportable Transactions. If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read “—Information Returns and Audit Procedures.”

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions of the American Jobs Creation Act of 2004:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “ —Accuracy-Related Penalties”;

•	for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

•	in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any “reportable transactions.”

State, Local and Other Tax Considerations

In addition to federal income taxes, you will likely be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property or in which you are a resident. We currently conduct business and own property in multiple states. Substantially all of these states currently impose a personal income tax on individuals. All of these states impose an income tax on corporations and other entities. Moreover, in addition to state income or similar taxes imposed on residents of certain states, we may also own property or do business in other states in the future that impose income or similar taxes on nonresident individuals. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. You may be required to file state income tax returns and to pay state income taxes in certain states in which we do business or own property, and you may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred and also may not be available to offset income in subsequent taxable years. Some of the states may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the state, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld may be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “ —Tax Consequences of Unit Ownership—Entity-Level Collections.” Based on current law and our estimate of our future operations, we anticipate that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult, and depend upon, his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local, and foreign, as well as United States federal tax returns, that may be required of him. Baker Botts L.L.P. has not rendered an opinion on the state, local, or foreign tax consequences of an investment in us.

Tax Consequences of Ownership of Partnership Securities

A description of any additional material federal income tax consequences (other than as discussed above) of the acquisition, ownership, and disposition of partnership securities will be set forth on the prospectus supplement relating to the offering of partnership securities.

Tax Consequences of Ownership of Warrants

A description of the material federal income tax consequences of the acquisition, ownership, and disposition of warrants will be set forth on the prospectus supplement relating to the offering of warrants.

Tax Consequences of Ownership of Rights

A description of the material federal income tax consequences of the acquisition, ownership, and disposition of rights will be set forth on the prospectus supplement relating to the offering of rights.

Tax Consequences of Ownership of Debt Securities

A description of the material federal income tax consequences of the acquisition, ownership, and disposition of debt securities will be set forth on the prospectus supplement relating to the offering of debt securities.

PLAN OF DISTRIBUTION

We may sell securities described in this prospectus and any accompanying prospectus supplement through underwriters, through broker-dealers, through agents, or directly to one or more investors.

We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts, and other items constituting compensation to underwriters, dealers, or agents.

We will fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

If we use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may sell the securities through agents designated by us from time to time. We will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.

We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities. We may offer our common units into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may agree to indemnify underwriters, dealers, and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act of 1933.

Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.

Because the Financial Industry Regulatory Authority, or FINRA, views our common units as interests in a direct participation program, any offering of common units or Series A Preferred Units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Conduct Rules (or any applicable successor to such rule).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly, and current reports and other information with the SEC. You may read and copy any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding us. The SEC’s web site is at http://www.sec.gov.

We also make available free of charge on our internet website at http://www.bkep.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

We incorporate by reference in this prospectus the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC on March 16, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 as filed with the SEC on May 10, 2011;

•	Our Current Reports on Forms 8-K filed with the SEC on January 18, 2011, April 5, 2011, May 6, 2011, May 13, 2011 and June 13, 2011; and

•

The description of our common units contained in our Registration Statement on Form 8-A filed on May 10, 2011, and including any other amendments or reports filed for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings made by Blueknight Energy Partners, L.P. with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until all offerings under this shelf registration statement are terminated.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Blueknight Energy Partners, L.P.

Two Warren Place

6120 South Yale Avenue, Suite 500

Tulsa, Oklahoma 74136

Attention: Investor Relations

Telephone: (918) 237-4032

LEGAL MATTERS

Baker Botts L.L.P. will pass upon the validity of the securities offered in this registration statement. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Blueknight Energy Partners, L.P. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.